Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 2

Dated as of July 28, 2026

to

SEVENTH AMENDED AND RESTATED LOAN AGREEMENT

Dated as of September 29, 2022

THIS AMENDMENT NO. 2 (this “Amendment”) is made as of July 28, 2026 by and among Myers Industries, Inc., an Ohio corporation (the “Company”), MYE Canada Operations Inc. (“MYE Canada”), Scepter Canada Inc. (“Scepter” and, together with MYE Canada, the “Foreign Subsidiary Borrowers” and, together with the Company, the “Borrowers”), the financial institutions listed on the signature pages hereof and JPMorgan Chase Bank, National Association, as Administrative Agent (the “Administrative Agent”), under that certain Seventh Amended and Restated Loan Agreement dated as of September 29, 2022 by and among the Borrowers, the Lenders and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Loan Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Amended Loan Agreement.

WHEREAS, the Borrowers have requested that the requisite Lenders and the Administrative Agent agree to make certain amendments to the Loan Agreement;

WHEREAS, the Borrowers, the Lenders party hereto and the Administrative Agent have so agreed on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment.

1. Amendments to the Loan Agreement.

(a) Effective as of the date of satisfaction of the conditions precedent set forth in Section 4 below (the “Amendment Effective Date”), the parties hereto agree that (i) the Loan Agreement (including the Exhibits thereto) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Loan Agreement (including the Exhibits thereto) attached as Annex A hereto and (ii) Each of the Schedules to the Loan Agreement is hereby restated in its entirety as attached as Annex B hereto (the Loan Agreement as so amended, the “Amended Loan Agreement”).

2. Release of Certain Guarantors. Each of the Lenders and the Administrative Agent agree that, as of the Amendment Effective Date, each of the MTS Sale Specified Subsidiaries (as defined in the Amended Loan Agreement) is released from its obligations under the Guaranty and the Security Agreement and is no longer a Guarantor for purposes of the Loan Agreement and the other Loan Documents (it being understood and agreed by all the parties to this Amendment that each MTS Sale Specified

Subsidiary, to the extent such MTS Sale Specified Subsidiary is a Subsidiary of the Company on January 28, 2027, such MTS Sale Specified Subsidiary shall be required to become a Guarantor pursuant to the terms and conditions of the Amended Loan Agreement (including, without limitation, Section 6.23(a) of the Amended Loan Agreement)).

3. New Lenders. The parties hereto hereby acknowledge and agree that:

(a) Each of the undersigned financial institutions that is not a party to the Loan Agreement prior to the Amendment Effective Date (each, a “New Lender”) agrees to be bound by the provisions of the Amended Loan Agreement and agrees that it shall, on the Amendment Effective Date, become a Lender for all purposes of the Amended Loan Agreement, with a Commitment as set forth on Schedule 1.1(a) of the Amended Loan Agreement.

(b) Each undersigned New Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and by the Amended Loan Agreement and to become a Lender under the Amended Loan Agreement, (ii) it satisfies the requirements, if any, specified in the Amended Loan Agreement and under applicable law that are required to be satisfied by it in order to become a Lender, (iii) from and after the Amendment Effective Date, it shall be bound by the provisions of the Amended Loan Agreement as a Lender thereunder and shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth in the Amended Loan Agreement, as may be applicable to such New Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities and (iv) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment (and become party to the Amended Loan Agreement) on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, any Arranger or any other Lender or any of their respective Related Parties; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any Arranger or any other Lender or any of their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Amended Loan Agreement and the other Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Amended Loan Agreement and the other Loan Documents are required to be performed by it as a Lender.

4. Conditions of Effectiveness. The effectiveness of this Amendment is subject to the following conditions precedent:

(a) The Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrowers, each of the Lenders, each New Lender, and the Administrative Agent.

(b) The Administrative Agent shall have received (i) certificates certified by a duly authorized officer or representatives of each Loan Party as to the organization, existence and good standing of each such Loan Party, (ii) resolutions of each Loan Party that evidence the authorization of the Amendment and the Amended Loan Agreement, and the transactions contemplated thereby, (iii) written legal opinions from counsels to the Loan Parties in scope as previous delivered pursuant to the Loan Agreement and (iv) such other certificates, documents and other instruments as are customary for financings of the type represented by the Loan Agreement or as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

2

(c) The Administrative Agent shall have received from the Company, for the benefit of each Term Lender under (and as defined in) the Loan Agreement, prepayment of all of the outstanding principal amount of the Term Loans under (and as defined in) the Loan Agreement (and all accrued interest thereon).

(d) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Amendment Effective Date, including, to the extent invoiced at least two (2) Business Days prior to the Amendment Effective Date, reimbursement or payment of the Administrative Agent’s and its Affiliates’ fees and reasonable out-of-pocket expenses (including the reasonable out-of-pocket fees and expenses of counsel for the Administrative Agent) in connection with this Amendment and the other Loan Documents.

(e) (i) The Administrative Agent shall have received, at least three (3) days prior to the Amendment Effective Date, all documentation and other information regarding the Borrowers requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing of the Company at least ten (10) days prior to the Amendment Effective Date and (ii) to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (3) days prior to the Amendment Effective Date, any Lender that has requested, in a written notice to the Company at least ten (10) days prior to the Amendment Effective Date, a Beneficial Ownership Certification in relation to such Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Amendment, the condition set forth in this clause (e) shall be deemed to be satisfied).

5. Representations and Warranties of the Borrowers. Each of the Borrowers hereby represents and warrants as follows:

(a) It has the corporate or other power and authority and legal right to execute and deliver this Amendment and to perform its obligations under this Amendment and the Amended Loan Agreement, and all such actions have been duly authorized by proper corporate or other proceedings.

(b) This Amendment and the Amended Loan Agreement constitute legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(c) As of the date hereof and after giving effect to the terms of this Amendment, (i) there exists no Default or Unmatured Default and (ii) the representations and warranties of the Loan Parties set forth in the Amended Loan Agreement are true and correct in all material respects (except that any representation or warranty which is already qualified as to materiality or by reference to Material Adverse Effect shall be true and correct in all respects), except to the extent such representations and warranties relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that any representation or warranty which is already qualified as to materiality or by reference to Material Adverse Effect shall be true and correct in all respects) as of such earlier date.

6. Reference to and Effect on the Loan Agreement.

(a) Upon the effectiveness hereof, each reference to the Loan Agreement in the Amended Loan Agreement or any other Loan Document shall mean and be a reference to the Amended Loan Agreement.

3

(b) Each Loan Document and all other documents, instruments and agreements executed and/or delivered prior to the date hereof in connection therewith shall remain in full force and effect and are hereby reaffirmed, ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Loan Agreement, the Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(d) This Amendment is a Loan Document under (and as defined in) the Loan Agreement.

7. Governing Law. This Amendment shall be construed in accordance with the internal laws (and not the law of conflicts) of the State of New York. Each party hereto agrees that Sections 16.2, 16.3, 16.4 and 16.5 of the Loan Agreement are incorporated by reference herein, mutatis mutandis, and shall have the same force and effect with respect to this Amendment as if originally set forth herein.

8. Headings; Severability. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

9. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment shall be deemed to include Electronic Signatures (as defined below), electronic deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

[Signature Pages Follow]

4

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

MYERS INDUSTRIES, INC., as the Company and as a Borrower

By:	/s/ Samantha Rutty
Name:	Samantha Rutty
Title:	Executive Vice President and Chief Financial Officer

MYE CANADA OPERATIONS INC., as a Borrower

By:	/s/ Daniel Hoehn
Name:	Daniel Hoehn
Title:	Treasurer

SCEPTER CANADA INC., as a Borrower

By:	/s/ Daniel Hoehn
Name:	Daniel Hoehn

Signature Page to Amendment No. 2 to

Seventh Amended and Restated Loan Agreement dated as of September 29, 2022

Myers Industries, Inc.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, individually as a Lender and as Administrative Agent

By:	/s/ Eric Bergeson
Name:	Eric Bergeson
Title:	Authorized Officer

Signature Page to Amendment No. 2 to

Seventh Amended and Restated Loan Agreement dated as of September 29, 2022

Myers Industries, Inc.

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Michael Feldman
Name:	Michael Feldman
Title:	Vice President

Signature Page to Amendment No. 2 to

Seventh Amended and Restated Loan Agreement dated as of September 29, 2022

Myers Industries, Inc.

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Michaelle Kuhn
Name:	Michelle Kuhn
Title:	Executive Director

Signature Page to Amendment No. 2 to

Seventh Amended and Restated Loan Agreement dated as of September 29, 2022

Myers Industries, Inc.

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Brian P. Fox
Name:	Brian P. Fox
Title:	Senior Vice President

Signature Page to Amendment No. 2 to

Seventh Amended and Restated Loan Agreement dated as of September 29, 2022

Myers Industries, Inc.

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Vincent Iosue
Name:	Vincent Iosue
Title:	Vice President

Signature Page to Amendment No. 2 to

Seventh Amended and Restated Loan Agreement dated as of September 29, 2022

Myers Industries, Inc.

CITIBANK, N.A., as a Lender

By:	/s/ John Stautberg
Name:	John Stautberg
Title:	Authorized Signatory

Signature Page to Amendment No. 2 to

Seventh Amended and Restated Loan Agreement dated as of September 29, 2022

Myers Industries, Inc.

THE HUNTINGTON NATIONAL BANK, as a Lender

By:	/s/ Toby B. Rau
Name:	Toby B. Rau
Title:	Managing Director

Signature Page to Amendment No. 2 to

Seventh Amended and Restated Loan Agreement dated as of September 29, 2022

Myers Industries, Inc.

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Janice E. Focke
Name:	Janice E. Focke
Title:	Senior Vice President

Signature Page to Amendment No. 2 to

Seventh Amended and Restated Loan Agreement dated as of September 29, 2022

Myers Industries, Inc.

FIRST FINANCIAL BANK, as a Lender

By:	/s/ Christian Athey
Name:	Christian Athey
Title:	Sr Commercial Relationship Manager

Signature Page to Amendment No. 2 to

Seventh Amended and Restated Loan Agreement dated as of September 29, 2022

Myers Industries, Inc.

ANNEX A

Attached

MYERS INDUSTRIES, INC.,

MYE CANADA OPERATIONS INC.,

SCEPTER CANADA INC.

and

THE OTHER FOREIGN SUBSIDIARY BORROWERS PARTY HERETO,

______________________________________

SEVENTH AMENDED AND RESTATED LOAN AGREEMENT

dated as of September 29, 2022

as amended by Amendment No. 1 dated as of February 8, 2024

and by Amendment No. 2 dated as of July 28, 2026

______________________________________

THE LENDERS PARTY HERETO

and

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

as Administrative Agent

U.S. BANK NATIONAL ASSOCIATION,

~~as Syndication Agent~~

WELLS FARGO BANK, N.A. and

KEYBANK NATIONAL ASSOCIATION,

~~WELLS FARGO BANK, N.A.~~

as Syndication Agents

and

FIFTH THIRD BANK, NATIONAL ASSOCIATION,

as Documentation ~~Agents~~Agent

______________________________________

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

U.S. BANK NATIONAL ASSOCIATION,

WELLS FARGO SECURITIES, LLC

and

KEYBANK NATIONAL ASSOCIATION,

as Joint Bookrunners and Joint Lead Arrangers

TABLE OF CONTENTS

Article I DEFINITIONS		1
Section 1.1.	Defined Terms	1
Section 1.2.	Rules of Construction	~~48~~51
Section 1.3.	Accounting Terms; GAAP	~~48~~52
Section 1.4.	Pro Forma Calculations	~~49~~52
Section 1.5.	Interest Rates; Benchmark Notification	~~50~~54
Section 1.6.	Divisions	~~51~~54
Section 1.7.	Letter of Credit Amounts	~~51~~54
Section 1.8.	Exchange Rates; Currency Equivalents.	~~51~~54
~~Section 1.9.~~	~~Termination of Existing Pledge Agreement~~	~~51~~
Article II THE CREDITS		~~51~~55
Section 2.1.	Commitments	~~51~~55
Section 2.2.	Repayment and Amortization of Loans; Evidence of Debt	~~52~~56
Section 2.3.	Procedures for Borrowing	~~53~~57
Section 2.4.	Termination or Reduction of Commitments	~~55~~59
Section 2.5.	Facility and Administrative Agent Fees	~~55~~59
Section 2.6.	Prepayments on All Loans	~~55~~59
Section 2.7.	Conversion and Continuation of Outstanding Advances	~~56~~60
Section 2.8.	Interest Rates, Interest Payment Dates; Interest and Fee Basis	~~57~~61
Section 2.9.	Rates Applicable After Default	~~59~~63
Section 2.10.	Pro Rata Payment, Method of Payment	~~59~~63
Section 2.11.	~~Telephonic Notices~~Reserved	~~60~~64
Section 2.12.	Notification of Advances, Interest Rates, Prepayments and Commitment Reductions	~~60~~64
Section 2.13.	Lending Installations	~~60~~65
Section 2.14.	Non‑Receipt of Funds by the Administrative Agent	~~60~~65
Section 2.15.	Facility Letters of Credit.	~~61~~65
Section 2.16.	Swing Loans.	~~67~~72
Section 2.17.	Defaulting Lenders	~~68~~73
Section 2.18.	[Intentionally Omitted].	~~70~~75
Section 2.19.	Increase in Revolving Commitments.	~~70~~75
Section 2.20.	Incremental Term Loans.	~~72~~77
Section 2.21.	Extension of Maturity Date.	~~73~~78
Section 2.22.	Amendment and Restatement	~~76~~80
Article III CHANGE IN CIRCUMSTANCES, TAXES		~~76~~81
Section 3.1.	Alternate Rate of Interest	~~76~~81
Section 3.2.	Increased Costs	~~80~~85
Section 3.3.	Break Funding Payments	~~81~~86
Section 3.4.	Taxes	~~81~~87
Section 3.5.	Mitigation Obligations; Replacement of Lenders.	~~85~~90
Article IV CONDITIONS PRECEDENT		~~86~~91
Section 4.1.	Closing Conditions	~~86~~91
Section 4.2.	~~Term Loan Funding Date~~Reserved	~~87~~95
Section 4.3.	Each Advance	~~89~~95
Article V REPRESENTATIONS AND WARRANTIES		~~90~~96
Section 5.1.	Corporate Existence and Standing	~~90~~96
Section 5.2.	Authorization and Validity	~~90~~96
Section 5.3.	No Conflict; Government Consent	~~91~~96

i

Section 5.4.	Financial Statements	~~91~~96
Section 5.5.	Material Adverse Change	~~91~~96
Section 5.6.	Taxes	~~91~~96
Section 5.7.	Litigation and Contingent Obligations	~~91~~97
Section 5.8.	Subsidiaries	~~91~~97
Section 5.9.	ERISA	~~92~~97
Section 5.10.	Accuracy of Information	~~92~~97
Section 5.11.	Regulations T, U and X	~~92~~98
Section 5.12.	Material Agreements	~~92~~98
Section 5.13.	Compliance With Laws	~~93~~98
Section 5.14.	Plan Assets; Prohibited Transactions	~~93~~98
Section 5.15.	Environmental Matters	~~93~~98
Section 5.16.	Investment Company Act	~~93~~99
Section 5.17.	Foreign Subsidiary Borrowers	~~93~~99
Section 5.18.	Ownership of Properties	~~94~~100
Section 5.19.	Solvency	~~95~~100
Section 5.20.	Collateral Documents	~~95~~101
Section 5.21.	Labor Controversies	~~95~~101
Section 5.22.	~~Reserved.~~Outbound Investment Rules	~~95~~101
Section 5.23.	Intellectual Property	~~95~~101
Section 5.24.	Anti-Corruption Laws and Sanctions	~~96~~101
Section 5.25.	Affected Financial Institutions	~~96~~102
Section 5.26.	Canadian Defined Benefit Plans	102
Article VI COVENANTS		~~96~~102
Section 6.1.	Financial Reporting	~~96~~102
Section 6.2.	Use of Proceeds	~~98~~103
Section 6.3.	Notice of Material Events	~~98~~104
Section 6.4.	Conduct of Business	~~98~~104
Section 6.5.	Taxes	~~98~~104
Section 6.6.	Insurance	~~98~~104
Section 6.7.	Compliance with Laws	~~99~~105
Section 6.8.	Maintenance of Properties	~~99~~105
Section 6.9.	Inspection	~~99~~105
Section 6.10.	Indebtedness	~~99~~105
Section 6.11.	Merger	~~101~~107
Section 6.12.	Sale of Assets	~~101~~107
Section 6.13.	Investments and Acquisitions	~~103~~109
Section 6.14.	Liens	~~104~~110
Section 6.15.	Affiliates	~~105~~112
Section 6.16.	Restricted Payments	~~106~~112
Section 6.17.	Amendments of and Payments on Indebtedness	~~106~~112
Section 6.18.	Financial Contracts	~~106~~112
Section 6.19.	Net Leverage Ratio	~~106~~112
Section 6.20.	Interest Coverage Ratio	~~107~~113
Section 6.21.	Negative Pledge Limitation	~~107~~113
Section 6.22.	Additional Covenants	~~107~~113
Section 6.23.	Guarantors; Pledges; Additional Collateral; Further Assurances	~~108~~114
Section 6.24.	Outbound Investment Rules	115
Article VII DEFAULTS		~~109~~116
Article VIII ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES		~~111~~118
Section 8.1.	Acceleration	~~111~~118

Section 8.2.	Amendments	~~113~~120
Section 8.3.	Preservation of Rights	~~116~~124
Section 8.4.	Application of Funds	~~117~~124
Article IX GUARANTEE		~~117~~125
Section 9.1.	Guarantee	~~117~~125
Section 9.2.	No Subrogation	~~118~~113
Section 9.3.	Amendments, etc. with respect to the Guaranteed Obligations; Waiver of Rights	~~118~~126
Section 9.4.	Guarantee Absolute and Unconditional	~~119~~126
Section 9.5.	Reinstatement	~~120~~127
Section 9.6.	Payments	~~120~~127
Section 9.7.	Keepwell	~~120~~127
Article X GENERAL PROVISIONS		~~120~~127
Section 10.1.	Survival of Representations	~~120~~127
Section 10.2.	Governmental Regulation	~~120~~127
Section 10.3.	Taxes	~~120~~127
Section 10.4.	Headings	~~121~~128
Section 10.5.	Entire Agreement	~~121~~128
Section 10.6.	Several Obligations; Benefits of this Agreement	~~121~~128
Section 10.7.	Expenses; Indemnification	~~121~~128
Section 10.8.	Numbers of Documents	~~122~~129
Section 10.9.	Severability of Provisions	~~122~~129
Section 10.10.	Nonliability of Lenders	~~122~~130
Section 10.11.	Confidentiality	~~123~~130
Section 10.12.	Material Non-Public Information	~~123~~131
Section 10.13.	Authorization to Distribute Certain Materials to Public-Siders	~~124~~131
Section 10.14.	Nonreliance	~~124~~131
Section 10.15.	USA PATRIOT ACT NOTIFICATION	~~124~~131
Section 10.16.	Canadian AML Legislation	~~124~~131
Section 10.17.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~124~~132
Section 10.18.	Acknowledgement Regarding Any Supported QFCs	~~125~~132
Section 10.19.	Borrower Communications	133
Article XI THE ADMINISTRATIVE AGENT		~~125~~134
Section 11.1.	Appointment	~~125~~134
Section 11.2.	Rights as a Lender	~~126~~134
Section 11.3.	Duties and Obligations	~~126~~135
Section 11.4.	Reliance	~~128~~137
Section 11.5.	Actions through Sub-Agents	~~128~~137
Section 11.6.	Resignation	~~129~~137
Section 11.7.	Non-Reliance	~~129~~138
Section 11.8.	Not Partners or Co-Venturers; Administrative Agent as Representative of the Secured Parties	~~131~~140
Section 11.9.	Other Titles	~~132~~141
Section 11.10.	Credit Bidding	~~132~~142
Section 11.11.	Appointment for Perfection	~~133~~143
Section 11.12.	Certain ERISA Matters	~~134~~143
Section 11.13.	Posting of Communications	~~135~~144
Article XII SETOFF; ADJUSTMENTS AMONG LENDERS		~~136~~146
Section 12.1.	Setoff	~~136~~146

Section 12.2.	Ratable Payments	~~136~~146
Article XIII BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS		~~137~~146
Section 13.1.	Successors and Assigns	~~137~~146
Article XIV NOTICES		~~142~~151
Section 14.1.	Notices; Effectiveness; Electronic Communication	~~142~~151
Article XV COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION		~~143~~153
Section 15.1.	Counterparts; Effectiveness	~~143~~153
Section 15.2.	Electronic Execution	~~143~~153
Article XVI CHOICE OF LAW, CONSENT TO JURISDICTION, WAIVER OF JURY TRIAL, JUDGMENT CURRENCY		~~144~~154
Section 16.1.	CHOICE OF LAW	~~144~~154
Section 16.2.	WAIVER OF JURY TRIAL	~~144~~154
Section 16.3.	Submission To Jurisdiction; Waivers	~~144~~154
Section 16.4.	Acknowledgments	~~145~~155
Section 16.5.	Power of Attorney	~~146~~155
Section 16.6.	Judgment; Euro	~~146~~156

Exhibits:
EXHIBIT A	FORM OF ASSIGNMENT AND ASSUMPTION
EXHIBIT B	FORM OF JOINDER AGREEMENT
EXHIBIT C	FORM OF LENDER ADDITION AND ACKNOWLEDGEMENT AGREEMENT
EXHIBIT D	FORM OF NOTE
EXHIBIT E-1	FORM OF U.S. TAX COMPLIANCE CERTIFICATE
EXHIBIT E-2	FORM OF U.S. TAX COMPLIANCE CERTIFICATE
EXHIBIT E-3	FORM OF U.S. TAX COMPLIANCE CERTIFICATE
EXHIBIT E-4	FORM OF U.S. TAX COMPLIANCE CERTIFICATE
EXHIBIT F	FORM OF COMPLIANCE CERTIFICATE
~~EXHIBIT G~~	~~FORM OF SOLVENCY CERTIFICATE~~

Schedules:
SCHEDULE 1.1(a)	COMMITMENTS
SCHEDULE 1.1(b)	EXISTING FACILITY LETTERS OF CREDIT
SCHEDULE 1.1(c)	FOREIGN SUBSIDIARY BORROWERS
SCHEDULE 5.7	LITIGATION
SCHEDULE 5.8	SUBSIDIARIES
SCHEDULE 5.15	ENVIRONMENTAL MATTERS
SCHEDULE 6.10	INDEBTEDNESS
SCHEDULE 6.13	INVESTMENTS
SCHEDULE 6.14	LIENS
SCHEDULE 6.15	TRANSACTIONS WITH AFFILIATES

THIS SEVENTH AMENDED AND RESTATED LOAN AGREEMENT (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of September 29, 2022, is among MYERS INDUSTRIES, INC., an Ohio corporation (the “Company”), MYE CANADA OPERATIONS INC., SCEPTER CANADA INC. and the OTHER FOREIGN SUBSIDIARY BORROWERS (as hereinafter defined) from time to time parties hereto (collectively with the Company, the “Borrowers”), the lenders from time to time parties hereto (the “Lenders”), and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent.

RECITALS

A.
The Borrowers, the lenders party thereto (the “Existing Lenders”), and the Administrative Agent executed a Sixth Amended and Restated Loan Agreement dated as of March 12, 2021, which amended and restated a Fifth Amended and Restated Loan Agreement dated as of March 8, 2017, which amended and restated a Fourth Amended and Restated Loan Agreement dated as of December 13, 2013, which amended and restated a Third Amended and Restated Loan Agreement dated as of November 19, 2010, which amended and restated a Second Amended and Restated Loan Agreement dated as of October 26, 2006, which amended and restated an Amended and Restated Loan Agreement dated as of February 27, 2004, which amended and restated a Loan Agreement dated as of February 3, 1999 (as amended, the “Existing Loan Agreement”).
B.
The Borrowers have requested that the Lenders and the Administrative Agent amend and restate the Existing Loan Agreement as herein provided, and the Lenders and the Administrative Agent are willing to amend and restate the Existing Loan Agreement on the terms and conditions herein set forth.

In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree that the Existing Loan Agreement is hereby amended and restated in its entirety as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

~~“2013 Senior Note Documents” means the 2013 Senior Notes, the 2013 Senior Note Purchase Agreement and all other agreements, instruments or documents executed or issued in connection with the 2013 Senior Notes.~~

~~“2013 Senior Note Holders” means the holders of the 2013 Senior Notes.~~

~~“2013 Senior Note Obligations” means the current and future obligations and liabilities owing pursuant to the 2013 Senior Note Documents.~~

~~“2013 Senior Note Purchase Agreement” means the Note Purchase Agreement dated as of October 22, 2013 among the 2013 Senior Note Holders and the Company, as amended or modified from time to time if permitted hereunder.~~

~~“2013 Senior Notes” means the Company’s 4.67% Senior Notes, Series A, due January 15, 2021, 5.25% Senior Notes, Series B, due January 15, 2024, 5.30% Senior Notes, Series C, due January 15, 2024, and 5.45% Senior Notes, Series D, due January 15, 2026.~~

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Company or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any Person or division thereof, whether through purchase of assets, merger, amalgamation or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Voting Stock of any Person.

“Additional Foreign Currencies” means any Eligible Currency which is agreed to by all the Revolving Lenders as being an Agreed Foreign Currency to be advanced hereunder to a Borrower.

“Additional Term Loan Lender” is defined in Section 2.20(b).

“Adjusted Daily Simple RFR” means, (a) with respect to any RFR Advance denominated in Sterling, an interest rate per annum equal to (i) the Daily Simple RFR for Sterling, ~~plus (b) 0.0326%,~~ (b) with respect to any RFR Advance denominated in U.S. Dollars, an interest rate per annum equal to (i) the Daily Simple RFR for U.S. Dollars~~, plus (ii) 0.10%~~  and (c) with respect to any RFR Advance denominated in Canadian Dollars, an interest rate per annum equal to (a) the Daily Simple RFR for Canadian Dollars, plus (b) 0.29547%; provided that if the Adjusted Daily Simple RFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted EURIBOR Rate” means, with respect to any Term Benchmark Advance denominated in Euros for any Interest Period, an interest rate per annum equal to (a) the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term CORRA Rate” means, for purposes of any calculation, the rate per annum equal to (a) Term CORRA for such calculation plus (b) 0.29547% for a one month interest period or 0.32138% for a three month interest period; provided that if Adjusted Term CORRA Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term SOFR Rate” means, with respect to any Term Benchmark Advance denominated in U.S. Dollars for any Interest Period or for any Floating Rate Advance based on the Adjusted Term SOFR Rate, an interest rate per annum equal to ~~(a)~~ the Term SOFR Rate for such Interest Period~~, plus (b) 0.10%~~; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” means JPMCB (including, in the case of any Foreign Subsidiary Borrower or with respect to any Foreign Currency, any of its designated branches or affiliates) in its capacity as contractual representative of the Lenders pursuant to Article XI, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article XI.

“Administrative Questionnaire” shall mean, with respect to each Lender, an administrative questionnaire in the form provided by the Administrative Agent and submitted to the Administrative Agent duly completed by such Lender.

“Advance” means a borrowing hereunder (or conversion or continuation thereof) consisting of the aggregate amount of the several Loans of any class of Commitments or Facility Letters of Credit of the same Type and, in the case of Term Benchmark Loans, in the same Agreed Currency and for the same Interest Period, made by the applicable Lenders on the same Borrowing Date (or converted or continued by the applicable Lenders on the same date of conversion or continuation). The term “Advance” shall include Swing Line Loans unless otherwise expressly provided.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of Voting Stock of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Capital Stock, by contract or otherwise. When used with reference to the Administrative Agent or any Lender, Affiliates shall include without limitation any branch of the Administrative Agent or such Lender.

“Aggregate Credit Exposure” means, as at any date of determination, the aggregate Credit Exposure of all Lenders.

“Aggregate Revolving Commitments” means, as at any date of determination, the aggregate amount, stated in U.S. Dollars, of the Revolving Commitments of all Revolving Lenders. As of the Amendment No. 2 Effective Date, the Aggregate Revolving Commitments equal $250,000,000.

“Aggregate Revolving Credit Exposure” means, as at any date of determination, the aggregate Revolving Credit Exposure of all Lenders.

“Agreed Currencies” means (a) U.S. Dollars and (b) Agreed Foreign Currencies.

“Agreed Foreign Currencies” or “Foreign Currencies” means, so long as such currencies remain Eligible Currencies, Sterling, Canadian Dollars, Euros and Additional Foreign Currencies.

“Agreed Foreign Currency Equivalent” means, for any amount of any Agreed Foreign Currency, at the time of determination thereof, (a) if such amount is expressed in such Agreed Foreign Currency, such amount and (b) if such amount is expressed in U.S. Dollars, the equivalent of such amount in such Agreed Foreign Currency determined by using the rate of exchange for the purchase of such Agreed Foreign Currency with U.S. Dollars last provided (either by publication or otherwise provided to the Administrative Agent) by the applicable Reuters source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of such Agreed Foreign Currency with U.S. Dollars, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in U.S. Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion).

“Agreement” is defined in the Preamble.

“Alternate Base Rate” means, for any day, (a) with respect to any Advance denominated in Canadian Dollars, the Canadian Prime Rate, and (b) with respect to any Advance denominated in any other Agreed Currency, a rate of interest per annum equal to the greatest of (i) the Prime Rate in effect on such day, (ii) the sum of the NYFRB Rate in effect on such day plus ½ of 1.0%, and (iii) the Adjusted Term SOFR Rate for a one month Interest Period as published two (2) U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1.0%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. New York City time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate, the Adjusted Term SOFR Rate or the Canadian Prime Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate, the Adjusted Term SOFR Rate or the Canadian Prime Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 3.1 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 3.1(b)), then the Alternate Base Rate when used in reference to any Advance denominated in U.S. Dollars shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.0%, such rate shall be deemed to be 1.0% for purposes of this Agreement.

“Amendment No. ~~1~~2” means that certain Amendment No. ~~1~~2 to this Agreement, dated as of the Amendment No. ~~1~~2 Effective Date, by and among the Company, the other Borrowers, the Lenders party thereto and the Administrative Agent.

“Amendment No. ~~1~~2 Effective Date” means ~~February 8, 2024~~July 28, 2026.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrowers or their Affiliates from time to time concerning or relating to bribery, money laundering or corruption.

“Applicable Foreign Subsidiary Borrower Documents” has the meaning set forth in Section 5.17(b).

“Applicable Margin” means:

(a) for any day, with respect to any Revolving Loan that is a Floating Rate Loan, Term Benchmark Loan or RFR Loan, or with respect to the facility fee payable pursuant to Section 2.5 or the Facility Letter of Credit fee payable pursuant to Section 2.15.6, subject to the last paragraph of this definition, a percentage determined in accordance with the pricing grid set forth below:

Level	Net Leverage Ratio	Applicable Term Benchmark/ RFR Margin for Revolving Loans and Facility Letter of Credit Fees	Floating Rate Margin	Facility Fee
I	≥ ~~3.25~~3.00:1.0	~~235.0~~195.0 b.p.	~~135.0~~95.0 b.p.	~~40.0~~30.0 b.p.
II	< 3.00:1.0 but ≥ ~~2.75~~2.50:1.0 ~~but < 3.25:1.0~~	~~215.0~~175.0 b.p.	~~115.0~~75.0 b.p.	~~35.0~~25.0 b.p.
III	< 2.50:1.0 but ≥ ~~2.25~~2.00:1.0 ~~but < 2.75:1.0~~	~~207.5~~152.5 b.p.	~~107.5~~52.5 b.p.	~~30.0~~22.5 b.p.
IV	< 2.00:1.0 but ≥ ~~1.75~~1.50:1.0 ~~but < 2.25:1.0~~	~~200.0~~130.0 b.p.	~~100.0~~30.0 b.p.	~~25.0~~20.0 b.p.
V	< ~~1.75~~1.50:~~1.00~~1.0 but ≥ 1.00:1.0	~~177.5~~120.0 b.p.	~~77.5~~20.0 b.p.	~~22.5~~17.5 b.p.
VI	< 1.00:1.00	110.0 b.p.	10.0 b.p.	15.0 b.p.

(b) for any day, with respect to any Term Loan that is a Floating Rate Loan, Term Benchmark Loan or RFR Loan, subject to the last paragraph of this definition, a percentage determined in accordance with the pricing grid set forth below:

Level	Net Leverage Ratio	~~Applicable Term Benchmark/ RFR Margin for Term Loans~~	~~Floating Rate~~Applicable Term Benchmark/ RFR Margin for Term Loans	Floating Rate Margin
I	≥ 3.00:1.0		225.0 b.p.	125.0 b.p.
~~I~~II	< 3.00:1.0 but ≥ ~~3.25~~2.50:1.0	~~275.0 b.p.~~	~~175.0~~200.0 b.p.	100.0 b.p.
~~II~~III	< 2.50:1.0 but ≥ ~~2.75~~2.00:1.0 ~~but < 3.25:1.0~~	~~250.0 b.p.~~	~~150.0~~175.0 b.p.	75.0 b.p.
~~III~~IV	< 2.00:1.0 but ≥ ~~2.25~~1.50:1.0 ~~but < 2.75:1.0~~	~~237.5 b.p.~~	~~137.5~~150.0 b.p.	50.0 b.p.
~~IV~~V	< 1.50:1.0 but ≥ ~~1.75~~1.00:1.0 ~~but < 2.25:1.0~~	~~225.0 b.p.~~	~~125.0~~137.5 b.p.	37.5 b.p.
~~V~~VI	< ~~1.75~~1.00:1.00	~~200.0 b.p.~~	~~100.0~~125.0 b.p.	25.0 b.p.

In the case of both the foregoing clauses (a) and (b) of this definition, the Applicable Margin shall be adjusted (upward or downward), if necessary, sixty (60) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Company and 105 days after the end of each fiscal year of the Company, in each case based on the Net Leverage Ratio as of the most recently ended Test Period. Notwithstanding the foregoing, the Applicable Margin will be set at Level ~~II~~III as of the ~~Term Loan Funding~~Amendment No. 2 Effective Date, and the initial adjustment will be based on the ~~first~~financials and compliance certificate required to be delivered hereunder for the ~~first full~~ fiscal quarter ending ~~after the Term Loan Funding Date~~September 30, 2026 (unless the financials and compliance certificate for the Company’s fiscal quarter ending June 30, 2026 demonstrate that the Applicable Margin should have been set at Level IV, V or VI during such period, in which case such other Applicable Margin shall be deemed to be applicable during such period ending upon the Administrative Agent’s receipt of the applicable financials and compliance certificate for the Company’s fiscal quarter ending September 30, 2026), provided that at the option of the Administrative Agent or at the request of the Required Lenders, if the Company fails to deliver the annual or quarterly consolidated financial statements required to be delivered by it pursuant to Section 6.1, the Net Leverage Ratio shall be deemed to be in Level I during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

If at any time the Administrative Agent determines that the financial statements upon which the Applicable Margin was determined were incorrect (whether based on a restatement, fraud or otherwise), the Borrowers shall be required to retroactively pay any additional amount that the Borrowers would have been required to pay if such financial statements had been accurate at the time they were delivered.

“Applicable Parties” shall have the meaning assigned to such term in Section 11.13(c).

“Applicable Prepayment Percentage” means, at any time of determination:

(i) in the case of any event described in clause (c) of the definition of “Prepayment Event”, 100%; and

(ii) in the case of any event described in clause (a) or (b) of the definition of “Prepayment Event”, (x) 100% if the Net Leverage Ratio is greater than or equal to 2.75 to 1.0 as of the last day of the then most recently ended fiscal quarter for which financial statements and a compliance certificate have been delivered by the Company to the Administrative Agent pursuant to Section 6.1, (y) 50% if the Net Leverage Ratio is less than 2.75 to 1.0 but greater than or equal to 2.25 to 1.0 as of the last day of the then most recently ended fiscal quarter for which financial statements and a compliance certificate have been delivered by the Company to the Administrative Agent pursuant to Section 6.1, and (z) 0% if the Net Leverage Ratio is less than 2.25 to 1.0 as of the last day of the then most recently ended fiscal quarter for which financial statements and a compliance certificate have been delivered by the Company to the Administrative Agent pursuant to Section 6.1.

“Approved Borrower Portal” has the meaning assigned to it in Section 10.19(a).

“Approved Electronic Platform” has the meaning assigned to it in Section 11.13(a).

“Approved Fund” has the meaning assigned to such term in Section 13.1(b).

“Arrangers” means each of JPMorgan Chase Bank, National Association, U.S. Bank National Association, Wells Fargo Securities, LLC and KeyBank National Association, and in each case its successors.

“Article” means an article of this Agreement unless another document is specifically referenced.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 13.1), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Assuming Lender” is defined in Section 2.19(d)(iii).

“Authorized Officer” means, with respect to any Borrower, any of the chief executive officer, the chief operating officer, the chief financial officer or the treasurer of such Borrower or any Person designated by any of the foregoing in writing to the Administrative Agent from time to time to act on behalf of such Borrower, in each case, acting singly.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (f) of Section 3.1.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Banking Services” means each and any of the following bank services provided to the Company or any Subsidiary by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, commercial credit cards and purchasing cards), (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Obligations” means any and all obligations of the Company or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Bankruptcy Event” means, with respect to any Lender or a Parent of any Lender, such Lender or Parent becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Lender or Parent by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Lender or Parent with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender or Parent (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Lender or Parent.

“Benchmark” means, initially, with respect to any Term Benchmark Loan or RFR Loan in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event or a Term CORRA Reelection Event, and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 3.1.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in an Agreed Foreign Currency (other than any Loan denominated in Canadian Dollars), “Benchmark Replacement” shall mean the alternative set forth in (2) below:

(1)
in the case of any Loan denominated in U.S. Dollars, the Adjusted Daily Simple RFR for U.S. Dollars and/or in the case of any Loan denominated in Canadian Dollars, the Adjusted Daily Simple RFR for Canadian Dollars; or
(2)
the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment;

provided that notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term CORRA Reelection Event, and the delivery of a Term CORRA Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the Adjusted Term CORRA Rate.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan denominated in U.S. Dollars, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “RFR Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1)
in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);
(2)
in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even such Benchmark (or component thereof) or, if such Benchmark is a term rate, if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date; or
(3)
in the case of a Term CORRA Reelection Event, the date that is thirty (30) days after the date a Term CORRA Notice (if any) is provided to the Lenders and the Company pursuant to Section 3.1(c).

For the avoidance of doubt, (a) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (b) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1)
a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);
(2)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the CORRA Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or
(3)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.1 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.1.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“BHC Act Affiliate” of a party means an “affiliate’ (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Borrowers” is defined in the preamble hereto. As of the Amendment No. 2 Effective Date, the Borrowers are the Company and the Canadian Borrowers.

“Borrowing Date” means any Business Day specified in a notice pursuant to Section 2.3, 2.7, 2.15 or 2.16 as a date on which a Borrower requests the applicable Lenders to make Loans hereunder or, with respect to the issuance of any Facility Letter of Credit, the date the applicable Issuer issues such Facility Letter of Credit.

“Borrowing Notice” is defined in Section 2.3(b).

“Business Day” means any day (other than a Saturday or a Sunday) on which banks are open for business in New York City, provided that, (a) in relation to Loans denominated in Sterling, “Business Day” shall also mean any day (other than a Saturday or a Sunday) on which banks are open for business in London, (b) in relation to Loans denominated in Canadian Dollars and in relation to the calculation or computation of CORRA, “Business Day” shall also mean any day (other than a Saturday or a Sunday) on which banks are open for business in Toronto, Ontario, (c) in relation to Loans denominated in Euros and in relation to the calculation or computation of the EURIBOR Rate, “Business Day” shall also mean any day which is a TARGET Day, (d) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, “Business Day” shall also mean any such day that is an RFR Business Day and (e) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is a U.S. Government Securities Business Day.

“Canadian AML Legislation” means the Canadian Proceeds of Crime Act and any other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws, under the laws of Canada, including any guidelines or orders thereunder.

“Canadian ~~Borrower~~Borrowers” means, collectively, each Foreign Subsidiary Borrower from time to time designated by the Administrative Agent as a “Canadian Borrower~~.~~,”, and “Canadian Borrower” means, individually, any one of them. As of the Amendment No. 2 Effective Date, MYE Canada Operations Inc. and Scepter Canada Inc. are the Canadian Borrowers.

“Canadian Defined Benefit Plan” means a pension plan registered under the Canadian ITA, the Pension Benefits Act (Ontario) or any other applicable pension standards legislation which contains a “defined benefit provision”, as such term is defined in subsection 147.1(1) of the Canadian ITA.

“Canadian Dollar” and “C$” means the lawful currency of Canada.

“Canadian ITA” means the Income Tax Act (Canada), as amended from time to time.

“Canadian Loans” means Loans denominated in Canadian Dollars made to a Canadian Borrower pursuant to Section 2.1(a).

“Canadian Prime Rate” means, on any day, the rate determined by the Administrative Agent to be the rate equal to the PRIMCAN Index rate that appears on the Bloomberg screen at 10:15 a.m. Toronto time on such day (or, in the event that the PRIMCAN Index is not published by Bloomberg, any other information services that publishes such index from time to time, as selected by the Administrative Agent in its reasonable discretion); provided, that if any the above rates shall be less than 1.0%, such rate shall be deemed to be 1.0% for purposes of this Agreement. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index shall be effective from and including the effective date of such change in the PRIMCAN Index.

“Canadian Proceeds of Crime Act” means the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), as amended from time to time, and including all regulations thereunder.

“Capital Stock” means (a) in the case of any corporation, all capital stock and any securities exchangeable for or convertible into capital stock and any warrants, rights or other options to purchase or otherwise acquire capital stock or such securities or any other form of equity securities, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

“Cash Equivalents” means (a) securities issued directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (b) U.S. Dollar denominated time deposits, certificates of deposit and bankers’ acceptances of (i) any Lender or (ii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank, an “Approved Lender”), in each case with maturities of not more than one (1) year from the date of acquisition, (c) commercial paper issued by any Lender or Approved Lender or by the parent company of any Lender or Approved Lender and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody’s, as the case may be, and in each case maturing within one (1) year after the date of acquisition, (d) foreign Investments denominated in an Eligible Currency that are of similar type of, and that have a rating comparable to, any of the Investments referred to in the preceding clauses (a) through (c) above, and (e) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (a) through (d) above.

“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate.

“CBR Spread” means the Applicable Margin applicable to a Loan that is replaced by a CBR Loan.

“Central Bank Rate” means, the greater of (I) (A) for any Loan denominated in (a) Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable good faith discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time, or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time and (c) any other Foreign Currency determined after the Amendment No. 2 Effective Date, a central bank rate as determined by the

Administrative Agent in its reasonable good faith discretion; plus (B) the applicable Central Bank Rate Adjustment and (II) the Floor.

“Central Bank Rate Adjustment” means, for any day, for any Loan denominated in (a) Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBOR Rate for the five (5) most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBOR Rate applicable during such period of five (5) Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, (b) Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Adjusted Daily Simple RFR for Sterling Advances for the five (5) most recent RFR Business Days preceding such day for which the Adjusted Daily Simple RFR for Sterling Advances was available (excluding, from such averaging, the highest and the lowest such Adjusted Daily Simple RFR applicable during such period of five (5) RFR Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last RFR Business Day in such period and (c) any other Foreign Currency determined after the Amendment No. 2 Effective Date, an adjustment as determined by the Administrative Agent in its reasonable good faith discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (I)(B) of the definition of such term and (y) the Adjusted EURIBOR Rate on any day shall be based on the EURIBOR Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in the applicable Foreign Currency for a maturity of one month.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Law” the occurrence after the date of this Agreement or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement, of (a) the adoption of or taking effect of any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority, (b) any change in any law, rule, regulation or treaty or (c) compliance by any Lender or the Issuer (or, for purposes of Section 3.2(b), by any lending office of such Lender or by such Lender’s or the Issuer’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means (a) a majority of the members of the board of directors of the Company shall not be Continuing Directors; or (b) any Person including a “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 as in effect on the Amendment No. 2 Effective Date) which includes such Person, shall purchase or otherwise acquire, directly or indirectly, beneficial ownership (as determined in accordance with Rules 13d-3 and 13d-5 of the Securities and Exchange Act of 1934 as in effect on the Amendment No. 2 Effective Date), of Voting Stock of the Company and, as a result of such purchase or acquisition, any such Person (together with its Affiliates), shall directly or indirectly beneficially (within the meaning of Rules 13d-3 and 13d-5 of the Securities and Exchange Act of 1934 as in effect on the Amendment No. 2 Effective Date), own in the aggregate Voting Stock representing more than 35% of the combined voting power of the Company’s Voting Stock.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Collateral” means, collectively, the “Collateral” under and as defined in, and any other assets upon which a Lien has been granted by, any Collateral Document; provided that the Collateral shall exclude Excluded Assets.

“Collateral Documents” means, collectively, the Guaranties, the Security Agreement, and all other agreements or documents granting or perfecting a Lien on any Collateral or guaranteeing the Obligations or any of the other Guaranteed Obligations in favor of the Administrative Agent, on behalf of itself and for the benefit of the Secured Parties, at any time, as any of the foregoing may be amended, restated, supplemented or otherwise modified from time to time.

“Commitment” means, (a) the Revolving Commitments and the Term Loan Commitments and (b) with respect to each Lender, the sum of such Lender’s Revolving Commitment and Term Loan Commitment. The initial amount of each Lender’s Commitment is set forth on Schedule 1.1(a), or in the Assignment and Assumption or other documentation contemplated hereby pursuant to which such Lender shall have assumed its Revolving Commitment or Term Loan Commitment pursuant to the terms hereof, as applicable.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning assigned to such term in Section 11.13(c).

“Company” is defined in the preamble hereto.

“Company Offering” means an offering pursuant to an effective registration statement in which unsecured debt securities of the Company are sold (whether or not for the account of the Company) for reoffering and resale to the public.

“Condemnation” is defined in Section 7.8.

“Confirmation Date” is defined in Section 2.19(b).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consent and Amendment of Collateral Documents” means the Consent and Amendment of Collateral Documents executed by the Borrowers and the Guarantors dated as of the Effective Date and in connection herewith, in form and substance satisfactory to the Administrative Agent, as amended or modified from time to time.

“Consenting Lender” is defined in Section 2.21(a).

“Consolidated Net Worth” means, as of any date, the Consolidated Total Assets minus the total liabilities of the Company and its Subsidiaries determined in accordance with GAAP on a consolidated basis.

“Consolidated Total Assets” means, as of any date, the total assets of the Company and its Subsidiaries, determined in accordance with GAAP on a consolidated basis.

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guaranties, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take‑or‑pay contract. The amount of any Contingent Obligation shall be equal to the amount of the obligation that is so guarantied or supported that is actually outstanding or otherwise due and payable from time to time, if a fixed and determinable amount or if there is no fixed or determinable amount, either (x) if a maximum amount is guaranteed, the maximum amount or (y) if there is no maximum amount the amount of the obligation that is so guarantied or supported.

“Continuing Directors” means individuals who at the beginning of any period of two consecutive calendar years constituted the board of directors of the Company, together with any new directors whose election by such board of directors or whose nomination for election was approved by a vote of at least two-thirds of the members of such board of directors then still in office who either were members of such board of directors at the beginning of such period or whose election or nomination for election was previously so approved.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

“Conversion/Continuation Notice” is defined in Section 2.7.1.

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“CORRA Administrator” means the Bank of Canada (or any successor administrator).

“CORRA Determination Date” has the meaning specified in the definition of “Daily Simple CORRA”.

“CORRA Rate Day” has the meaning specified in the definition of “Daily Simple CORRA”.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following:

(a)
a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(b)
a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(c)
a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Credit Exposure” means as at any date of determination with respect to any Lender, the sum of (a) the sum of the aggregate unpaid principal amount of such Lender’s Revolving Loans on such date and the amount of such Lender’s Pro Rata Share of the Facility Letter of Credit Obligations and Swing Loans on such date, all stated in U.S. Dollars, plus (b) an amount equal to the aggregate principal amount of such Lender’s Term Loans outstanding on such date.

“Credit Party” means the Administrative Agent, any Issuer or any other Lender.

“Daily Simple CORRA” means, for any day (a “CORRA Rate Day”), a rate per annum equal to CORRA for the day (such day “CORRA Determination Date”) that is five (5) RFR Business Days prior to (i) if such CORRA Rate Day is an RFR Business Day, such CORRA Rate Day or (ii) if such CORRA Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such CORRA Rate Day, in each case, as such CORRA is published by the CORRA Administrator on the CORRA Administrator’s website. Any change in Daily Simple CORRA due to a change in CORRA shall be effective from and including the effective date of such change in CORRA without notice to the Borrower. If by 5:00 p.m., Toronto time, on any given CORRA Determination Date, CORRA in respect of such CORRA Determination Date has not been published on the CORRA Administrator’s website and a Benchmark Replacement Date with respect to the Daily Simple CORRA has not occurred, then CORRA for such CORRA Determination Date will be CORRA as published in respect of the first preceding RFR Business Day for which such CORRA was published on the CORRA Administrator’s website, so long as such first preceding RFR Business Day is not more than five (5) Business Days prior to such CORRA Determination Date.

“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to, for any RFR Loan denominated in (a) Sterling, SONIA for the day that is five (5) RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day, (b) U.S. Dollars, Daily Simple SOFR (following a Benchmark Transition Event and a Benchmark Replacement Date with respect to the Term SOFR Rate) and (c) Canadian Dollars, Daily Simple CORRA (following a Benchmark Transition Event and a Benchmark Replacement Date with respect to Term CORRA).

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, a “SOFR Determination Date”) that is five (5) RFR Business Days prior to (i) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrowers. If by 5:00 p.m., New York City time, on the second (2nd) RFR Business Day immediately following any SOFR Determination Date, SOFR in respect of such

SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding RFR Business Day for which such SOFR was published on the SOFR Administrator’s Website.

“Declining Lenders” is defined in Section 2.21(a).

“Default” means an event described in Article VII.

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Facility Letters of Credit or Swing Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Facility Letters of Credit and Swing Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (i) a Bankruptcy Event or (ii) a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Designated Financial Officer” means, with respect to any Borrower, its chief financial officer, treasurer or controller.

“Disqualified Competitor” means (a) any Person which is a direct competitor (and including any Person that Controls such direct competitor or is Controlled by such direct competitor) of the Company or its Subsidiaries in the same or substantially similar line of business as the Company or its Subsidiaries as of the Amendment No. 2 Effective Date and which is specifically identified by the Company to the Administrative Agent in writing and delivered in accordance with Section 14.1 hereof prior to the Amendment No. 2 Effective Date, and (b) any other Person that is reasonably determined by the Company to be such a direct competitor of the Company or its Subsidiaries and which is specifically identified in a written supplement to the list of “Disqualified Competitors” from time to time after the Amendment No. 2 Effective Date, which supplement shall become effective three (3) Business Days after delivery thereof to the Administrative Agent (for distribution to the Lenders) in accordance with Section 14.1 (together with any Person directly or indirectly controlled or under common control with any Person identified in either clause (a) or clause (b) if and to the extent such Person is clearly identifiable solely on the basis of such Person's name) (such list of Disqualified Competitors provided by the Company under clause (a) above, as it may be updated from time to time in accordance with clause (b) above, the “DQ List”), provided that no Person that is already a Lender or Participant at the time of such identification by the Company to the Administrative Agent shall be deemed a Disqualified Competitor. It is understood and agreed that (i) any supplement to the list of Persons that are Disqualified Competitors contemplated by the foregoing clause (b) shall not apply retroactively to any prior or pending assignment or participation or to disqualify any Persons that have previously acquired an assignment or participation interest in the Loans (but solely with respect to such Loans), (ii) the Company’s failure to deliver such list (or supplement thereto) in accordance with Section 14.1 shall render such list (or supplement) not received and not effective and (iii) “Disqualified Competitor” shall exclude any Person that the Company has designated as no longer being a “Disqualified Competitor” by written notice delivered to the Administrative Agent from time to time in accordance with Section 14.1. It is further understood and agreed that a direct competitor shall not include (x) a bank, a similar financial institution, or an insurance company unless it Controls such direct competitor or is Controlled by such direct competitor, or (y) a bona fide debt fund or an investment vehicle that is regularly engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of business and with respect to which no such direct competitor or a Person that Controls or is Controlled by such a direct competitor makes investment decisions or has the power, directly or indirectly, to direct or cause the direction of such fund’s or investment vehicle’s investment decisions.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, or which is otherwise required to be classified as a liability under SFAS No. 150 (ASC 480-10) or under GAAP.

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Documentation ~~Agents” means KeyBank National Association, Wells Fargo Bank, N.A. and~~Agent” means Fifth Third Bank, National Association, in ~~their~~its capacity as documentation ~~agents~~agent for the Lenders hereunder.

“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in U.S. Dollars, such amount, (b) if such amount is expressed in an Agreed Foreign Currency, the equivalent of such amount in U.S. Dollars determined by using the rate of exchange for the purchase of U.S. Dollars with the Agreed Foreign Currency last provided (either by publication or otherwise provided to the Administrative Agent) by Reuters on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of U.S. Dollars with the Agreed Foreign Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in U.S. Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in U.S. Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion.

“Domestic Subsidiary” means each present and future Subsidiary of the Company which is not a Foreign Subsidiary.

“DQ List” is defined in the definition of the Disqualified Competitor.

“EBITDA” means, for any period,

(a)
the consolidated net income (or loss) of the Company and its Subsidiaries for such period determined in conformity with GAAP, plus
(b)
to the extent deducted in determining such net income (without duplication),
(i)
provision for Taxes based on income, profits, revenue or capital, and sales taxes, including federal, foreign and state income, franchise, excise and similar taxes based on income, profits, revenue or capital and foreign withholding taxes paid or accrued (including in respect of repatriated funds) including penalties and interest related to such taxes,
(ii)
Interest Expense;
(iii)
depreciation and amortization expense;
(iv)
any non-cash charges for such period (including, without limitation, non-recurring, non-cash charges and non-cash restructuring and impairment charges, non-cash stock based compensation, and non-cash purchase accounting adjustments made during such period and non-cash exchange, translation or performance losses during such period relating to any foreign currency hedging transactions or currency fluctuations (but excluding any non-cash charge in respect of an item that was included in net income in a prior period and any non-cash charge that relates to the write-down or write-off of inventory));
(v)
cash restructuring and impairment charges; provided that the aggregate amount added back under this clause (v) in determining EBITDA together with amounts added back pursuant to clauses (xi) and (xii) of this definition shall not exceed 10% of EBITDA for any Test Period (determined prior to giving effect to any such addback(s));
(vi)
all extraordinary losses;
(vii)
losses from the sale, exchange, transfer or other disposition of property or assets not in the ordinary course of business of the Company and its Subsidiaries, and related tax effects in accordance with GAAP;

(viii)
(A) reasonable and documented non-recurring fees, costs and expenses directly incurred during such period in connection with any proposed or actual issuance of any Indebtedness (or any amendment thereto) or Capital Stock, or any proposed or actual acquisitions (including Acquisitions), Investments, asset sales or divestitures permitted hereunder, whether or not consummated and (B) reasonable and documented integration expenses directly incurred during such period in connection with Acquisitions;
(ix)
any losses during such period attributable to early extinguishment of Indebtedness or obligations under any Financial Contract;
(x)
any losses during such period resulting from the sale or disposition of any asset of the Borrowers or their Subsidiaries outside the ordinary course of business;
(xi)
any unusual or non-recurring charges, expenses or losses and non-recurring restructuring related costs, charges, fees and expenses and any litigation settlements or losses outside the ordinary course of business; provided that the aggregate amount added back under this clause (xi) in determining EBITDA together with amounts added back pursuant to clauses (v) and (xii) of this definition shall not exceed 10% of EBITDA for any Test Period (determined prior to giving effect to any such addback(s));
(xii)
the amount of cost savings, operating expense reductions, workforce reductions, other operating improvements and other initiatives and cost synergies or operational changes (net of the amount of actual amounts realized) that are (A) projected by the Company in good faith to be reasonably anticipated to be realizable within twelve (12) months after the date a specified transaction is initiated or a plan for realization thereof shall have been established and (B) related to such specified transaction, in each case, which will be added to EBITDA as so projected or determined until fully realized and calculated on a Pro Forma Basis as though such cost savings, operating expense reductions, other operating improvements and initiatives and cost synergies had been realized on the first day of such period; provided that the aggregate amount added back under this clause (xii) in determining EBITDA together with amounts added back pursuant to clauses (v) and (xi) of this definition shall not exceed 10% of EBITDA for any Test Period (determined prior to giving effect to any such addback(s)); provided, further, that the Company will itemize the calculation of such amounts under this (xii) in the compliance certificates delivered pursuant to Section 6.1(iii);
(xiii)
non-recurring reasonable costs, fees and expenses incurred in connection with the amendment and restatement of this Agreement and any future amendments, waivers, other modifications or repayments thereof;
(xiv)
any charge, expense, cost, accrual, reserve, payment, fee, expense or loss of any kind that is covered by indemnification, reimbursement, guaranty, purchase price adjustment or other similar provisions in favor of a Borrower or its Subsidiaries in any agreement entered into by a Borrower or its Subsidiaries to the extent such expenses and payments have been reimbursed pursuant to the applicable indemnity, guaranty or acquisition agreement in such period (or are reasonably expected to be so paid or reimbursed within one year after the end of such period to the extent not accrued) or an earlier period if not added back to EBITDA in such earlier period; provided that if such amount is not so reimbursed within such one year period, such expenses or losses shall be subtracted in the subsequent calculation period;

(xv)
net unrealized or realized exchange, translation or performance losses relating to foreign currency transactions and foreign exchange adjustments including, without limitation, losses and expenses in connection with, and currency and exchange rate fluctuations and losses or other obligations from, hedging activities or other derivative instruments;
(xvi)
any expense during such period relating to a defined benefits pension or post-retirement benefit plan; and
(xvii)
any charge, expense, cost, accrual, reserve, payment, fee, expense or loss of any kind attributable to, and payments of, legal settlements, fines, judgments or orders; provided that the aggregate amount thereof shall not exceed 5% of EBITDA for such period (determined prior to giving effect to this addback); minus
(c)
to the extent included in determining such net income, each of the following, without duplication:
(i)
non-cash income or other gains;
(ii)
gains in respect of hedging transactions and mark-to-market of Indebtedness denominated in foreign currencies;
(iii)
all extraordinary gains;
(iv)
the income of any Person (other than a Wholly-Owned Subsidiary of the Company) in which any Person other than the Company or any of its Subsidiaries has a joint interest or a partnership interest or other ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Subsidiaries by such Person during such period;
(v)
gains from the sale, exchange, transfer or other disposition of property or assets not in the ordinary course of business of the Company and its Subsidiaries, and related tax effects in accordance with GAAP; and
(vi)
the income of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

If any Acquisition or Investment is made by a Borrower or its Subsidiaries during an applicable Test Period, the calculation of EBITDA shall be adjusted to include EBITDA related thereto as if such Acquisition or Investment had been made at the beginning of such Test Period, in accordance with Section 1.4(b) hereof.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means September 29, 2022.

“Effective Date Departing Lender” means the Existing Lender party to the Existing Loan Agreement that is not a Lender hereunder, namely PNC Bank, National Association (including its branch, PNC Bank, Canada Branch).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and the Issuer and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Elevated Leverage Period” is defined in Section 6.19.

“Eligible Assignee” is defined in Section 13.1(b).

“Eligible Currency” means any currency other than U.S. Dollars (a) that is readily available, (b) that is freely ~~traded~~transferable, (c) [reserved], (d) which is convertible into U.S. Dollars in the international interbank market and (e) as to which a Dollar Equivalent may be readily calculated. If, after the designation by the Revolving Lenders of any currency as an Agreed Currency, (i) currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, (ii) such currency is, in the determination of the Administrative Agent, no longer readily available or freely traded or (iii) in the determination of the Administrative Agent, a Dollar Equivalent of such currency is not readily calculable, the Administrative Agent shall promptly notify the Revolving Lenders and the Company, and such currency shall no longer be an Agreed Currency until such time as all of the Revolving Lenders agree to reinstate such currency as an Agreed Currency and promptly, but in any event within five (5) Business Days of receipt of such notice from the Administrative Agent, the Borrowers shall repay all Loans in such affected currency or convert such Loans into Loans in U.S. Dollars or another Agreed Currency, subject to the other terms set forth in Article II.

“Environmental Laws” means, with respect to the Company or any of its Subsidiaries, any and all federal, state, provincial, local and foreign statutes, laws, binding judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (a) the protection of the environment, (b) the effect of the environment on human health, (c) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (d) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof, in each case, to the extent applicable to the Company or such Subsidiary or their respective Property.

“ERISA” means the Employee Retirement Income Security Act of l974, as amended from time to time, and any rule or regulation issued thereunder.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBOR Rate” means, with respect to any Term Benchmark Advance denominated in Euros and for any Interest Period, the EURIBOR Screen Rate, two (2) TARGET Days prior to the commencement of such Interest Period.

“EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as published at approximately 11:00 a.m. Brussels time ~~two (2) TARGET Days prior to the commencement of such Interest Period~~on the applicable date of determination. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Company. If the EURIBOR Screen Rate shall be less than the Floor, the EURIBOR Screen Rate shall be deemed to be the Floor for purposes of this Agreement.

“Euro”, “EUR” and/or “€” mean the single currency of the Participating Member States.

“Exchange Rate” means with respect to any non-U.S. Dollar currency on any date, the rate at which such currency may be exchanged into U.S. Dollars, as set forth on such date on the relevant Reuters currency page at or about 11:00 a.m., London time. In the event that such rate does not appear on any Reuters currency page, the “Exchange Rate” with respect to such non-U.S. Dollar currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company or, in the absence of such agreement, such “Exchange Rate” shall instead be the Administrative Agent’s spot rate of exchange in the interbank market where its foreign currency exchange operations in respect of such non-U.S. Dollar currency are then being conducted, at or about 10:00 a.m., local time, on such date for the purchase of U.S. Dollars with such non-U.S. Dollar currency, for delivery three (3) Business Days later; provided that if at the time of any such determination, no such spot rate can reasonably be quoted, the Administrative Agent may use any reasonable method as it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Assets” means: (1) any fee-owned real property and all leasehold interests in real property (including that there shall be no requirements to deliver landlord lien waivers, estoppels and collateral access letters), (2) any “intent-to-use” application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act of an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law, (3) assets in respect of which pledges and security interests (i) are prohibited or restricted by (A) any law or regulation or (B) any contractual obligation (including any requirement to obtain the consent of any third party) (other than the Company or any Subsidiary)) that, in the case of this clause (B), exists on the Amendment No. ~~1~~2 Effective Date or at the time the relevant Loan Party becomes a Loan Party and was not incurred in contemplation of its becoming a Loan Party (including pursuant to assumed Indebtedness so long as such Indebtedness is permitted to be assumed under the Loan Documents) (other than to the extent that such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law); provided that, immediately upon the ineffectiveness, lapse or termination of any such prohibitions, such assets shall automatically cease to constitute Excluded Assets, or (ii) would require a governmental (including regulatory) consent, approval, license or authorization not obtained, (4) Capital Stock in any entity other than Wholly-Owned Subsidiaries to the extent pledges thereof are not permitted by such entity’s organizational or joint venture documents (unless any such restriction would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law), (5) assets subject to certificates of title (other than motor vehicles subject to certificates of title; provided that perfection of security interests in such motor vehicles shall be limited to the filing of UCC financing statements), letter of credit rights (other than to the extent the security interest in such letter of credit right may be perfected by the filing of UCC financing statements) with a value of less than $5,000,000 and commercial tort claims with a value of less than $5,000,000, (6) any lease, license or other agreement or any property subject to a purchase money security interest or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto (other than the Company or a Guarantor) (other than (x) proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition, (y) to the extent that any such term has been waived or (z) to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law); provided that, immediately upon the ineffectiveness, lapse or termination of any such term, such assets shall automatically cease to constitute Excluded Assets, (7)(i) fiduciary accounts, trust accounts, payroll accounts (including payroll tax accounts and any other employee wage and benefits payments to or for the benefit of a Loan Party’s employees), tax accounts, custodial accounts, escrow accounts, and other similar deposit or securities accounts, or (ii) any other deposit or securities accounts so long as the amount held in such account does not exceed $1,000,000 at any time, (8) foreign assets (other than pledges of Capital Stock in ~~first-tier foreign~~First-Tier Foreign Subsidiaries (not in excess of the relevant pledge percentage set forth in Section 6.23(b))), (9) Capital Stock in domestic foreign holding companies and ~~first-tier foreign~~First-Tier Foreign Subsidiaries, in each case, in excess of the relevant pledge percentages set forth in Section 6.23(b), and (10) those assets as to which the Administrative Agent and the Company reasonably agree that the cost, burden, difficulty or consequence of obtaining such a security interest or perfection thereof outweighs, or are excessive in relation to, the practical benefit to the Lenders of the security to be afforded thereby. Notwithstanding the foregoing, Excluded Assets shall not include any proceeds, products, substitutions or replacements of Excluded Assets (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Assets).

“Excluded Deposit Account” means any account used solely for payroll or withholding tax and any trust accounts.

“Excluded Subsidiary” means: (i) Securitization Entities, (ii) captive insurance companies ~~and~~, (iii) the MTS Sale Specified Subsidiaries; provided that such Subsidiaries shall be required to become a Guarantor and deliver a joinder to the Guaranty and the Security Agreement pursuant to the terms of Section 6.23(a) and (iv) other subsidiaries to be mutually agreed by the Company and the Administrative Agent as to which the Company and the Administrative Agent reasonably agree that the cost, burden, difficulty or consequence of obtaining a Guaranty by such subsidiaries or a security interest in the assets of such subsidiaries or perfection thereof outweighs, or are excessive in relation to, the practical benefit to the Lenders of such Guaranty or security to be afforded thereby.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation or (b) in the case of a Swap Obligation subject to a clearing requirement pursuant to Section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because such Guarantor is a “financial entity,” as defined in Section 2(h)(7)(C)(i) the Commodity Exchange Act (or any successor provision thereto), at the time the Guaranty of such Guarantor becomes or would become effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under Section 3.5(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.4, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.4(f) and (g), and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Existing Facility Letters of Credit” means the letters of credit described on Schedule 1.1(b).

“Existing Lenders” is defined in the recitals to this Agreement.

“Existing Loan Agreement” is defined in the recitals to this Agreement.

“Existing Maturity Date” is defined in Section 2.21(a).

“Existing Term Loan Lender” is defined in Section 2.20(b).

“Extension Effective Date” is defined in Section 2.21(a).

“Facility LC Disbursement” means a payment made by the applicable Issuer pursuant to a Facility Letter of Credit.

“Facility LC Exposure” of any Lender means, at any time, the amount of Facility Letter of Credit Obligations owing to such Lender at such time based on its Pro Rata Share of the total Facility Letter of Credit Obligations at such time.

“Facility Letter of Credit” or “Facility LC” means a Letter of Credit issued by an Issuer pursuant to Section 2.15, including without limitation the Existing Facility Letters of Credit.

“Facility Letter of Credit Obligations” means, as at the time of determination thereof, all liabilities, whether actual or contingent, of the Borrowers with respect to the Facility Letters of Credit, including the sum of (a) Reimbursement Obligations and, without duplication, (b) the aggregate undrawn face amount of the outstanding Facility Letters of Credit.

“Facility Termination Date” means the earlier to occur of (a) ~~September 29, 2027~~July 28, 2031; provided, however, if such date is not a Business Day, the Facility Termination Date shall be the next preceding Business Day and (b) the date on which the Revolving Commitments are terminated pursuant to Article VIII.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate or, when used in connection with any Advance denominated in any Eligible Currency, “Federal Funds Effective Rate” means the correlative rate of interest with respect to such Eligible Currency as determined by the Administrative Agent in its sole discretion for such day; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Financial Contract” of a Person means (a) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics or (b) any Rate Hedging Agreement.

“First Tier Foreign Subsidiary” means each Foreign Subsidiary with respect to which any one or more of the Loan Parties directly owns or Controls 100% of such Foreign Subsidiary’s issued and outstanding Capital Stock.

“Floating Rate” means, for any day, a rate per annum (based on a year of 365 or 366 days as appropriate) equal to the sum of (a) the Applicable Margin plus (b) the Alternate Base Rate for such day, in each case changing when and as the Alternate Base Rate changes.

“Floating Rate Advance” means an Advance which bears interest at the Floating Rate.

“Floating Rate Loan” means a Loan which bears interest at the Floating Rate.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term CORRA Rate, the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, each Adjusted Daily Simple RFR or the Central Bank Rate, as applicable. For the avoidance of doubt the initial Floor for each of the Adjusted Term CORRA Rate, the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, each Adjusted Daily Simple RFR~~, the Canadian Prime Rate~~  and the Central Bank Rate shall be zero.

“Foreign Currency Loans” means Loans denominated in an Agreed Foreign Currency.

“Foreign Lender” means ~~(a) if the Borrower is a U.S. Person, a Lender, with respect to such Borrower,~~any Lender that is not a U.S. Person~~, and (b) if the Borrower is not a U.S. Person, a Lender, with respect to such Borrower, that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes~~.

“Foreign Subsidiary” means each (a) Subsidiary organized under the laws of a jurisdiction outside of the United States; and (b) Foreign Subsidiary Holdco.

“Foreign Subsidiary Holdco” means any direct or indirect Subsidiary of the Company (a) that is a CFC or an entity disregarded from its owner for U.S. federal income tax purposes and that owns the Capital Stock of one or more Foreign Subsidiaries and/or other Foreign Subsidiary Holdcos and does not own any other material assets, or (b) substantially all the assets of which consists of Capital Stock of one or more Foreign Subsidiaries and/or other Foreign Subsidiary Holdcos.

“Foreign Subsidiary Borrower” means each Foreign Subsidiary listed as a Foreign Subsidiary Borrower in Schedule 1.1(c) as amended from time to time in accordance with Section 8.2.2.

“Foreign Subsidiary Opinion” means with respect to any Foreign Subsidiary Borrower, a legal opinion of counsel to such Foreign Subsidiary Borrower addressed to the Administrative Agent and the Lenders in form and substance satisfactory to the Administrative Agent.

“GAAP” means, subject to Section 1.3, generally accepted accounting principles as in effect from time to time in the United States, changing as and when such generally accepted accounting principles change, and applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.

“Governmental Authority” means the government of the United States of America, Canada, any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guaranteed Obligations” means, collectively, whether now or hereafter arising, all (a) Obligations, (b) Rate Hedging Obligations and (c) Banking Services Obligations; provided, however, that the definition of ‘Guaranteed Obligations’ shall not create any guarantee or other Contingent Obligation by any Guarantor of (or grant of security interest by any Guarantor to support, as applicable) any Excluded Swap Obligations of such Guarantor for purposes of determining any obligations of any Guarantor.

“Guarantor” means (a) the Company and (b) each Material Domestic Subsidiary that is a party to the Guaranty.

“Guaranty” means, collectively, with respect to the Company, the guarantee contained in Article IX, and with respect to any other Guarantor (a) the Second A&R Guaranty Agreement and (b) any other guaranty or similar agreements in form and substance acceptable to the Administrative Agent entered into by any Guarantor at any time for the benefit of the Administrative Agent and the Lenders pursuant to this Agreement, as amended or modified from time to time.

“Increasing Lender” is defined in Section 2.19(b).

“Incremental Term Loan” is defined in Section 2.20(a).

“Incremental Term Loan Amendment” is defined in Section 2.20(b).

“Incremental Term Loan Lenders” is defined in Section 2.20(b).

“Indebtedness” of a Person means, without duplication, such Person’s (a) obligations for borrowed money or similar obligations, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable and/or accrued expenses arising in the ordinary course of such Person’s business payable in accordance with customary practices), (c) obligations, whether or not assumed, secured by Liens on property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or other instruments (other than Financial Contracts), to the extent of the amounts actually borrowed, due, payable or drawn, as the case may be, (e) Capitalized Lease Obligations, (f) all obligations in respect of Letters of Credit, whether drawn or undrawn, contingent or otherwise, (g) any other obligation for borrowed money or other financial accommodation which in accordance with GAAP would be shown as a liability on the consolidated balance sheet of such Person, (h) all other indebtedness, obligations and liabilities incurred in connection with any asset securitizations, regardless of whether such indebtedness, obligations or other liabilities are recourse or non-recourse to such Person and regardless of whether such indebtedness, obligations or other liabilities are required to be shown as a liability on the consolidated balance sheet of such Person in accordance with GAAP, (i) all obligations under any Disqualified Stock, and (j) Contingent Obligations with respect to any of the foregoing. Notwithstanding the foregoing, obligations of any such Person arising under a Permitted Supply Chain Financing Transaction solely as a result of a recharacterization of a sale by such Person of accounts receivable as incurrence of debt shall not constitute Indebtedness.

“Indemnified Party” has the meaning assigned to it in Section 10.7(b).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a) hereof, Other Taxes.

“Ineligible Institution” has the meaning assigned to it in Section 13.1(b).

“Interest Coverage Ratio” means, as of any date of determination, the ratio for the most recently ended Test Period of (a) EBITDA for such Test Period to (b) Interest Expense for such Test Period.

“Interest Expense” means, with respect to any period, the aggregate of all interest expense reported by the Company and its Subsidiaries in accordance with GAAP during such period. As used in this definition, the term “interest” shall include, without limitation, all interest, fees and costs payable with respect to the obligations under this Agreement (other than fees and costs which may be capitalized as transaction costs in accordance with GAAP), any discount in respect of sales of accounts receivable and/or related contract rights and the interest portion of Capitalized Lease payments during such period, all as determined in accordance with GAAP.

“Interest Payment Date” means (a) with respect to any Floating Rate Loan (other than a Swing Line Loan), the last day of each March, June, September and December and the applicable Maturity Date, (b) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Advance of which such Loan is a part and, in the case of a Term Benchmark Advance with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the applicable Maturity Date, (c) with respect to any RFR Loan (other than any Swing Line Loan), (i) each date that is on the numerically corresponding day in each calendar month that is one month after the borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (ii) the applicable Maturity Date, and (d) with respect to any Swing Line Loan, the day that such Loan is required to be repaid and the Facility Termination Date.

“Interest Period” means, with respect to any Term Benchmark Advance, the period commencing on the date of such Advance and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (or, in the case of any Term Benchmark Advance denominated in Canadian Dollars, one or three months thereafter) (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for any Agreed Currency), as the applicable Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, and (c) no tenor that has been removed from this definition pursuant to Section 3.1 (and not reinstated pursuant to Section 3.1) shall be available for specification in such Borrowing Notice or Conversion/Continuation Notice. For purposes hereof, the date of an Advance initially shall be the date on which such Advance is made and thereafter, in the case of any Term Benchmark Advance, shall be the effective date of the most recent conversion or continuation of such Advance.

“Investment” of a Person means (a) any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable and/or accrued expenses arising in the ordinary course of business payable in accordance with customary practices and loans to employees in the ordinary course of business) or contribution of capital by such Person; (b) stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; (c) any deposit accounts and certificates of deposit owned by such Person; and (d) structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person (other than Financial Contracts).

“Issuer” or “Issuers” means, individually and collectively, each of JPMCB, in its capacity as the issuer of Letters of Credit hereunder, U.S. Bank National Association and any other Revolving Lender from time to time designated by the Company as an Issuer, with the consent of such Revolving Lender and the Administrative Agent, and their respective successors in such capacity as provided in Section 2.15.9. Any Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by its Affiliates, in which case the term “Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuer shall, or shall cause such Affiliate to, comply with the requirements of Section 2.15 with respect to such Letters of Credit). At any time there is more than one Issuer, all singular references to the Issuer shall mean any Issuer, either Issuer, each Issuer, the Issuer that has issued the applicable Facility Letter of Credit, or both (or all) Issuers, as the context may require.

“Issuer Sublimits” means, as of the Amendment No. 2 Effective Date, (a) $12,500,000, in the case of JPMCB, (b) $12,500,000, in the case of U.S. Bank National Association, and (c) such amount as shall be designated to the Administrative Agent and the Company in writing by an Issuer; provided that any Issuer shall be permitted at any time to increase or reduce its Issuer Sublimit upon providing five (5) days’ prior written notice thereof to the Administrative Agent and the Borrowers.

“Joinder Agreement” means the Joinder Agreement to be entered into by each Foreign Subsidiary Borrower subsequent to the date hereof pursuant to Section 8.2.2, substantially in the form of Exhibit B hereto.

“JPMCB” means JPMorgan Chase Bank, National Association, a national banking association.

“JPMCB Canada” means JPMorgan Chase Bank, National Association, Toronto Branch, together with its Affiliates and successors and assigns.

“Judgment Currency” is defined in Section 16.6.

“LC Disbursement” means any payment made by the Lender pursuant to a Letter of Credit.

“Lender Addition and Acknowledgement Agreement” means an agreement in substantially the form of Exhibit C hereto, with such changes thereto as approved by the Administrative Agent (such consent not to be unreasonably withheld or delayed).

“Lender-Related Person” has the meaning assigned to such term in Section 10.7(c).

“Lenders” means the Persons listed on Schedule 1.1(a) and any other Person that shall have become a Lender hereto pursuant to an Assignment and Assumption or otherwise, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise. Unless the context otherwise requires, the term “Lenders” includes the lender of Swing Loans, and the term “Lenders” includes Issuers for purposes of Section 11.7(c).

“Lending Installation” means, with respect to a Lender or the Administrative Agent, any office, branch, subsidiary or Affiliate of such Lender or the Administrative Agent, as the case may be.

“Letter of Credit” of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

“Letter of Credit Collateral Account” is defined in Section 2.15.7.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, fixed or floating charge, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement), provided that the filing of financing statements solely with respect to, or other lien or claim solely on, any interest in accounts or notes receivable which are sold or otherwise transferred in a Permitted Securitization Transaction or a Permitted Supply Chain Financing Transaction shall not be considered a Lien.

~~“Limited Conditionality Provision” means, to the extent any Collateral (including the grant or perfection of any security interest) is not or cannot be provided on the Term Loan Funding Date (other than (i) the grant and perfection of security interests in assets with respect to which a Lien may be perfected solely by the filing of a financing statement under the UCC, (ii) the filing of short-form security agreements with the United States Patent and Trademark Office or the United States Copyright Office or (iii) the grant and perfection of security interests in certificated Capital Stock of Wholly-Owned Material Domestic~~

~~Subsidiaries of the Company (to the extent required by Section 6.23, and other than with respect to Strong) with respect to which a Lien may be perfected by the delivery of an equity certificate after the Company’s use of commercially reasonable efforts to do so without undue burden or expense), then the provision and perfection of such Collateral shall not constitute a condition precedent to the availability and initial funding of the Term Loans on the Term Loan Funding Date, but may instead be provided within 45 days (in the case of delivery of certificated Capital Stock) and otherwise within 90 days after the Term Loan Funding Date (or, in each case, such later date, as agreed in the Administrative Agent’s reasonable discretion) pursuant to arrangements to be mutually agreed by the Administrative Agent and the Company.~~

“Liquidity” means at any time the aggregate amount of unrestricted and unencumbered (other than Liens permitted under Section 6.14(i), (ii), (iii), (iv), (vi), (vii), ((ix) (solely with respect to clauses (i), (ii), (iii), (iv), (vi) and (vii)), (x), (xi), (xii) and (xiii)) cash and Cash Equivalents maintained by the Company and its Subsidiaries in the United States or Canada as of such date.

“Loan” means, with respect to a Lender, such Lender’s U.S. Loans and Foreign Currency Loans and, with respect to the Administrative Agent, Swing Loans. Loans shall include, for the avoidance of doubt, Revolving Loans, Term Loans and Incremental Term Loans (if any).

“Loan Documents” means this Agreement, the Notes, the Collateral Documents and all other agreements, certificates and other documents contemplated hereby or executed or delivered pursuant hereto by any Borrower or any Guarantor at any time with or in favor of the Administrative Agent or any Lender.

“Loan Parties” means the Borrowers and the Guarantors.

“Loan Party” means any Borrower or any Guarantor.

“Local Time” means (a) New York City time in the case of a Loan, Advance or advance drawn under or pursuant to a Facility LC denominated in U.S. Dollars and (b) local time of the Administrative Agent’s applicable funding office in the case of a Loan, Advance or advance drawn under or pursuant to a Facility LC denominated in a Foreign Currency.

“London Administrative Office” means the office of the Administrative Agent in London, England designated by the Administrative Agent from time to time as the London Administrative Office for purposes of this Agreement.

“Margin Stock” means margin stock as defined in Regulations T, U or X.

“Material Acquisition” means any Acquisition for which the aggregate consideration (including the purchase price, any earn-out, any Indebtedness assumed and any other consideration paid or payable for such Acquisition) paid or payable exceeds $50,000,000.

“Material Adverse Effect” means a material adverse effect on (a) the business, Property, financial condition or results of operations of the Company and its Subsidiaries taken as a whole, (b) the ability of any Borrower or Guarantor to pay the Obligations under the Loan Documents, or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent or the Lenders thereunder.

“Material Domestic Subsidiary” means each Domestic Subsidiary (other than any Excluded Subsidiaries) (a) which, as of the most recent fiscal quarter of the Company, for the period of four consecutive fiscal quarters then ended, for which financial statements have been delivered pursuant to Section 6.1(i) or (ii), contributed greater than 5% of Consolidated EBITDA for such period or (b) which contributed greater than 5% of Consolidated Total Assets as of such date; provided that, if at any time the aggregate amount of Consolidated EBITDA or Consolidated Total Assets attributable to all Domestic Subsidiaries that are not Material Domestic Subsidiaries exceeds 10% of Consolidated EBITDA for any such period or 10% of Consolidated Total Assets as of the end of any such fiscal quarter, the Company (or, in the event the Company has failed to do so within ten (10) days, the Administrative Agent) shall designate sufficient Domestic Subsidiaries (other than Excluded Subsidiaries) as “Material Domestic Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Domestic Subsidiaries.

“Material Indebtedness” is defined in Section 7.5.

“Maturity Date” means (a) with respect to any Revolving Commitment in respect of Revolving Loans, the applicable Facility Termination Date, as such date may be extended pursuant to Section 2.21, (b) with respect to the Term Loans, the Term Loan Maturity Date and (c) with respect to any Incremental Term Loans, the maturity date with respect thereto as agreed between the Borrowers and the Incremental Term Loan Lenders providing such Loans.

“Maturity Date Extension Request” means a request by the Company, in a form as shall be approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed), for the extension of the Maturity Date pursuant to the terms of Section 2.21.

“Moody’s” means Moody’s Investors Service, Inc.

“MTS Sale” means the sale or other disposition, in one transaction or a series of related transactions, by the Company and/or any of its Subsidiaries, of all or any portion of the Myers Tire Supply business, including, without limitation, (i) the sale, transfer or other disposition of any Capital Stock of the MTS Sale Specified Subsidiaries or any other Subsidiaries relating to the Myers Tire Supply business, (b) the sale, transfer or other disposition of any assets of the Myers Tire Supply business, and (c) to the extent reasonably undertaken in good faith by the Company and not materially disadvantageous to the Lenders, any related restructuring, contribution, conversion, reorganization, distribution, liquidation, subsidiary merger, internal transfer or other transaction undertaken in connection with, in anticipation of, or to facilitate any of the foregoing, together with all ancillary agreements, arrangements and transactions entered into in connection therewith.

“MTS Sale Specified Subsidiary” means each of (i) Myers Tire Supply, LLC, a Delaware limited liability company, (ii) MyersTireSupply.com, Inc., an Ohio corporation, (iii) Myers Tire Supply Distribution, Inc., an Ohio corporation and (iv) DSS Direct, Inc., an Ohio corporation, in each case, or any successor thereto by conversion, and, collectively, the “MTS Sale Specified Subsidiaries”.

“Multiemployer Plan” means a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA as to which the Company or any member of the Controlled Group has an obligation to contribute.

“Net Leverage Ratio” means the ratio, as of any date of determination, of (a) (i) Total Debt as of the last day of the most recently ended Test Period minus (ii) Liquidity as of such date to (b) EBITDA, in each case for the most recently ended Test Period in each case of the Company.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket costs and expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Designated Financial Officer).

“Note” is defined in Section 2.2.3.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means collectively, the unpaid principal of and interest on the Loans, all obligations and liabilities pursuant to the Facility Letters of Credit and all other obligations and liabilities of each Borrower and each Guarantor to the Administrative Agent or the Lenders under this Agreement and the other Loan Documents (including, without limitation, interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower or any Guarantor, as the case may be, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the other Loan Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by any Borrower or any Guarantor pursuant to the terms of this Agreement or any other Loan Document).

“Off-Balance Sheet Liability” of a Person means (a) any obligation under a sale and leaseback transaction which is not a Capitalized Lease Obligation, (b) any so-called “synthetic lease” or “tax ownership operating lease” transaction entered into by such Person, (c) the amount of obligations outstanding under the legal documents entered into as part of any asset securitization or similar transaction on any date of determination that would be characterized as principal if such asset securitization or similar transaction (including without limitation any Permitted Securitization Transaction) were structured as a secured lending transaction rather than as a purchase or (d) any other transaction (excluding operating leases for purposes of this clause (d)) which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person; in all of the foregoing cases, notwithstanding anything herein to the contrary, the outstanding amount of any Off-Balance Sheet Liability shall be calculated based on the aggregate outstanding amount of obligations outstanding under the legal documents entered into as part of any such transaction on any date of determination that would be characterized as principal if such transaction were structured as a secured lending transaction, whether or not shown as a liability on a consolidated balance sheet of such Person, in a manner reasonably satisfactory to the Administrative Agent.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced, any Loan Document, or sold or assigned an interest in any Loan Document).

“Other Taxes” means all present or future stamp, court, or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.5(b)).

“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the Amendment No. 2 Effective Date, and as codified at 31 C.F.R. § 850.101 et seq.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in U.S. Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in U.S. Dollars, the NYFRB Rate and (b) with respect to any amount denominated in an Agreed Foreign Currency, an overnight rate determined by the Administrative Agent or the Issuers, as the case may be, in accordance with banking industry rules on interbank compensation).

“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Participant” has the meaning assigned to such term in Section 13.1(c).

“Participant Register” has the meaning assigned to such term in Section 13.1(c).

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Payment” has the meaning assigned to it in Section 11.7(c).

“Payment Notice” has the meaning assigned to it in Section 11.7(c).

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Periodic Term CORRA Determination Day” has the meaning assigned to such term in the definition of “Term CORRA”.

“Permitted Receivables Net Investment” means, with respect to any Permitted Securitization Transaction in the form of a sale of Receivables Assets (rather than a borrowing) and any Permitted Supply Chain Financing Transaction, in each case, as of any date of determination, the aggregate cash amount paid by the purchasers thereunder in connection with their purchase of Receivables Assets, as the same may be reduced from time to time by collections with respect to such Receivables Assets or otherwise in accordance with the terms of such transaction (but excluding any such collections used to make payments of commissions, discounts, yield and other fees and charges incurred in connection with such transaction or otherwise not constituting a return of investment to such purchasers).

“Permitted Securitization Transaction” means any transaction or series of transactions that may be entered into by the Company or any Subsidiary pursuant to which the Company or any Subsidiary may sell, convey or otherwise transfer Receivables Assets to, either (a) a Person that is not a Subsidiary or (b) a Securitization Entity that in turn funds such purchase by selling its accounts receivable to a Person that is not a Subsidiary, or by borrowing from such Person or from another Securitization Entity that in turn funds itself by borrowing from a Person that is not a Subsidiary; provided, that such transaction is non-recourse to the Company and its Subsidiaries (other than a Securitization Entity) and their respective assets (other than the relevant Receivables Assets), other than pursuant to customary representations, warranties, covenants, indemnities, performance guaranties and other obligations customarily entered into in connection with non-recourse, bankruptcy-remote transactions involving accounts receivable (it being understood that no Permitted Supply Chain Financing Transaction shall constitute a Permitted Securitization Transaction); provided, further, that the aggregate outstanding amount of all Permitted Securitization Transactions (which in the case of a Permitted Securitization Transaction in the form of a sale of Receivables Assets, rather than a borrowing, shall be the Permitted Receivables Net Investment with respect thereto), together with the Permitted Receivables Net Investment of all Permitted Supply Chain Financing Transactions, shall not at any time exceed $100,000,000.

“Permitted Supply Chain Financing Transaction” means any transaction or series of transactions pursuant to which Receivable Assets due from customers of the Company or any Subsidiary are sold or discounted in connection with any supply chain financing agreements; provided, that (i) such transaction or any such transactions are a true-sale and non-recourse to the Company and its Subsidiaries and their respective assets (other than the relevant Receivables Assets), other than pursuant to customary representations, warranties, covenants, indemnities, performance guaranties and other obligations customarily entered into in connection with non-recourse, true-sale supply chain financing agreements involving accounts receivable and (ii) the proceeds of such sales are received in cash and are in an amount equal to the face value of the sold accounts receivable, net of a commercially reasonable and customary discount rate based on then current market conditions, in each case, in the reasonable judgment of the Company; provided, that the Permitted Receivables Net Investment of all Permitted Supply Chain Financing Transactions, together with the aggregate outstanding amount of all Permitted Securitization

Transactions (which in the case of a Permitted Securitization Transaction in the form of a sale of Receivables Assets, rather than a borrowing, shall be the Permitted Receivables Net Investment with respect thereto), shall not at any time exceed $100,000,000.

~~“Permitted Surviving Debt” means (i) purchase money indebtedness, capital leases, equipment financings, and working capital facilities, in each case, that would be permitted to remain outstanding following the Term Loan Funding Date that is permitted to be outstanding by the terms of this Agreement, (ii) intercompany indebtedness and (iii) other indebtedness that is permitted to be outstanding by the terms of this Agreement.~~

“Person” means any natural person, corporation, firm, joint venture, limited liability company, partnership, association, enterprise, company or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Company or any member of the Controlled Group has an obligation to contribute on or after the Amendment No. 2 Effective Date.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

~~“Pledge Agreements” means, collectively, the Pledge Agreement and Irrevocable Proxy dated as of January 31, 2009, given by the Company in favor of JPMCB, as collateral agent, as amended, restated, supplemented or modified from time to time (the “Existing Pledge Agreement”), and any other pledge or similar agreements in form and substance acceptable to the Administrative Agent entered into by any Borrower or Guarantor at any time for the benefit of the Administrative Agent and the Lenders pursuant to this Agreement, as amended, restated, supplemented or modified from time to time prior to the Amendment No. 1 Effective Date.~~

“Pledge Subsidiary” means (i) each Domestic Subsidiary and (ii) each First Tier Foreign Subsidiary.

“PPSA” means the Personal Property Security Act (Ontario), including the regulations thereto, provided that, if perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in a jurisdiction other than Ontario, “PPSA” means the Personal Property Security Act or such other applicable legislation in effect from time to time in such other jurisdiction (including without limitation the Civil Code of Quebec) for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Prepayment Event” means:

(a)
any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of the Company or any other Loan Party made pursuant to Section 6.12(~~x~~xi) solely to the extent that the fair market value of such transaction is in excess of $2,500,000; or
(b)
any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Company or any other Loan Party; or

(c)
the incurrence by the Company or any other Loan Party of any Indebtedness (other than Loans), other than Indebtedness permitted under Section 6.10 or permitted by the Required Lenders pursuant to Section 8.2.

“Prime Rate” means (a) with respect to Loans denominated in U.S. Dollars, the rate of interest per annum last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent), and each change in such Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective, or (b) when used in connection with any Advance denominated in any Eligible Currency other than Canadian Dollars, the correlative floating rate of interest customarily applicable to similar extensions of credit to corporate borrowers denominated in such currency in the country of issue, as determined by the Administrative Agent, which Prime Rate shall change simultaneously with any change in such announced or established rates.

“Private Senior Note Documents” means the ~~2013 Senior Note Documents and the~~ Private Shelf Agreement and all notes and other agreements, instruments or documents executed or issued in connection with the Private Shelf Agreement.

“Private Senior Note Holders” means ~~the holders of the 2013 Senior Note Holders and~~ the holders of the notes issued pursuant to the Private Shelf Agreement.

“Private Senior Note Obligations” means the current and future obligations and liabilities owing pursuant to the Private Senior Note Documents, provided that the aggregate amount thereof shall not exceed the amount permitted under Section 6.10(v).

“Private Shelf Agreement” shall mean a note purchase agreement, indenture or other similar agreement pursuant to which the Company issues notes or other debt securities pursuant to terms reasonably satisfactory to the Administrative Agent.

“Pro Forma Basis” means, with respect to compliance with any test or covenant or calculation of any ratio hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Specified Transactions) in accordance with Section 1.4.

“Pro Forma Compliance” means, with respect to the covenants in Section 6.19 and Section 6.20, compliance on a Pro Forma Basis with such covenants in accordance with Section 1.4.

“Pro Rata Share” means, for each Lender, (a) with respect to Revolving Lenders, the ratio of such Lender’s Revolving Commitment to the Aggregate Revolving ~~Commitment~~Commitments, subject to Section 2.17 so long as any Revolving Lender shall be a Defaulting Lender (it being understood and agreed that at any time the Revolving Commitments have been terminated, the amount of any Revolving Commitment and the Aggregate Revolving ~~Commitment~~Commitments for the purposes of this definition of “Pro Rata Share” only shall be deemed equal to the amount of such Revolving Commitment and the Aggregate Revolving ~~Commitment~~Commitments, as applicable, immediately prior to its termination) and (b) with respect to Term Lenders~~, (i) at any time prior to the funding of the Term Loans on the Term Loan Funding Date, a percentage equal to a fraction the numerator of which is such Lender’s Term Loan Commitment and the denominator of which is the aggregate Term Loan Commitments of all Term Lenders and (ii) at any time after the funding of the Term Loans on the Term Loan Funding Date~~, a percentage equal to a fraction the numerator of which is such Lender’s outstanding principal amount of the Term Loans and the denominator of which is the aggregate outstanding principal amount of the Term Loans of all Term Lenders, subject to Section 2.17 so long as any Term Lender shall be a Defaulting Lender.

“Property” of a Person means any and all property, whether real, personal, movable, immovable, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public-Sider” means any representative of a Lender that does not want to receive material non-public information with the meaning of the federal and state securities laws.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 10.18.

“Qualified ECP Guarantor” means, in respect of any Swap Obligations, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Rate Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or its Subsidiaries shall be a Rate Hedging Agreement.

“Rate Hedging Obligations” means any and all obligations of the Company or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Rate Hedging Agreements permitted hereunder with a Lender or an Affiliate of a Lender, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Hedging Agreement.

“Receivables Assets” means accounts or notes receivable of the Company or any of its Subsidiaries (whether now existing or arising in the future), all contracts and all guarantees or other obligations in respect of such receivables, the proceeds of such receivables and other assets that are customarily transferred in connection with a bankruptcy-remote assets securitization or a non-recourse, true-sale supply chain financing transaction, in each case, involving accounts receivable.

“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender and (c) any Issuer.

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (New York City time) on the day that is two (2) U.S. Government Securities Business Days preceding the date of such setting, (b) if such Benchmark is EURIBOR Rate, 11:00 a.m. Brussels time two (2) TARGET Days preceding the date of such setting, (c) if the RFR for such Benchmark is SONIA, then four (4) RFR Business Days prior to such setting, (d) if, following a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR

Rate, the RFR for such Benchmark is Daily Simple SOFR, then four (4) RFR Business Days prior to such setting, (e) if, following a Benchmark Transition Event and Benchmark Replacement Date with respect to Term CORRA, the RFR for such Benchmark is Daily Simple CORRA, then four (4) RFR Business Days prior to such setting, (f) if such Benchmark is the Adjusted Term CORRA Rate, 1:00 p.m., Toronto local time, on the day that is two (2) Business Day preceding the date of such setting or (g) if such Benchmark is none of the Term SOFR Rate, the EURIBOR Rate, SONIA, Daily Simple SOFR, Daily Simple CORRA or the Adjusted Term CORRA Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning assigned to such term in Section 13.1.

“Regulation D” means Regulation D of the Federal Reserve Board as from time to time in effect and any successor thereto or other regulation or official interpretation of the Federal Reserve Board relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Regulation T” means Regulation T of the Federal Reserve Board as from time to time in effect and any successor thereto or other regulation or official interpretation of the Federal Reserve Board.

“Regulation U” means Regulation U of the Federal Reserve Board as from time to time in effect and any successor thereto or other regulation or official interpretation of the Federal Reserve Board.

“Regulation X” means Regulation X of the Federal Reserve Board as from time to time in effect and any successor thereto or other regulation or official interpretation of the Federal Reserve Board.

“Reimbursement Obligations” means, at any time, the aggregate of the obligations of the Borrowers to the Revolving Lenders and the Issuers in respect of all unreimbursed payments or disbursements made by the Issuers and the Revolving Lenders under or in respect of the Facility Letters of Credit.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates (which includes without limitation, in the case of any Lender, any of its branches) and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Loans denominated in U.S. Dollars, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (b) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (c) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, and (d) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (i) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (ii) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

“Relevant Rate” means (a) with respect to any Term Benchmark Advance denominated in U.S. Dollars, the Term SOFR Rate or the Alternate Base Rate, (b) with respect to any Term Benchmark Advance denominated in Euros, the EURIBOR Rate, (c) with respect to any Term Benchmark Advance denominated in Canadian Dollars, Term CORRA or (d) with respect to any RFR Advance denominated in Sterling, U.S. Dollars or Canadian Dollars, the applicable ~~Adjusted~~ Daily Simple RFR, as applicable.

“Relevant Screen Rate” means (i) with respect to any Term Benchmark Advance denominated in U.S. Dollars, the Term SOFR Reference Rate, (ii) with respect to any Term Benchmark Advance denominated in Euros, the EURIBOR Screen Rate or (iii) with respect to any Term Benchmark Advance denominated in Canadian Dollars, Term CORRA, as applicable.

“Report” means reports prepared by the Administrative Agent or another Person showing the results of any examinations or audits pertaining to the Company or any of its Subsidiaries from information furnished by or on behalf of the Borrowers, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Administrative Agent.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA with respect to a Single Employer Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event, provided, however, that a failure of a Single Employer Plan to meet the minimum funding standard of the Code or of ERISA shall be a “Reportable Event” regardless of the issuance of any waiver of such standard in accordance with either Section 302(c) of ERISA or Section 412(c) of the Code.

“Required Lenders” means (a) at any time prior to the termination of the Commitments, Lenders holding more than 50% of the sum of the total Credit Exposure and unused Commitments of all Lenders; and (b) at any time after the termination of the Commitments, Lenders whose Credit Exposure aggregate more than 50% of the Aggregate Credit Exposure.

“Required Revolving Lenders” means (a) at any time prior to the termination of the Revolving Commitments, Lenders holding more than 50% of the Aggregate Revolving Commitments of all Lenders; and (b) at any time after the termination of the Revolving Commitments, Lenders whose Revolving Credit Exposure aggregate more than 50% of the Aggregate Revolving Credit Exposure.

“Required Term Lenders” means, at any time, Term Lenders having outstanding Term Loans and unused Term Loan Commitments representing more than 50% of the sum of the total outstanding principal amount of Term Loans and unused Term Loan Commitments at such time.

“Requirement of Law” means as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Capital Stock or any option, warrant or other right to acquire any such Capital Stock.

“Revaluation Date” means (a) with respect to any Loan denominated in any Foreign Currency, each of the following: (i) the date of the Advance of such Loan and (ii) (A) with respect to any Term Benchmark Loan, each date of a conversion into or continuation of such Loan pursuant to the terms of this Agreement and (B) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Advance of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month); (b) with respect to any Facility LC denominated in a Foreign Currency, each of the following: (i) the date on which such Facility LC is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Facility LC that has the effect of increasing the face amount thereof; (c) with respect to all outstanding Credit Extensions, on and as of the last Business Day of each quarter; and (d) any additional date as the Administrative Agent may determine at any time when a Default exists.

“Revolving Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder (including with respect to any Revolving Commitment Increase) and to acquire participations in Facility Letters of Credit and Swing Loans, as such commitment may be (a) reduced from time to time pursuant to Section 2.4, (b) increased from time to time pursuant to Section 2.19 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 2.21 or Section 13.1. The initial amount of each Lender’s Revolving Commitment as of the Amendment No. 2 Effective Date is set forth on Schedule 1.1(a). The initial aggregate amount of the Lenders’ Revolving Commitments as of the Amendment No. 2 Effective Date is $250,000,000.

“Revolving Commitment Increase” is defined in Section 2.19(a).

“Revolving Credit Exposure” means as at any date of determination with respect to any Revolving Lender, the sum of the aggregate unpaid principal amount of such Revolving Lender’s Revolving Loans on such date and the amount of such Revolving Lender’s Pro Rata Share of the Facility Letter of Credit Obligations and Swing Loans on such date, all stated in U.S. Dollars.

“Revolving Lender” means a Lender with a Revolving Commitment (including, for the avoidance of doubt, in connection with a Revolving Commitment Increase).

“Revolving Loan” means the Loans made to the Borrowers pursuant to Section 2.1(a).

“RFR” means, for any RFR Loan denominated in (a) Sterling, SONIA, (b) U.S. Dollars, (solely following a Benchmark Transition Event and a Benchmark Replacement Date with respect to the Term SOFR Rate) Daily Simple SOFR, and (c) Canadian Dollars, (solely following a Benchmark Transition Event and a Benchmark Replacement Date with respect to Term CORRA) Daily Simple CORRA.

“RFR Administrator” means the SONIA Administrator or the SOFR Administrator.

“RFR Advance” means, as to any Advance, the RFR Loans comprising such Advance.

“RFR Business Day” means, for any Loan denominated in (a) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London, (b) U.S. Dollars, a U.S. Government Securities Business Day and (c) Canadian Dollars, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which commercial banks in Toronto are authorized or required by law to remain closed.

“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.

“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple RFR.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw Hill Companies, Inc.

“Same Day Funds” means (a) with respect to disbursements and payments in U.S. Dollars, immediately available funds, and (b) with respect to disbursements and payments in any other Agreed Currency, same day or other funds as may be determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in such Agreed Currency.

“Sanctioned Country” means, at any time, a country. region or territory which is itself the subject or target of comprehensive Sanctions (including, without limitation, at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran~~,~~ and North Korea ~~and Syria~~).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the Canadian government or by the United Nations Security Council, the European Union or any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the Canadian government, the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission or any successor agency.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

~~“Second A&R Guaranty Agreement” means the Second Amended and Restated Guaranty Agreement dated as of the Amendment No. 1 Effective Date by each Material Domestic Subsidiary of the Company party thereto, as amended, restated, supplements or otherwise modified from time to time.~~

“Secured Obligations” means, collectively, whether now or hereafter arising, all (a) Obligations, (b) Rate Hedging Obligations and (c) Banking Services Obligations; provided, however, that the definition of ‘Secured Obligations’ shall not create any grant of security interest by any Guarantor to support (or any guarantee or other Contingent Obligation by any Guarantor of, as applicable) any Excluded Swap Obligations of such Guarantor for purposes of determining any obligations of any Guarantor.

“Secured Parties” means (a) the Administrative Agent, (b) the Lenders, (c) each Issuer, (d) any Affiliates of any of the foregoing that are holders of any of the Secured Obligations secured by any of the Collateral and (e) the successors and permitted assigns of each of the foregoing.

“Securitization Entity” means a wholly-owned Subsidiary of the Company that engages in no activities other than Permitted Securitization Transactions and any necessary related activities and owns no assets other than as required for Permitted Securitization Transactions and no portion of the Indebtedness or other obligations (contingent or otherwise) of which is guaranteed by the Company or any Subsidiary of the Company or is recourse to or obligates the Company or any Subsidiary of the Company or any of their respective assets in any way, other than pursuant to customary representations, warranties, covenants, indemnities, performance guaranties and other obligations customarily entered into in connection with a non-recourse, bankruptcy-remote asset securitization involving accounts receivable.

“Security Agreement” means that certain Amended and Restated Pledge and Security Agreement (including any and all supplements thereto), dated as of the Amendment No. ~~1~~2 Effective Date, between the Company, the Guarantors and the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, and any other pledge or security agreement entered into after the date of this Agreement by any other Loan Party (as required by this Agreement or any other Loan Document), or any other Person, as the same may be amended, restated, supplemented or otherwise modified from time to time.

~~“Signature Entities” means Signature CR Intermediate Holdco, Inc., a Delaware corporation, Signature Systems Holding Company, a Delaware corporation and Signature Systems Group, LLC, a Delaware limited liability company.~~

“Significant Subsidiary” means each present or future subsidiary of the Company which would constitute a “significant subsidiary” within the meaning of Rule 1-02 of Regulation S-X as currently in effect promulgated by the Securities and Exchange Commission.

“Single Employer Plan” means a Plan, other than a Multiemployer Plan, which is maintained by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Specified Default” means any Default under clause (a) of Article VII hereof due to the failure to pay the Obligations at the final maturity thereof (whether at the stated final maturity, by acceleration, or otherwise) or any Default under Section 7.6 or 7.7.

~~“Specified Representations” means the representations and warranties of the Company (covering the Company and the Guarantors) set forth in Section 5.1 (as it relates to due organization), Section 5.2 (as it relates to (i) organizational power, authority and due authorization with respect only to the execution, delivery and performance of the Loan Documents and (ii) enforceability of the Loan Documents), Section 5.3 (as it relates to no conflicts of the Loan Documents with the organizational documents (as in effect immediately after giving effect to the Strong Transactions), Section 5.11, Section 5.16, Section 5.19(b), Section 5.20 (as it relates to the effectiveness, validity and perfection of the security interests in the Collateral subject to the Limited Conditionality Provision) and Section 5.24 (as it relates to the use of proceeds of the Term Loans not violating Anti-Corruption Laws or applicable Sanctions in any material respect).~~

“Specified Transaction” means any Investment that results in a Person becoming a Subsidiary, any Acquisition permitted hereunder, or a sale of a business unit, line of business or division of all or substantially all of the assets of a Borrower or a Subsidiary, any incurrence, prepayment, redemption, repurchase, defeasance, acquisition, extinguishment, retirement or repayment of Indebtedness (other than Indebtedness incurred or repaid under any existing revolving credit facility or line of credit), any Restricted Payment, any Revolving Commitment Increase and any incurrence of Incremental Term Loans, solely for the purposes of determining the applicable cash balance or any other event that by the terms of this Agreement requires Pro Forma Compliance with a test or covenant hereunder or requires a test or covenant to be calculated on a “Pro Forma Basis.”

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one (1) minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted EURIBOR Rate for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D. Term Benchmark Loans for which the associated Benchmark is adjusted by reference to the Statutory Reserve Rate (per the related definition of such Benchmark) shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” or “£” means the lawful currency of the United Kingdom of Great Britain and Northern Ireland.

~~“Strong” means Signature CR Intermediate Holdco, Inc., a Delaware corporation.~~

~~“Strong Acquisition” means the merger of the Strong Merger Sub with and into Strong pursuant to the Strong Acquisition Agreement whereby the Company acquired all of the outstanding equity interests of Strong.~~

~~“Strong Acquisition Agreement” means the Agreement and Plan of Merger, dated as of December 29, 2023 (together with all exhibits, schedules and disclosure schedules thereto), by and among the~~

~~Company, the Strong Merger Sub, Strong, the Executory Sellers (as defined therein) and the Securityholder Representative (as defined therein), as in effect on December 29, 2023, as may be amended as permitted by Section 4.2(b).~~

~~“Strong Acquisition Agreement Representations” means such of the representations and warranties made by or on behalf of or with respect to Strong in the Strong Acquisition Agreement that are material to the interests of the Lenders, but only to the extent (x) that the accuracy of any such representation is a condition to the Company’s (or any of its Subsidiaries’) obligations to close the Strong Acquisition under the Strong Acquisition Agreement or (y) the Company (or any of its Subsidiaries) has the right to terminate the Company’s (or any of its Subsidiaries’) obligations under the Strong Acquisition Agreement or decline to consummate the Strong Acquisition, in each case as a result of a breach of such representations and warranties in the Strong Acquisition Agreement.~~

~~“Strong Merger Sub” means Myers Subsidiary I, Inc., a Delaware corporation.~~

~~“Strong Refinancing” means, collectively, (a) the repayment in full of the indebtedness under, (b) the termination and cancellation of all obligations of the Company and its Subsidiaries in respect of, and (c) the termination and release of any and all liens securing Indebtedness and related obligations under, in each case, each of the Company’s (i) 5.250% senior notes due 2024, (ii) 5.300% senior notes due 2024 and (iii) 5.450% senior notes due 2026.~~

~~“Strong Transaction Costs” means any fees, costs or expenses incurred or paid by the Company or any Subsidiary in connection with the Strong Transactions.~~

~~“Strong Transactions” means (i) the consummation of the Strong Acquisition and the other transactions contemplated by the Strong Acquisition Agreement, (ii) the Strong Refinancing and (iii) the payment of the fees, costs and expenses incurred in connection with any of the foregoing.~~

“Subsidiary” of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” means a Subsidiary of the Company.

“Substantial Portion” means, with respect to the Property of the Company and its Subsidiaries, Property which ~~(a)~~, with respect to the aggregate amount of leases, sales (including sale leasebacks) or other dispositions of Property permitted under Section 6.12(~~x~~xi) hereof in any consecutive twelve month period, (~~i~~a) represents more than ~~30~~25% of the consolidated assets of the Company and its Subsidiaries as would be shown in the consolidated financial statements of the Company and its Subsidiaries as at the beginning of the twelve month period ending with the month in which such determination is made, or (~~ii~~b) is responsible for more than ~~30~~25% of the consolidated net sales or of the consolidated net income of the Company and its Subsidiaries as reflected in the financial statements referred to in clause (a)~~(i) above, or (b) with respect to the aggregate amount of leases, sales (including sale leasebacks) or other dispositions of Property permitted under Section 6.12(x) hereof for the period since the Effective Date, (i) represents more than 30% of the consolidated assets of the Company and its Subsidiaries as would be shown in the consolidated financial statements of the Company and its Subsidiaries as of the Effective Date or (ii) is responsible for more than 30% of the consolidated net sales or of the consolidated net income of the Company and its Subsidiaries as reflected in the financial statements referred to in clause (b)(i)~~  above.

“Supported QFC” has the meaning assigned to it in Section 10.18.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swing Loan Exposure” means, at any time, the aggregate principal amount of all Swing Loans outstanding at such time. The Swing Loan Exposure of any Lender at any time shall be the sum of (a) its Pro Rata Share of the ~~total~~aggregate principal amount of all Swing Loans outstanding at such time (excluding any Swing Loans made by the Administrative Agent), adjusted to give effect to any reallocation under Section 2.17 of the Swing Loan Exposure of Defaulting Lenders in effect at such time~~.~~, and (b) in the case of the Administrative Agent, the aggregate principal amount of all Swing Loans made by the Administrative Agent outstanding at such time, less the amount of participations funded by the other Lenders in such Swing Loans.

“Swing Loans” is defined in Section 2.16.

“Syndication ~~Agent~~Agents” means U.S. Bank National Association, ~~in its~~Wells Fargo Bank, N.A. and KeyBank National Association, in their capacity as syndication ~~agent~~agents for the Lenders hereunder.

“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.

“TARGET Day” means any day on which T2 (or, if such payment system ceases to be operative, such other payment system, if any, reasonably determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholdings), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark”, when used in reference to any Loan or Advance, refers to whether such Loan, or the Loans comprising such Advance, bear interest at a rate determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate or the Adjusted Term CORRA Rate.

“Term Benchmark Advance” means an Advance which, except as otherwise provided in Section 2.11, bears interest at the applicable Term Benchmark.

“Term CORRA” means, with respect to any Term Benchmark Advance denominated in Canadian Dollars, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 1:00 p.m., Toronto time, on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than five (5) Business Days prior to such Periodic Term CORRA Determination Day.

“Term CORRA Notice” means a notification by the Administrative Agent to the Lenders and the Company of the occurrence of a Term CORRA Reelection Event.

“Term CORRA Reelection Event” means the determination by the Administrative Agent that (a) Term CORRA has been recommended for use by the Relevant Governmental Body, (b) the administration of Term CORRA is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event, has previously occurred resulting in a Benchmark Replacement in accordance with Section 3.1(a) that is not Term CORRA.

“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.

“Term Lender” means, as of any date of determination, each Lender having a Term Loan Commitment or that holds Term Loans.

~~“Term Loan Availability Period” means the period from and including the Amendment No. 1 Effective Date and ending on the Term Loan Commitment Expiration Date.~~

“Term Loan Commitment” means (i) with respect to any Lender, the amount set forth on Schedule 1.1(a) opposite such Lender’s name under the heading “Term Loan Commitment”, as such commitment may be (a) reduced from time to time pursuant to Section 2.4 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 13.1 and (b) as to all Term Lenders, the aggregate commitments of all Term Lenders to make Term Loans. After funding the Term Loan, each reference to a Term Lender’s Term Loan Commitment shall refer to that Term Lender’s Pro Rata Share of the Term Loans. The aggregate amount of the Term Loan Commitments on the Amendment No. ~~1~~2 Effective Date is $~~400,000,000~~250,000,000.

~~“Term Loan Commitment Expiration Date” means the earliest of (i) 5:00 p.m., New York City time, on the date that is the earliest of: (x) the date on which the Strong Acquisition Agreement is terminated pursuant to Section 8.01(a) of the Strong Acquisition Agreement, (y) five (5) Business Days after the “End Date” (as defined in the Strong Acquisition Agreement) and (z) April 1, 2024, (ii) the closing of the Strong Acquisition with or without the use of any of the Loans, (iii) the public announcement of the abandonment of the Strong Acquisition by the Company (or any of its Affiliates) and (iv) the termination of the Strong Acquisition Agreement prior to closing of the Strong Acquisition or the termination of the Company’s (or any of its Affiliates’) obligations under the Strong Acquisition Agreement to consummate the Strong Acquisition in accordance with the terms thereof.~~

“Term Loan Funded Amount” has the meaning assigned to it in Section 2.2.1(b).

~~“Term Loan Funding Date” means the date on which the conditions specified in Section 4.2 are satisfied (or waived in accordance with Section 4.2).~~

~~“Term Loan Installment Date” has the meaning assigned to it in Section 2.2.1(b).~~

“Term Loan Maturity Date” means ~~the date that occurs on the fifth anniversary of the Term Loan Funding Date~~July 28, 2031; provided, however, if such date is not a Business Day, the Term Loan Maturity Date ~~for the Term Loans~~ shall be the next preceding Business Day.

“Term Loans” means the term loans made by the Term Lenders to the Company pursuant to Section 2.1(a).

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, with respect to any Term Benchmark Advance denominated in U.S. Dollars or Floating Rate Advance determined by reference to the Term SOFR Rate and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., New York City time, two (2) U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Advance denominated in U.S. Dollars or for any Floating Rate Advance determined by reference to the Term SOFR Rate, for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, so long as such day is otherwise a U.S. Government Securities Business Day, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Test Period” means, as of any date, (a) for purposes of determining actual compliance with Section 6.19 and Section 6.20, the period of four (4) consecutive fiscal quarters then most recently ended for which financial statements under Section 6.1(i) or Section 6.1(ii), as applicable, have been delivered or were required to be delivered and (b) for any other purpose, the period of four (4) consecutive fiscal quarters then most recently ended for which financial statements of the type described in Section 6.1(i) or Section 6.1(ii), as applicable, have been delivered or were required to be delivered or, if earlier, are internally available.

“Third A&R Guaranty Agreement” means the Third Amended and Restated Guaranty Agreement dated as of the Amendment No. 2 Effective Date by each Material Domestic Subsidiary of the Company party thereto, as amended, restated, supplements or otherwise modified from time to time.

“Total Debt” as of any date, means all of the following for the Company and its Subsidiaries on a consolidated basis and without duplication: (a) all debt for borrowed money and similar monetary obligations evidenced by bonds, notes, debentures, Capitalized Lease Obligations or otherwise; (b) all liabilities secured by any Lien existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all reimbursement obligations under outstanding letters of credit in respect of drafts which (i) may be presented at any time or (ii) have been presented and have not yet been paid and are not included in clause (a) above; (d) all obligations in respect of any Disqualified Stock; (e) all liabilities for the deferred purchase price of property acquired by the Company or its Subsidiaries (excluding accounts payable and other accrued liabilities arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property and, to the extent classified as a liability on the balance sheet of the Company in accordance with GAAP, all obligations in respect of purchase price adjustments, earn-outs, non-competition agreements and other similar arrangements, or other deferred payments of a similar nature, representing consideration of an Acquisition or Investment and incurred in connection therewith); (f) all Off-Balance Sheet Liabilities; and (g) all guarantees and other Contingent Obligation relating to indebtedness or liabilities of the type described in the foregoing clauses (a), (b), (c), (d), (e) or (f). Notwithstanding the foregoing, (i) obligations of any such Person arising under a Permitted Supply Chain Financing Transaction solely as a result of a recharacterization of a sale by such Person of accounts receivable as incurrence of debt shall not be included in the calculation of Total Debt and (ii) obligations of any Securitization Entity arising under a Permitted Securitization Transaction shall not be included in the calculation of Total Debt.

“Type” means, with respect to any Advance, its nature as a Floating Rate Advance, a Term Benchmark Advance or an RFR Advance and, with respect to any Loan, its nature as a Floating Rate Loan, an RFR Loan or a Term Benchmark Loan.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or in any other state, the laws of which are required to be applied in connection with the issue of perfection of security interests.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfunded Liabilities” means the amount (if any) by which the actuarial present value of all benefit liabilities under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefit liabilities, all determined as of the then most recent valuation date for such Plans using FASB actuarial assumptions for single employer plan terminations.

“Unliquidated Obligations” means, at any time, any Obligations or other Guaranteed Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Obligation that is: (a) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (b) any other obligation (including any guarantee) that is contingent in nature at such time; or (c) an obligation to provide collateral to secure any of the foregoing types of obligations.

“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

~~“U.S. Bank” means U.S. Bank National Association, a national banking association.~~

“U.S. Dollars” and “$” means dollars in lawful currency of the United States of America.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday, or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Loans” means Loans denominated in U.S. Dollars made to a Borrower pursuant to the terms of this Agreement.

“U.S. Person” means (i) for purposes of Sections 5.22 and 6.24 hereof, any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States and (ii) for all other purposes, a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 3.4(f).

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or similar persons thereof.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness; provided that, for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended (the “Applicable Indebtedness”), the effects of any prepayments or amortization made on such Applicable Indebtedness prior to the date of the applicable modification, refinancing, refunding, renewal, replacement or extension shall be disregarded.

“Wholly‑Owned Subsidiary” of a Person means any other Person of which 100% of the outstanding Voting Stock of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly‑Owned Subsidiaries of such Person, or by such Person and one or more Wholly‑Owned Subsidiaries of such Person.

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2. Rules of Construction. All terms defined in Section 1.1 shall include both the singular and the plural forms thereof and shall be construed accordingly. Use of the terms “herein”, “hereof”, and “hereunder” shall be deemed references to this Agreement in its entirety and not to the Section or clause in which such term appears. References to “Sections” and “subsections” shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

Section 1.3. Accounting Terms; GAAP. (a) Notwithstanding anything herein, in any financial statements of the Company or in GAAP to the contrary, except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed, and the Applicable Margin and all financial and other covenants hereunder, including defined terms used therein, shall be calculated, in accordance with GAAP, as in effect from time to time, but without giving effect to any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein; provided that if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders or the Administrative Agent requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then the Company, the Lenders and the Administrative Agents shall negotiate in good faith to amend such provision and such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision shall have been amended in accordance herewith. Additionally, for purposes of determining compliance with any provision of this Agreement, obligations relating to a lease that were (or would be) classified and accounted for by Company and its Subsidiaries as an operating lease under GAAP as in effect on the Amendment No. 2 Effective Date shall continue to be classified and accounted for as obligations relating to an operating lease and not as a capitalized lease notwithstanding any change in GAAP with respect to leases including, without limitation, pursuant to Accounting Standards Codification 840 or Accounting Standards Codification 842.

(b)
To enable the ready and consistent determination of compliance with the covenants set forth in Article VI hereof, the Company will not change the last day of its fiscal year from on or about December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from on or about March 31, June 30 and September 30 of each year, respectively, without the prior consent of the Administrative Agent.
(c)
For purposes of Article VI (including any “baskets” or limitations expressed in U.S. Dollars therein) of this Agreement, any Indebtedness, Investment or other amount made or incurred in any currency other than U.S. Dollars shall be deemed to be the Dollar Equivalent thereof.

Section 1.4. Pro Forma Calculations.

(a)
Notwithstanding anything to the contrary herein, financial ratios and tests (including measurements of Consolidated Total Assets or EBITDA), including the Net Leverage Ratio, shall be calculated in the manner prescribed by this Section 1.4. Whenever a financial ratio or test is to be calculated on a Pro Forma Basis, (i) the reference to the applicable Test Period for purposes of calculating such financial ratio or test shall be deemed to be a reference to, and shall be based on, the most recently completed Test Period and (ii) any pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company and determined in accordance with Article 11 of Regulation S-X of the Securities Act of 1933, as amended (as in effect prior to January 1, 2021).
(b)
For purposes of calculating any financial ratio or test or compliance with any covenant determined by reference to EBITDA or Consolidated Total Assets, Specified Transactions (with any incurrence or repayment of any Indebtedness in connection therewith to be subject to clause (f) below) that have been made (i) during the applicable Test Period and (ii) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio or test, or any such calculation of EBITDA or Consolidated Total Assets, is made shall be calculated on a Pro Forma Basis assuming that all such Specified Transactions (and any increase or decrease in EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period (or, in the case of the determination of Consolidated Total Assets, the last day). If since the beginning of any applicable Test Period any Person that subsequently became a Subsidiary or was merged, amalgamated or consolidated with or into a Borrower or any Subsidiary of any Borrower since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.4, then such financial ratio or test (or the calculation of EBITDA or Consolidated Total Assets) shall be calculated to give pro forma effect thereto in accordance with this Section 1.4; provided that with respect to any pro forma calculations to be made in connection with any Acquisition or Investment in respect of which financial statements for the relevant target are not available for the same Test Period for which internal financial statements of the Company are available, the Company shall determine such pro forma calculations on the basis of the available financial statements (even if for differing periods) or such other basis as determined on a commercially reasonable basis by the Company.
(c)
Whenever pro forma effect or a determination of Pro Forma Compliance is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company in accordance with Article 11 of Regulation S-X of the Securities Act of 1933, as amended (as in effect prior to January 1, 2021) and include, for the avoidance of doubt, the amount of “run-rate” cost savings, operating expense reductions, other operating improvements and cost synergies that are projected in the good faith determination of the Company to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Company) (calculated on a Pro Forma Basis as though such cost savings, operating expense reductions, operating improvements and cost synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions, operating improvements and cost synergies were realized during the entirety of such period), whether prior to or following the Amendment No. 2 Effective Date, net of the amount of actual benefits realized during such period from such actions, and any such adjustments shall be included in the initial pro forma calculations of such financial ratios or tests and during any subsequent Test Period in which the effects thereof are expected to be realized relating to such Specified Transaction.
(d)
Any provision requiring Pro Forma Compliance with Section 6.19 and/or Section 6.20 shall be made assuming that compliance with the Net Leverage Ratio pursuant to such Section is required with respect to the most recent Test Period prior to such time.
(e)
Notwithstanding anything to the contrary in this Section 1.4, when calculating (i) the Net Leverage Ratio for purposes of the definition of “Applicable Margin” and (ii) actual (and not pro forma) compliance with Section 6.19 and/or Section 6.20, the events described in this Section 1.4 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect.
(f)
Unless otherwise provided herein, determination of Consolidated Total Assets shall be made by reference to the last day of the most recently completed Test Period for which internal financial statements of the Company are available (as determined in good faith by the Company) on or prior to the relevant date of determination.

Section 1.5. Interest Rates; Benchmark Notification. The interest rate on a Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event or a Term CORRA Reelection Event, Section 3.1(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof (other than, for the avoidance of doubt, in each case with respect to its obligation to apply the definition of each such rate in accordance with its terms and to comply with its express obligations under this Agreement), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable good faith discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.6. Divisions. For all purposes under the Loan Documents, in connection with any Division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Capital Stock at such time.

Section 1.7. Letter of Credit Amounts. For all purposes of this Agreement, if on any date of determination a Facility LC has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Facility LC itself, or if compliant documents have been presented but not yet honored, such Facility LC shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrowers and each Revolving Lender shall remain in full force and effect until the Issuer and the Revolving Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Facility LC (unless Cash Collateralized).

Section 1.8. Exchange Rates; Currency Equivalents.

(a)
The Administrative Agent or the applicable Issuer, as applicable, shall determine the Dollar Equivalent amounts of Term Benchmark Advances or RFR Advances or Facility LC extensions denominated in Foreign Currencies. Such Dollar Equivalent shall become effective as of the applicable Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Company hereunder or calculating financial ratios hereunder or except as otherwise provided herein, the applicable amount of any Agreed Currency (other than U.S. Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so reasonably determined by the Administrative Agent or the Issuer, as applicable.
(b)
Wherever in this Agreement in connection with an Advance, conversion, continuation or prepayment of a Term Benchmark Loan or an RFR Loan or the issuance, amendment or extension of a Facility LC, an amount, such as a required minimum or multiple amount, is expressed in U.S. Dollars, but such Advance, Loan or Facility LC is denominated in a Foreign Currency, such amount shall be the Dollar Equivalent of such amount (rounded to the nearest unit of such Foreign Currency, with 0.5 of a unit being rounded upward), as reasonably determined by the Administrative Agent or the applicable Issuer, as the case may be.

~~Section 1.9. Termination of Existing Pledge Agreement. The parties hereto acknowledge and agree that the Existing Pledge Agreement is being terminated and replaced by the Security Agreement on the Amendment No. 1 Effective Date.~~

Article II

THE CREDITS

Section 2.1. Commitments.

(a)
Loans. Each Revolving Lender agrees, for itself only, subject to the terms and conditions of this Agreement, to make Revolving Loans denominated in U.S. Dollars and Agreed Foreign Currencies to the Borrowers and to participate in Facility Letters of Credit and Swing Loans, from time to time from and including the Effective Date to but excluding the Facility Termination Date, not to exceed in aggregate principal amount at any time outstanding the amount determined pursuant to Section 2.1(b). Each Term Lender agrees, for itself only, subject to the terms and conditions of this Agreement, to make a Term Loan to the Company in U.S. Dollars in a single draw ~~during the Term Loan Availability Period~~on the Amendment No. 2 Effective Date, in an amount equal to such Lender’s Term Loan Commitment, ~~on the Term Loan Funding Date~~ by making immediately available funds available to the Administrative Agent’s designated account, not later than the time specified by the Administrative Agent. U.S. Loans to the Company or any portion thereof, at the Company’s option, may be Floating Rate Loans, RFR Loans or Term Benchmark Loans or any combination thereof subject to the terms hereof. Canadian Loans or U.S. Loans to a Canadian Borrower or any portion thereof, at such Canadian Borrower’s option, may be Floating Rate Loans, RFR Loans or Term Benchmark Loans or any combination thereof subject to the terms hereof. All other Loans shall be Term Benchmark or RFR Loans, subject to the terms hereof. Notwithstanding anything herein to the contrary, RFR Loans denominated in U.S. Dollars shall be available only by operation of Section 3.1 hereof. RFR Loans denominated in Canadian Dollars shall be available only be operation of Section 3.1 hereof. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.
(b)
Limitation on Amount of Advances. Notwithstanding anything in this Agreement to the contrary:
(i)
the Dollar Equivalent of the aggregate principal amount of the Aggregate Revolving Credit Exposure at any time shall not exceed the Aggregate Revolving ~~Commitment~~Commitments;
(ii)
the Dollar Equivalent of the aggregate Facility Letter of Credit Obligations at any time outstanding shall not exceed $25,000,000;

(iii)
the Dollar Equivalent of the aggregate principal amount of all Swing Loans at any time outstanding shall not exceed $20,000,000; and
(iv)
the Dollar Equivalent of the Revolving Credit Exposure of any Lender shall not exceed the Revolving Commitment of such Lender.

Section 2.2. Repayment and Amortization of Loans; Evidence of Debt.

2.2.1
(a) Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Revolving Lender in the relevant Agreed Currency the then unpaid principal amount of each Revolving Loan owing by such Borrower to such Revolving Lender on the Facility Termination Date and on such other dates and in such other amounts as may be required from time to time pursuant to this Agreement. The Company hereby unconditionally promises to pay to the Administrative Agent for the account of each Term Lender in U.S. Dollars the principal amount of each Term Loan of such Term Lender to the Company on such dates and in such amounts as provided in Section 2.2.1(b). Each Borrower hereby further agrees to pay to the Administrative Agent for the account of each Lender interest in the relevant Agreed Currency on the unpaid principal amount of the Loans owing by such Borrower from time to time outstanding until payment thereof in full at the rates per annum, and on the dates, set forth in Section 2.8.
(b)
The Company shall repay Term Loans in installments as follows ~~(each such day referred to in the immediately succeeding clauses (i) through (ii), a “Term Loan Installment Date”)~~: ~~(i)~~ on the last day of the first full calendar quarter ending following the ~~Term Loan Funding~~Amendment No. 2 Effective Date and on the last day of each ~~of the seven calendar quarters ending immediately after such first~~ full calendar quarter thereafter, 1.25% of the aggregate principal amount of the Term Loans actually funded on the ~~Term Loan Funding Date (such amount, the “Term Loan Funded Amount”); and (ii) on the last day of the ninth full calendar quarter ending following the Term Loan Funding Date and on the last day of each calendar quarter ending after such ninth full calendar quarter, 2.50% of the Term Loan Funded Amount (in each of the foregoing cases,~~ Amendment No. 2 Effective Date (as adjusted from time to time as a result of the application of prepayments made in accordance with Section 2.6). To the extent not previously repaid, all unpaid Term Loans shall be paid in full in U.S. Dollars by the Company on the Maturity Date.
(c)
In addition to all other payments of the Loans required hereunder, the Borrowers shall prepay the Advances of Revolving Loans at any time the Advances of Revolving Loans exceed the amounts permitted under Section 2.1(b) by an amount equal to or greater than the amount of such excess.
2.2.2
The books and records of the Administrative Agent and of each Lender shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain any such books and records or any error therein, shall not in any manner affect the obligation of the Borrowers to repay (with applicable interest) the Loans made to such Borrowers by such Lender in accordance with the terms of this Agreement.
2.2.3
The Borrowers agree that, upon the request to the Administrative Agent by any Lender, the relevant Borrowers will execute and deliver to such Lender promissory notes of each Borrower evidencing the Loans of such Lender, substantially in the form of Exhibit D with appropriate insertions as to date, currency and principal amount (each, a “Note”); provided that the delivery of such Notes shall not be a condition precedent to the Amendment No. 2 Effective Date ~~or the Term Loan Funding Date~~.

Section 2.3. Procedures for Borrowing.

(a)
Each Borrower may borrow under the Revolving Commitments from time to time prior to the Facility Termination Date on any Business Day. The Company may borrow under the Term Loan Commitments in a single draw on ~~any Business Day during the Term Loan Availability Period~~the Amendment No. 2 Effective Date.
(b)
The Company shall give the Administrative Agent irrevocable written notice ~~(a “Borrowing Notice”)~~ in a form acceptable to the Administrative Agent (a “Borrowing Notice”) (i) by 11:00 a.m., New York City time, three (3) U.S. Government Securities Business Days before the Borrowing Date for each Term Benchmark Advance denominated in U.S. Dollars, (ii) by 11:00 a.m., Local Time, four (4) Business Days before the Borrowing Date for each Term Benchmark Advance denominated in Foreign Currencies, (iii) by 11:00 a.m., Local Time, five (5) RFR Business Days before the Borrowing Date for each RFR Advance, or (iv) by 11:00 a.m., New York City time, on the Borrowing Date otherwise, specifying in each case (A) the amount to be borrowed and, if such Loan is to be denominated in an Agreed Foreign Currency and not in U.S. Dollars, specifying the Agreed Foreign Currency thereof, (B) the requested Borrowing Date, (C) whether the borrowing is to be of Term Benchmark Loans, RFR Loans, Floating Rate Loans (if denominated in U.S. Dollars or Canadian Dollars only) or a combination thereof (and such borrowing shall be a Term Benchmark Loan if it is denominated in an Agreed Foreign Currency and not in U.S. Dollars), (D) whether the borrowing will be a Revolving Loan or a Term Loan and (E) if the borrowing is to be entirely or partly of Term Benchmark Loans, the amount of such Type of Loan and the length of the initial Interest Periods therefor; provided that there shall be no more than five (5) Interest Periods in effect with respect to all of the Loans at any time, unless such limit has been waived by the Administrative Agent in its sole discretion. Each borrowing under the Revolving Commitments shall be in an amount equal to (A) in the case of Floating Rate Loans, 5,000,000 units or a whole multiple of 1,000,000 units in excess thereof (or, if the then aggregate available Revolving Commitments are less than $5,000,000, such lesser amount) and (B) in the case of Term Benchmark or RFR Loans, 5,000,000 units or a whole multiple of 1,000,000 units in excess thereof. Upon receipt of any such notice from the Company, the Administrative Agent shall promptly notify each applicable Lender thereof. Not later than 12:00 p.m., New York City time on each requested Borrowing Date each applicable Lender shall make an amount equal to its Pro Rata Share of the principal amount of the applicable Loans requested to be made on such Borrowing Date available to the Administrative Agent at its office specified in Section 14.1 in U.S. Dollars and in Same Day Funds. The Administrative Agent shall on such date credit the account of the Company on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the applicable Lenders and in like funds as received by the Administrative Agent. Notwithstanding anything herein to the contrary, (i) RFR Loans denominated in U.S. Dollars shall be available only by operation of Section 3.1 hereof and (ii) RFR Loans denominated in Canadian Dollars shall be available only by operation of Section 3.1 hereof.
(c)
Each Foreign Subsidiary Borrower (other than ~~the~~any Canadian Borrower) shall give the Administrative Agent ~~irrevocable notice~~a Borrowing Notice (which notice must be received by the Administrative Agent prior to 11:00 a.m., London time four (4) Business Days prior to the requested Borrowing Date) specifying in each case (a) the amount to be borrowed and the Agreed Foreign Currency thereof or if such Loan will be denominated in U.S. Dollars, (b) the requested Borrowing Date and (c) the length of the initial Interest Period therefor. ~~The~~Each Canadian Borrower shall give the Administrative Agent ~~irrevocable notice~~a Borrowing Notice (i) by 11:00 a.m., New York City time, on the date three (3) Business Days prior to the requested Borrowing Date, if all or any part of the requested Loans are to be initially Term Benchmark Loans, or (ii) by 11:00 a.m., New York City time, on the Borrowing Date otherwise, specifying in each case (w) the amount to be borrowed and specifying the currency thereof (an Agreed Foreign Currency or U.S. Dollars), (x) the requested Borrowing Date, (y) whether the borrowing is to be of Term Benchmark Loans, RFR Loans or Floating Rate Loans (if denominated in U.S. Dollars or Canadian Dollars only) and (z) if the borrowing is to be entirely or partly of Term Benchmark Loans, the amount of such Type of Loan and the length of the initial Interest Periods therefor. Each borrowing by any Foreign Subsidiary Borrower shall be in an amount equal to an amount in the relevant Agreed Foreign Currency or U.S. Dollars which 5,000,000 units or a whole multiple of 1,000,000 units in excess thereof or such other amounts as may be agreed upon between the Company and the Administrative Agent. Upon receipt of any such notice from any such Borrower, the Administrative Agent shall promptly notify the relevant Lenders with respect to such Borrower. Not later than 2:00 p.m., Local Time of the Administrative Agent’s funding office for such Borrower, on the requested Borrowing Date, each such Lender shall make an amount equal to its Pro Rata Share of the principal amount of such Loans requested to be made on such Borrowing Date available to the Administrative Agent at the Administrative Agent’s funding office for such Borrower specified by the Administrative Agent from time to time by notice to such Lenders and in Same Day Funds. The amounts made available by each such Lender will then be made available to the relevant Borrower at the funding office for such Borrower and in like funds as received by the Administrative Agent.

~~(d) Notwithstanding any other provision of this Agreement, any “Eurocurrency Advances” and “Eurodollar Advances” (under and as defined in the Existing Loan Agreement, and bearing interest by reference to the “Eurocurrency Rate” or “Eurodollar Rate”, as applicable, as defined in the Existing Loan Agreement) that are outstanding as of the Effective Date (the “Existing Eurocurrency/Eurodollar Advances”) shall remain as “Eurocurrency Advances” or “Eurodollar Advances”, as applicable, until the end of the applicable Interest Period; provided that the Applicable Margin with respect thereto shall be the Applicable Margin under Level V of the definition of Applicable Margin under this Agreement as of the Effective Date. From and after the Effective Date, new Advances and continuations of existing Advances shall be Term Benchmark Advances, RFR Advances or Floating Rate Advances, as applicable, and the Existing Eurocurrency/Eurodollar Advances may not be continued as “Eurocurrency Advances” or “Eurodollar Advances”.~~

(d)
Each Borrowing Notice shall be irrevocable and shall be signed by an Authorized Officer of the applicable Borrower; provided that, if such Borrowing Notice is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent.

Section 2.4. Termination or Reduction of Commitments. ~~Unless previously terminated, (i) the~~The Term Loan Commitments shall terminate on the ~~Term Loan Commitment Expiration Date and (ii)~~Amendment No. 2 Effective Date upon the funding of the Term Loans. Unless previously terminated, the Revolving Commitments shall terminate on the Facility Termination Date. The Company may permanently reduce the Revolving Commitments ~~and/or the Term Loan Commitments, as applicable~~, in whole or in part, ratably among the applicable Lenders in integral multiples of $5,000,000 upon at least three (3) Business Days’ prior written notice; provided, however, that the Aggregate Revolving Commitments may not be reduced below the Aggregate Revolving Credit Exposure of all Revolving Lenders at such time. In addition, all accrued facility fees shall be payable on the effective date of any termination of the Revolving Commitments.

Section 2.5. Facility and Administrative Agent Fees.

2.5.1
The Company agrees to pay to the Administrative Agent for the account of each Revolving Lender a facility fee at the rate per annum set forth in the pricing grid in the Applicable Margin definition, on the average daily amount of each Revolving Commitment of such Lender, whether used or unused, from and including the Effective Date to but excluding the Facility Termination Date, payable on each date that is fifteen (15) Business Days after the end of each fiscal quarter occurring after the Effective Date, commencing with the fiscal quarter ending December 31, 2022, and on the Facility Termination Date, and after the Facility Termination Date payable on the Aggregate Revolving Credit Exposure on demand by the Administrative Agent.
2.5.2
The Company agrees to pay to the Administrative Agent for its own account, such other fees as agreed to in writing between the Company and the Administrative Agent.

Section 2.6. Prepayments on All Loans.2.6.1.

2.6.1
The Company may at any time and from time to time prepay Floating Rate Loans, in whole or in part, without penalty or premium, upon at least one Business Day’s irrevocable notice (submitted by telecopy or electronic communication, including an Approved Borrower Portal, if arrangements for doing so have been approved by the Administrative Agent) to the Administrative Agent specifying the date and amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayment of Floating Rate Loans shall be in a minimum aggregate amount of $1,000,000 or any integral multiple of $250,000 in excess thereof, or such lesser principal amount as may equal the outstanding Floating Rate Loans to a Borrower or such lesser amount as may be agreed to by the Administrative Agent.
2.6.2
Each Borrower may at any time and from time to time prepay, without premium or penalty (but together with payment of any amount payable pursuant to Section 3.4), (i) its Term Benchmark Loans denominated in U.S. Dollars in whole or in part, upon at least three (3) U.S. Government Business Days’ irrevocable notice to the Administrative Agent (which notice must be received by the Administrative Agent prior to 11:00 a.m., New York City time), (ii) its Term Benchmark Loans denominated in any Foreign Currency in whole or in part, upon at least four (4) Business Days’ irrevocable notice to the Administrative Agent (which notice must be received by the Administrative Agent prior to 11:00 a.m., New York City time), and (iii) its RFR Loans in whole or in part, upon at least five (5) RFR Business Days’ irrevocable notice to the Administrative Agent (which notice must be received by the Administrative Agent prior to 11:00 a.m., New York City time), in each case of the foregoing clauses (i), (ii) and (iii), specifying the date and amount of prepayment. Partial payments of Term Benchmark Loans or RFR Loans shall be in a minimum aggregate amount of 5,000,000 units in the applicable Agreed Currency or in an integral multiple of 1,000,000 units in excess thereof, or such lesser principal amount as may equal the outstanding Term

Benchmark Loans or RFR Loans to a Borrower or such lesser amount as may be agreed to by the Administrative Agent.
2.6.3
Each prepayment pursuant to this Section 2.6 and each conversion pursuant to Section 2.7 shall be accompanied by accrued and unpaid interest on the amount prepaid to the date of prepayment and any amounts payable under Section 3.4 in connection with such payment.
2.6.4
Voluntary prepayments by any Borrower pursuant to this Section 2.6 shall be applied first to any Floating Rate Loans of such Borrower and second to any Term Benchmark Loans or RFR Loans of such Borrower then outstanding in such order as such Borrower may direct, provided that all prepayments on any Loans to a Borrower shall be applied pro rata to the Loans owing by such Borrower.
2.6.5
In the event and on each occasion that any Net Proceeds are received by or on behalf of the Company or any other Loan Party in respect of any Prepayment Event, the Company shall, promptly after such Net Proceeds are received, prepay the Term Loans as set forth in this Section 2.6.5 in an aggregate amount equal to Applicable Prepayment Percentage of such Net Proceeds; provided that, in the case of any event described in clause (a) or (b) of the definition of “Prepayment Event”, if the Company shall deliver to the Administrative Agent a certificate of a Designated Financial Officer to the effect that the Company or the relevant Loan Party intends to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 365 days after receipt of such Net Proceeds, to acquire (or replace, lease, improve or rebuild) assets to be used in the business of the Company and/or its Subsidiaries, and certifying that no Unmatured Default has occurred and is continuing, then no prepayment shall be required pursuant to this Section 2.6.5 in respect of the Net Proceeds specified in such certificate; provided further that to the extent of any such Net Proceeds therefrom that have not been so applied by the end of such 365-day period (or within a period of 180 days thereafter if by the end of such initial 365‑day period one or more Loan Parties shall have entered into an agreement with an unaffiliated third party to acquire (or replace, lease, improve or rebuild) such assets with such Net Proceeds), at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied. All mandatory prepayment amounts pursuant to this Section 2.6.5 shall be applied to prepay the Term Loans as directed by the Company, or, absent a direction by the Company, to installments of the Term Loans in direct order of maturity, in each case on a pro rata basis to the Term Lenders holding such Term Loans. Any reduction of the amount of, or any extension of the payment date for, the mandatory prepayments required under this Section 2.6.5 or any other term or provisions of this Section 2.6.5, shall only require the approval of the Required Term Lenders.
2.6.6
All amounts prepaid in respect of any Revolving Loan may be reborrowed and successively repaid and reborrowed, subject to the other terms and conditions in this Agreement. All amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

Section 2.7. Conversion and Continuation of Outstanding Advances.

2.7.1
U.S. Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Term Benchmark Advances. Each Term Benchmark Advance shall continue as a Term Benchmark Advance until the end of the then applicable Interest Period therefor, at which time such Term Benchmark Advance shall be automatically converted into a Floating Rate Advance unless the applicable Borrower shall have given the Administrative Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Term Benchmark Advance either continue as a Term Benchmark Advance for the same or another Interest Period or be converted into a Floating Rate Advance. Subject to the terms hereof, the applicable Borrower may elect from time to time to convert all or any part of an Advance of any Type into any other Type or Types of Advance; provided that any conversion of any Term Benchmark Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The applicable Borrower shall give the Administrative Agent irrevocable notice (a “Conversion/Continuation Notice”) signed by an Authorized Officer of the applicable Borrower (provided that, if such Conversion/Continuation Notice is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent) of each conversion of an Advance or continuation of a Term Benchmark Advance not later than 11:00 a.m., New York City time, at least one (1) Business Day, in the case of a conversion into a Floating Rate Advance, or three (3) U.S. Government Securities Business Days, in the case of a conversion into or continuation of a Term Benchmark Advance, prior to the date of the requested conversion or continuation, specifying:
(a)
the requested date, which shall be a Business Day, of such conversion or continuation,
(b)
the aggregate amount and Type of the Advance which is to be converted or continued, and
(c)
the amounts and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Term Benchmark Advance, the duration of the Interest Period applicable thereto.

Notwithstanding anything herein to the contrary, (i) RFR Loans denominated in U.S. Dollars shall be available only by operation of Section 3.1 hereof and (ii) RFR Loans denominated in Canadian Dollars shall be available only by operation of Section 3.1 hereof.

2.7.2
Foreign Currency Advances. Any Term Benchmark Advances denominated in a Foreign Currency may be continued as such upon the expiration of the then current Interest Period with respect thereto by the relevant Borrower giving the Administrative Agent at least four (4) Business Days’ prior irrevocable notice signed by an Authorized Officer of the applicable Borrower (provided that, if such Conversion/Continuation Notice is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent) of such election and specifying the duration of the Interest Period applicable thereto (which notice must be received by the Administrative Agent prior to 11:00 a.m., Local Time) ~~of such election and specifying the duration of the Interest Period applicable thereto~~, provided that if the relevant Borrower shall fail to give such notice, such Term Benchmark Advance shall be automatically continued for an Interest Period of one (1) month, provided, further, that if such continuation would extend the Interest Period beyond the Facility Termination Date then such continuation shall not be permitted and such Term Benchmark Advance shall be due at the end of the then applicable Interest Period.

Section 2.8. Interest Rates, Interest Payment Dates; Interest and Fee Basis.

(a)
Each Floating Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Loan is made or is converted from a Term Benchmark Loan into a Floating Rate Loan pursuant to Section 2.7 to but excluding the date it becomes due or is converted into a Term Benchmark Loan pursuant to Section 2.7 hereof, at a rate per annum equal to the Floating Rate for such day. Each RFR Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Loan is made to but excluding the date it becomes due, at a rate per annum equal to the Adjusted Daily Simple RFR plus the Applicable Margin. Each Term Benchmark Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate or the Adjusted Term CORRA Rate, as applicable, determined for such Interest Period plus the Applicable Margin.

(b)
Interest accrued on each Advance shall be payable on each Interest Payment Date.
(c)
Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (Local Time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, except as otherwise provided in the definition of Interest Period, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.
(d)
All interest shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period such interest or fee is payable over a year comprised of 360 days, except for (a) interest on Loans denominated in Sterling ~~bearing interest at~~computed by reference to the Daily Simple RFR, which shall be calculated for actual days elapsed on the basis of a 365 day year, (b) interest on Loans denominated in Canadian Dollars computed by reference to Term CORRA Rate or the Canadian Prime Rate, which shall be calculated for actual days elapsed on the basis of a 365 day year, or 366 days in a leap year, (c) interest on Loans denominated in Dollars computed by reference to the Alternate Base Rate only at times when the Alternate Base Rate is based on the Prime Rate, which shall be calculated for actual days elapsed on the basis of a 365 day year, or 366 days in a leap year and (~~b~~d) interest on Loans denominated in any other Agreed Foreign Currency for which it is required by applicable law or customary to compute interest on the basis of a year of 365 days or, if required by applicable law or customary, 366 days in a leap year, shall be computed on such basis. All fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day and the last day of each period but excluding the date on which the Revolving Commitments terminate).
(e)
Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance or RFR Advance will take effect simultaneously with each change in the Alternate Base Rate or Adjusted Daily Simple RFR, as applicable. Each Term Benchmark Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Term Benchmark Advance. No Interest Period may end after the applicable Maturity Date.
(f)
For purposes of the Interest Act (Canada), (a) whenever any interest or fee under this Agreement is calculated using a rate based on a year of 360 days or 365 days or 366 days in a leap year, as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (i) the applicable rate based on a year of 360 days or 365 days or 366 days in a leap year, as the case may be, (ii) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (iii) divided by 360 or 365 or 366 days in a leap year, as the case may be, (b) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement, and (c) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields. The Borrowers acknowledge and agree that for the purposes of the Interest Act (Canada), the information provided to them hereunder with respect to the calculation of interest hereunder or under any Loan Document shall constitute an express statement of the yearly rate or percentage of interest to which such interest rate or percentage is equivalent. The Borrowers hereby irrevocably agree not to plead or assert, whether by way of defense or otherwise, in any proceeding relating to this Agreement or any Loan Document, that the interest payable under this Agreement or any Loan Document and the calculation thereof has not been adequately disclosed to the Borrowers, whether pursuant to Section 4 of the Interest Act (Canada) or any other applicable law.

(g)
If any provision of this Agreement would oblige a Canadian Borrower to make any payment of interest or other amount payable to any holder of Obligations in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that holder of Obligations of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable law or so result in a receipt by that holder of Obligations of “interest” at a “criminal rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows:
(h)
first, by reducing the amount or rate of interest; and
(i)
thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid which would constitute interest for purposes of section 347 of the Criminal Code (Canada).

Section 2.9. Rates Applicable After Default. Notwithstanding anything to the contrary contained in this Agreement, during the continuance of a Default the Required Lenders may, at their option, by notice to the Borrowers (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued (after the expiration of the then current Interest Period) as a Term Benchmark Advance, provided that, notwithstanding the foregoing, any outstanding Term Benchmark Advance may be continued for an Interest Period not to exceed one month after such notice to the Borrowers by the Required Lenders. Upon and during the continuance of any Default, the Required Lenders may, at their option, by notice to the Company (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders as to changes and interest rates) declare that (a) each Term Benchmark Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period (with the Applicable Margin automatically adjusted to the highest amount provided in the definition of Applicable Margin, notwithstanding where the Applicable Margin would otherwise be set) plus 2% per annum, and (b) each Floating Rate Advance and any other amount due under this Agreement shall bear interest at a rate per annum equal to the Floating Rate otherwise applicable to Floating Rate Loans plus 2% per annum, provided that, upon and during the continuance of any acceleration for any reason of any of the Obligations, the interest rate set forth in clauses (a) and (b) shall be applicable to all Advances without any election or action on the part of the Administrative Agent or any Lender.

Section 2.10. Pro Rata Payment, Method of Payment.

(a)
Each borrowing of Loans of any class of Commitment by the Company from the applicable Lenders shall be made pro rata according to the Pro Rata Shares of such Lenders in effect on the date of such borrowing. Each payment by the Company on account of any facility fee shall be allocated by the Administrative Agent among the Revolving Lenders in accordance with their respective Pro Rata Shares. Any reduction of any of any class of Commitments of the applicable Lenders shall be allocated by the Administrative Agent among the applicable Lenders pro rata according to the Pro Rata Shares of the applicable Lenders with respect thereto. Except as otherwise provided in this Agreement, each optional prepayment by the Company on account of principal or interest on its Loans shall be allocated by the Administrative Agent pro rata according to the respective outstanding principal amounts thereof. All payments (including prepayments) to be made by the Company hereunder in respect of amounts denominated in U.S. Dollars, whether on account of principal, interest, fees or otherwise, shall be made, without setoff, deduction, or counterclaim, in Same Day Funds to the Administrative Agent at the Administrative Agent’s

address specified pursuant to Article XIV, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Company, by 3:00 p.m., New York City time on the date when due. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article XIV or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. The Administrative Agent is hereby authorized to charge the account of any Borrower maintained with JPMCB or any of its Affiliates for each payment of principal, interest and fees as it becomes due hereunder.
(b)
Each borrowing of Foreign Currency Loans by any Borrower shall be made pro rata according to the Pro Rata Shares of the Revolving Lenders in effect on the date of such Loans. Except as provided in this Agreement, each payment (including each prepayment) by a Foreign Subsidiary Borrower on account of principal of and interest on its Loans shall be allocated by the Administrative Agent pro rata according to the respective principal amounts of the Loans then due and owing by such Borrower. All payments (including prepayments) to be made by a Borrower on account of Loans, whether on account of principal, interest, fees or otherwise, shall be made without setoff, deduction, or counterclaim in the currency of such Loan (in Same Day Funds) to the Administrative Agent for the account of the Lenders at the payment office for such Loans specified from time to time by the Administrative Agent by notice to the Borrowers prior to 3:00 p.m. local time at such payment office on the due date thereof. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article XIV or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. The Administrative Agent is hereby authorized to charge the account of any Borrower maintained with JPMCB or any of its Affiliates for each payment of principal, interest and fees as it becomes due hereunder.

Section 2.11. ~~Telephonic Notices~~Reserved~~. Each Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any Person or Persons the Administrative Agent or any Lender reasonably and in good faith believes to be an Authorized Officer. Each Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error. Notwithstanding anything herein to the contrary, all requests for Loans denominated in any Agreed Foreign Currency (other than from the Canadian Borrower) or any continuation of such Loans, or conversion thereto, shall be in writing unless otherwise agreed to by the Administrative Agent.~~

Section 2.12. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each applicable Lender of the contents of each Commitment reduction notice, borrowing notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Administrative Agent will notify each applicable Lender of the interest rate applicable to each Term Benchmark Advance promptly upon determination of such interest rate and will give each such Lender prompt notice of each change in the Alternate Base Rate.

Section 2.13. Lending Installations. Each Lender may make and book its Loans at any Lending Installation(s) selected by such Lender and may change its Lending Installation(s) from time to time. All terms of this Agreement shall apply to any such Lending Installation(s) and the Notes, if any, shall be deemed held by each Lender for the benefit of such Lending Installation(s). Each Lender may, by written notice to the Administrative Agent and the applicable Borrower, designate one or more Lending Installations which are to make and book Loans and for whose account Loan payments are to be made.

Section 2.14. Non‑Receipt of Funds by the Administrative Agent. Unless a Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (a) in the case of a Lender, the proceeds of a Loan or (b) in the case of a Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for the first five (5) days and the interest rate applicable to the relevant Loan for each day thereafter or (ii) in the case of payment by a Borrower, the interest rate applicable to the relevant Loan.

Section 2.15. Facility Letters of Credit.

2.15.1
Obligation to Issue. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrowers herein set forth, the Issuers hereby agree to issue for the account of a Borrower through such of the Issuer’s Lending Installations or Affiliates as the Issuer may determine, one or more Facility Letters of Credit in accordance with this Section 2.15, from time to time during the period, commencing on the Effective Date and ending five (5) Business Days prior to the Facility Termination Date. All Existing Facility Letters of Credit shall be deemed issued hereunder on the Effective Date. Notwithstanding anything herein to the contrary, the Issuer shall have no obligation hereunder to issue, amend or extend any Facility Letter of Credit (a) the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement, (b) if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuer from issuing such Facility Letter of Credit, or any Requirement of Law relating to the Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuer shall prohibit, or request that the Issuer refrain from, the issuance of Facility Letters of Credit generally or such Facility Letter of Credit in particular or shall impose upon the Issuer with respect to such Facility Letter of Credit any restriction, reserve or capital requirement (for which the Issuer is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the Issuer any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the Issuer in good faith deems material to it, or (c) if the issuance, amendment or extension of such Facility Letter of Credit would violate one or more policies of the Issuer applicable to Facility Letters of Credit generally; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed not to be in effect on the Effective Date for purposes of clause (b) above, regardless of the date enacted, adopted, issued or implemented.
2.15.2
Conditions for Issuance. In addition to being subject to the satisfaction of the conditions contained in Sections 4.1 and ~~4.3~~4.2, the obligation of an Issuer to issue, amend or extend any Facility Letter of Credit is subject to the satisfaction in full of the following conditions:
(a)
the aggregate maximum amount then available for drawing under Facility Letters of Credit issued by the Issuers, after giving effect to the Facility Letter of Credit requested hereunder, shall not exceed any limit imposed by law or regulation upon the Issuer;
(b)
the requested Facility Letter of Credit has an expiration date not later than one year after the date of issuance (or, in the case of any renewal or extension thereof, one year after such renewal or extension);
(c)
after giving effect to the Facility Letter of Credit requested hereunder, the aggregate maximum amount then available for drawing under Facility Letters of Credit issued by the Issuers, shall not exceed the amount permitted by Section 2.1(b), and no prepayment would be required under this Agreement and no provision of this Agreement would be breached;
(d)
the applicable Borrower shall have delivered to the applicable Issuer at such times and in such manner as such Issuer may reasonably prescribe such documents and materials as may be required pursuant to the terms of the proposed Facility Letter of Credit and the proposed Facility Letter of Credit shall be reasonably satisfactory to such Issuer as to form and content; and
(e)
as of the date of issuance, no order, judgment or decree of any Court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain such Issuer from issuing the Facility Letter of Credit and no law, rule or regulation applicable to such Issuer and no request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuer shall prohibit or request that such Issuer refrain from the issuance of Letters of Credit generally or the issuance of that Facility Letter of Credit.

Notwithstanding the foregoing or anything to the contrary contained herein, (i) no Issuer shall be obligated to issue, amend or extend any Facility Letter of Credit if, immediately after giving effect thereto, the outstanding Facility LC Exposure in respect of all Facility Letters of Credit issued by such Person and its Affiliates would exceed such Issuer’s Issuer Sublimit and (ii) no more than twenty (20) Facility Letters of Credit for all Issuers may be outstanding at any one time unless waived by the Administrative Agent in its sole discretion. Without limiting the foregoing and without affecting the limitations contained herein, it is understood and agreed that a Borrower may from time to time request that an Issuer issue Letters of Credit in excess of its individual Issuer Sublimit in effect at the time of such request, and each Issuer agrees to consider any such request in good faith. Any Facility Letter of Credit so issued by an Issuer in excess of its individual Issuer Sublimit then in effect shall nonetheless constitute a Facility Letter of Credit for all purposes of this Agreement, and shall not affect the Issuer Sublimit of any other Issuer, subject to the limitations on the aggregate Facility LC Exposure set forth in Section 2.1(b).

2.15.3
Procedure for Issuance of Facility Letters of Credit. (a)The applicable Borrower shall give one of the Issuers and the Administrative Agent three (3) Business Days’ prior written notice (submitted by hand or telecopy, or electronic communication, including an Approved Borrower Portal, if arrangements for doing so have been approved by the applicable Issuer) of any requested issuance of a Facility Letter of Credit under this Agreement ~~(except that, in lieu of such written notice, a Borrower may give an Issuer (i) notice of such request by facsimile or other electronic means acceptable to such Issuer or (ii) telephonic notice of such request if confirmed in writing by delivery to such Issuer (A) immediately of a facsimile or other electronic means acceptable to such Issuer of the written notice required hereunder which has been signed by an Authorized Officer of such Borrower and (B) promptly (but in no event later than the requested time of issuance) of a copy of the written notice required hereunder containing the original signature of an Authorized Officer of such Borrower)~~; such notice shall be irrevocable and shall specify the stated amount and Agreed Currency of the Facility Letter of Credit requested, (which requested currency shall be limited to the currency in which such Borrower may obtain Revolving Loans under this Agreement), the effective date (which day shall be a Business Day) of issuance of such requested Facility Letter of Credit, the date on which such requested Facility Letter of Credit is to expire (which date shall be a Business Day and shall in no event be later than the fifth day prior to Facility Termination Date, unless such Facility Letter of Credit is cash collateralized pursuant to Section 2.15.7), the purpose for which such Facility Letter of Credit is to be issued, and the Person for whose benefit the requested Facility Letter of Credit is to be issued. The Administrative Agent shall give notice to each applicable Lender of the issuance of each Facility Letter of Credit reasonably promptly after such Facility Letter of Credit is issued. At the time such request is made, the requesting Borrower shall also provide the applicable Issuer with a copy of the form of the Facility Letter of Credit it is requesting be issued. Such notice, to be effective, must be received by such Issuer not later than 2:00 p.m. (local time) or the time agreed upon by such Issuer and such Borrower on the last Business Day on which notice can be given under this Section 2.15.3.
(b)
Subject to the terms and conditions of this Section 2.15.3 and provided that the applicable conditions set forth in Sections 4.1 and ~~4.3~~4.2 hereof have been satisfied, the Issuer shall, on the requested date, issue a Facility Letter of Credit on behalf of the applicable Borrower in accordance with such Issuer’s usual and customary business practices.
(c)
The Issuers shall not extend or amend any Facility Letter of Credit unless the requirements of this Section 2.15 are met as though a new Facility Letter of Credit was being requested and issued.
2.15.4
Reimbursement Obligations. (a)Each Borrower agrees to pay to the Issuer the amount of all Reimbursement Obligations, interest and other amounts payable to the Issuer under or in connection with any Facility Letter of Credit issued on behalf of such Borrower immediately when due, irrespective of any claim, set-off, defense or other right which such Borrower, the Company or any Subsidiary may have at any time against the Issuer or any other Person, under all circumstances, including without limitation, any of the following circumstances:
(i)
any lack of validity or enforceability of this Agreement or any of the other Loan Documents;
(ii)
the existence of any claim, setoff, defense or other right which any Borrower or any Subsidiary may have at any time against a beneficiary named in a Facility Letter of Credit or any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), any Issuer, any Lender, or any other Person, whether in connection with this Agreement, any Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between any Borrower or any Subsidiary and the beneficiary named in any Facility Letter of Credit);
(iii)
any draft, certificate or any other document presented under the Facility Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
(iv)
the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or
(v)
the occurrence of any Default or Unmatured Default.
(b)
The Issuer shall promptly notify the applicable Borrower of any draw under a Facility Letter of Credit. Such Borrower shall reimburse the applicable Issuer for drawings under a Facility Letter of Credit issued by it on behalf of such Borrower promptly after the payment by the Issuer. Any Reimbursement Obligation with respect to any Facility Letter of Credit shall bear interest from the date of the relevant drawings under the pertinent Facility Letter of Credit at (a) in the case of such Obligations denominated in U.S. Dollars, the interest rate for Floating Rate Loans or (b) in the case of such Obligations denominated in an Agreed Foreign Currency, at the correlative floating rate of interest customarily applicable to similar extensions of credit to corporate borrowers denominated in such currency in the country of issue of such currency, as determined by the Administrative Agent. In addition to its other rights, the Issuers shall also have all rights for indemnification and reimbursement as each Revolving Lender is entitled under this Agreement.
2.15.5
Participation. (a)Immediately upon issuance by an Issuer of any Facility Letter of Credit in accordance with the procedures set forth in Section 2.15.3, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased and received from such Issuer, without recourse or warranty, an undivided interest and participation equal to its Pro Rata Share of such Facility Letter of Credit (including, without limitation, all obligations of the applicable Borrower with respect thereto) and any security therefor or guaranty pertaining thereto; provided that a Facility Letter of Credit issued by an Issuer shall not be deemed to be a Facility Letter of Credit for purposes of this Section 2.15.5 if such Issuer shall have received written notice from any Revolving Lender on or before one Business Day prior to the date of its issuance of such Facility Letter of Credit that one or more of the conditions contained in Sections 4.1 or ~~4.3~~4.2 are not then satisfied, and, in the event an Issuer receives such a notice, it shall have no further obligation to issue any Facility Letter of Credit until such notice is withdrawn by that Revolving Lender or such condition has been effectively waived in accordance with the provisions of this Agreement.
(b)
In the event that an Issuer makes any payment under any Facility Letter of Credit and the applicable Borrower shall not have repaid such amount to the Issuer pursuant to Section 2.15.4, the Issuer shall promptly notify the Administrative Agent and each Revolving Lender participating in such Facility Letter of Credit of such failure, and each Revolving Lender participating in such Facility Letter of Credit shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuer the amount of such Revolving Lender’s Pro Rata Share of the unreimbursed amount of any such payment in such currency. If any Revolving Lender participating in such Facility Letter of Credit fails to make available to such Issuer any amounts due to such Issuer pursuant to this Section 2.15.5(b), such Issuer shall be entitled to recover such amount, together with interest thereon (a) in the case of amounts denominated in U.S. Dollars, at the Federal Funds Effective Rate, for the first three (3) Business Days after such Revolving Lender receives such notice and thereafter, at the Floating Rate, or (b) in the case of amounts denominated in an Agreed Foreign Currency, at a local cost of funds rate for obligations in such currency as determined by the Administrative Agent for the first three (3) Business Days after such Revolving Lender receives such notice, and thereafter at the floating rate of interest correlative to the Floating Rate customarily applicable to similar extensions of credit to corporate borrowers denominated in such currency in the country of issue of such currency, as determined by the Administrative Agent, in either case payable (i) on demand, (ii) by setoff against any payments made to such Issuer for the account of such Revolving Lender or (iii) by payment to such Issuer by the Administrative Agent of amounts otherwise payable to such Revolving Lender under this Agreement. The failure of any Revolving Lender to make available to the Administrative Agent its Pro Rata Share of the unreimbursed amount of any such payment shall not relieve any other Revolving Lender of its obligation hereunder to make available to the Administrative Agent its Pro Rata Share of the unreimbursed amount of any payment on the date such payment is to be made, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available to the Administrative Agent its Pro Rata Share of the unreimbursed amount of any payment on the date such payment is to be made.
(c)
Whenever the Issuer receives a payment on account of a Reimbursement Obligation, including any interest thereon, it shall promptly pay to each Revolving Lender which has funded its participating interest therein, in like funds as received an amount equal to such Revolving Lender’s Pro Rata Share thereof.
(d)
The obligations of a Revolving Lender to make payments to the Administrative Agent with respect to a Facility Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, set-off, qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances.
(e)
In the event any payment by a Borrower received by the Administrative Agent with respect to a Facility Letter of Credit and distributed by the Administrative Agent to the Revolving Lenders on account of their participations is thereafter set aside, avoided or recovered from the Administrative Agent in connection with any receivership, liquidation, reorganization or bankruptcy proceeding, each Revolving Lender which received such distribution shall, upon demand by the Administrative Agent, contribute such Revolving Lender’s Pro Rata Share of the amount set aside, avoided or recovered together with interest at the rate required to be paid by the Administrative Agent upon the amount required to be repaid by it.
2.15.6
Compensation for Facility Letters of Credit.
(a)
The Issuer of a Facility Letter of Credit shall have the right to receive from the Borrower which requested issuance of such Facility Letter of Credit, solely for the account of such Issuer, a fronting fee in an amount agreed upon with the applicable Issuer as well as the Issuer’s reasonable and customary costs of issuing and servicing the Facility Letters of Credit.
(b)
In addition, such Borrower shall pay to the Administrative Agent for the account of each Revolving Lender participating in such Facility Letter of Credit a non-refundable fee at a per annum rate equal to the Applicable Margin applied to the face amount of the Facility Letter of Credit, payable quarterly in arrears to all Revolving Lenders participating in such Facility Letter of Credit (including the Issuers) ratably from the date such Facility Letter of Credit is issued until its stated expiry date.

(c)
All fronting fees under Section 2.15.6(a) and all participation fees under Section 2.15.6(b) shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed, and all such fronting fees and participation fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifteenth day following such last day.
2.15.7
Letter of Credit Collateral Account. Each Borrower hereby agrees that it will, until the final expiration date of any Facility Letter of Credit and thereafter as long as any amount is payable to the Revolving Lenders in respect of any Facility Letter of Credit, maintain a special collateral account (the “Letter of Credit Collateral Account”) at the Administrative Agent’s office at the address specified pursuant to Article XIV, in the name of such Borrower but under the sole dominion and control of the Administrative Agent, for the benefit of the Revolving Lenders and in which such Borrower shall have no interest other than as set forth in Section 8.1. The Administrative Agent will invest any funds on deposit from time to time in the Letter of Credit Collateral Account in certificates of deposit of the Administrative Agent having a maturity not exceeding 30 days. Nothing in this Section 2.15.7 shall either obligate the Administrative Agent to require any Borrower to deposit any funds in the Letter of Credit Collateral Account or limit the right of the Administrative Agent to release any funds held in the Letter of Credit Collateral Account other than as follows: (a) as required by Section 8.1, and the Borrower’s obligations to deposit funds in the Letter of Credit Collateral Account are limited to the circumstances required by Section 8.1 after the occurrence of a Default and during the continuance thereof and with respect to any Facility Letter of Credit with an expiration after the Facility Termination Date, and (b) if any Facility Letter of Credit has an expiration date after the Facility Termination Date, the Company shall deposit funds in the Letter of Credit Collateral Account in an amount equal to or greater than 105% of the aggregate maximum amount remaining available to be drawn under all such Facility Letters of Credit on or before the date 30 days prior to the Facility Termination Date.
2.15.8
Nature of Obligations. (a)As among the Borrowers, the Issuers and the Revolving Lenders, each Borrower assumes all risks of the acts and omissions of, or misuse of the Facility Letters of Credit by, the respective beneficiaries of the Facility Letters of Credit requested by it. In furtherance and not in limitation of the foregoing, the Issuers and the Revolving Lenders shall not be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Facility Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Facility Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of a Facility Letter of Credit to comply fully with conditions required in order to draw upon such Facility Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; (v) errors in interpretation of technical terms; (vi) misapplication by the beneficiary of a Facility Letter of Credit of the proceeds of any drawing under such Facility Letter of Credit; or (vii) any consequences arising from causes beyond the control of the Issuers or the Revolving Lenders. In addition to amounts payable as elsewhere provided in this Section 2.15, such Borrower hereby agrees to protect, indemnify, pay and save the Administrative Agent, each Issuer and each Revolving Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) arising from the claims of third parties against the Administrative Agent or such Issuer in respect of any Facility Letter of Credit requested by such Borrower.
(b)
In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuers or any Revolving Lender under or in connection with the Facility Letters of Credit or any related certificates, if taken or omitted in good faith, shall not put such Issuer or such Revolving Lender under any resulting liability to any

Borrower or relieve any Borrower of any of its obligations hereunder to the Issuers, the Administrative Agent or any Revolving Lender.
(c)
Notwithstanding anything to the contrary contained in this Section 2.15.8, a Borrower shall not have any obligation to indemnify the Administrative Agent, any Issuer or any Revolving Lender under this Section 2.15 in respect of any liability incurred by each arising primarily out of the willful misconduct of such Issuer, as determined by a court of competent jurisdiction, or out of the wrongful dishonor by such Issuer of a proper demand for payment made under the Facility Letters of Credit issued by such Issuer as determined by a court of competent jurisdiction, unless such dishonor was made at the request of such Borrower in writing, or out of the wrongful honor by such Issuer of a demand for payment made under the Facility Letters of Credit issued by such Issuer which demand for payment does not comply with the conditions required in order to draw upon such Facility Letter of Credit as determined by a court of competent jurisdiction, unless such dishonor was made at the request of such Borrower in writing.
2.15.9
Replacement and Resignation of the Issuer. (a)Any Issuer may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuer and the successor Issuer. The Administrative Agent shall notify the Revolving Lenders of any such replacement of the Issuer. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuer. From and after the effective date of any such replacement, (i) the successor Issuer shall have all the rights and obligations of the Issuer under this Agreement with respect to Facility Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuer” shall be deemed to refer to such successor or to any previous Issuer, or to such successor and all previous Issuers, as the context shall require. After the replacement of an Issuer hereunder, the replaced Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an Issuer under this Agreement with respect to Facility Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Facility Letters of Credit.
(b)
Subject to the appointment and acceptance of a successor Issuer, the Issuer may resign as an Issuer at any time upon thirty days’ prior written notice to the Administrative Agent, the Company and the Revolving Lenders, in which case, such Issuer shall be replaced in accordance with Section 2.15.9(a) above.
2.15.10
Issuer Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuer shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (a) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Facility Letters of Credit issued by such Issuer, including all issuances, extensions, amendments and renewals, all expirations and cancelations and all disbursements and reimbursements, (b) reasonably prior to the time that such Issuer issues, amends, renews or extends any Facility Letter of Credit, the date of such issuance, amendment, renewal or extension, and the stated amount of the Facility Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (c) on each Business Day on which such Issuer makes any Facility LC Disbursement, the date and amount of such Facility LC Disbursement, (d) on any Business Day on which a Borrower fails to reimburse a Facility LC Disbursement required to be reimbursed to such Issuer on such day, the date of such failure and the amount of such Facility LC Disbursement, and (e) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Facility Letters of Credit issued by such Issuer.

2.15.11
LC Exposure Determination. For all purposes of this Agreement, the amount of a Facility Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Facility Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.

Section 2.16. Swing Loans.

(a)
Making of Swing Loans. The Administrative Agent may elect in its sole discretion to make revolving loans (the “Swing Loans”) to any Borrower solely for the Administrative Agent’s own account, from time to time prior to the Facility Termination Date up to an aggregate principal amount at any one time outstanding not to exceed the amount permitted by Section 2.1(b). The Administrative Agent may in its sole discretion, without any obligation to do so, make Swing Loans, provided that the Administrative Agent has received a request in writing ~~(or via telephone if permitted~~transmitted by telecopy or electronic mail (or electronic communication including an Approved Borrower Portal, if arrangements for such transmission have been approved by the Administrative Agent) from an Authorized Officer of such Borrower for funding of a Swing Loan no later than such time required by the Administrative Agent, on the Business Day on which such Swing Loan is requested to be made in the case of Swing Loans denominated in U.S. Dollars, Euros or Sterling or, if required by the Administrative Agent, one Business Day prior to the date such Swing Loan is requested to be made in the case of Swing Loans denominated in any other Agreed Currency. The Administrative Agent shall not make any Swing Loan in the period commencing one Business Day after the Administrative Agent shall have received written notice from any Revolving Lender that one or more of the conditions contained in Sections 4.1 or ~~4.3~~4.2 are not then satisfied and ending upon the satisfaction or waiver of such condition(s). Each outstanding Swing Loan shall be payable on the Business Day following demand therefor, with interest at the rate agreed to between the Administrative Agent and such Borrower accrued thereon, shall be secured as part of the Obligations by the Collateral and shall otherwise be subject to all the terms and conditions applicable to Loans, except that all interest thereon shall be payable to the Administrative Agent solely for its own account.
(b)
~~Swing Loan Borrowing Requests. Each Borrower agrees to deliver promptly to the Administrative Agent a written confirmation of each telephonic notice for Swing Loans signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent, the records of the Administrative Agent shall govern, absent manifest error.~~Reserved.
(c)
Repayment of Swing Loans. At any time after making a Swing Loan, the Administrative Agent may request such Borrower to, and upon request by the Administrative Agent such Borrower shall, promptly request an Advance of Revolving Loan from all Revolving Lenders to such Borrower and apply the proceeds of such Advance to the repayment of any Swing Loan owing by such Borrower not later than the Business Day following the Administrative Agent’s request. Notwithstanding the foregoing, upon the earlier to occur of (a) three (3) Business Days after demand is made by the Administrative Agent, and (b) the Facility Termination Date, each Revolving Lender (other than the Administrative Agent) shall irrevocably and unconditionally purchase from the Administrative Agent, without recourse or warranty, an undivided interest and participation in such Swing Loan in an amount equal to such Revolving Lender’s Pro Rata Share of such Swing Loan and promptly pay such amount to the Administrative Agent in Same Day Funds. Such payment shall be made by the other Revolving Lenders whether or not a Default is then continuing or any other condition precedent set forth in Section ~~4.3~~4.2 is then met and whether or not such Borrower has then requested an Advance of Revolving Loans in such amount. If any

Revolving Lender fails to make available to the Administrative Agent, any amounts due to the Administrative Agent from such Revolving Lender pursuant to this Section, the Administrative Agent shall be entitled to recover such amount, together with interest thereon at the Federal Funds Effective Rate or such other local cost of funds rate determined by the Administrative Agent with respect to any Swing Loan denominated in any Agreed Foreign Currency for the first three (3) Business Days after such Revolving Lender receives notice of such required purchase and thereafter, at the rate applicable to such Loan, payable (i) on demand, (ii) by setoff against any payments made to the Administrative Agent for the account of such Revolving Lender or (iii) by payment to the Administrative Agent by the Administrative Agent of amounts otherwise payable to such Revolving Lender under this Agreement. The failure of any Revolving Lender to make available to the Administrative Agent its Pro Rata Share of any unpaid Swing Loan shall not relieve any other Revolving Lender of its obligation hereunder to make available to the Administrative Agent its Pro Rata Share of any unpaid Swing Loan on the date such payment is to be made, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available to the Administrative Agent its Pro Rata Share of any unpaid Swing Loan.

Section 2.17. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)
fees shall cease to accrue on the Revolving Commitment of such Defaulting Lender pursuant to Section 2.5.1, subject to clause (c)(iv) below;
(b)
the Commitment, Credit Exposure and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders, the Required Lenders, the Required Revolving Lenders or Required Term Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 8.2), provided that any waiver, amendment or modification requiring the consent of all Lenders or each Lender affected thereby which affects such Defaulting Lender shall require the consent of such Defaulting Lender;
(c)
if any Swing Loan Exposure or Facility LC Exposure exists at the time a Lender becomes a Defaulting Lender then:
(i)
all or any part of such Swing Loan Exposure and Facility LC Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Pro Rata Shares but only to the extent the sum of all non-Defaulting Lenders’ Revolving Credit Exposure plus such Defaulting Lender’s Swing Loan Exposure and Facility LC Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments; and
(ii)
if the reallocation described in clause (i) above cannot, or can only partially, be effected, the applicable Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Swing Loan Exposure and (y) second, cash collateralize such Defaulting Lender’s Facility LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth herein for so long as such Facility LC Exposure is outstanding;
(iii)
if the Company cash collateralizes any portion of such Defaulting Lender’s Facility LC Exposure pursuant to Section 2.17(c), the Company shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.15.6(b) with respect to such Defaulting Lender’s Facility LC Exposure during the period such Defaulting Lender’s Facility LC Exposure is cash collateralized;
(iv)
if the Facility LC Exposure of the non-Defaulting Lenders is reallocated pursuant to Section 2.17(c), then the fees payable to the Revolving Lenders pursuant to Section 2.5(a) and Section 2.15.6(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Pro Rata Shares; or
(v)
if any Defaulting Lender’s Facility LC Exposure is neither cash collateralized nor reallocated pursuant to Section 2.17(c), then, without prejudice to any rights or remedies of the Issuers or any Lender hereunder, all commitment fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Revolving Commitment that was utilized by such Facility LC Exposure) and Facility Letter of Credit fees payable under Section 2.15.6(b) with respect to such Defaulting Lender’s Facility LC Exposure shall be payable to the Issuers until such Facility LC Exposure is cash collateralized and/or reallocated;
(vi)
so long as any Revolving Lender is a Defaulting Lender, the Issuers shall not be required to issue, amend or increase any Facility Letter of Credit (and it is acknowledged that the Administrative Agent is not be required to fund any Swing Loan at any time) and, unless it is satisfied that the related exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.17(c), and participating interests in any such newly issued or increased Facility Letter of Credit or newly made Swing Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.17(c)(i) (and Defaulting Lenders shall not participate therein); and
(d)
notwithstanding anything herein to the contrary, any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent (a) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent (other than to the Administrative Agent as the lender of Swing Loans) hereunder, (b) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to the Issuers or the Administrative Agent (in its capacity as the lender of Swing Loans) hereunder, (c) third, to the funding of any Loan or the funding or cash collateralization of any participating interest in any Swing Loan or Facility Letter of Credit in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (d) fourth, if so determined by the Administrative Agent and such Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, (e) fifth, pro rata, to the payment of any amounts owing to such Borrower or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by such Borrower or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement and (f) sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is (i) a prepayment of the principal amount of any Loans or reimbursement obligations in respect of LC Disbursements which a Defaulting Lender has funded its participation obligations and (ii) made at a time when the conditions set forth in Section ~~4.3~~4.2 are satisfied, such payment shall be applied solely to prepay the Loans of, and reimbursement obligations owed to, all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or reimbursement obligations owed to, any Defaulting Lender.

If (a) a Bankruptcy Event or a Bail-In Action with respect to a Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (b) the Administrative Agent or any Issuer has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, no Issuer shall be required to issue, amend or increase any Facility Letter of Credit, unless the Issuer shall have entered into arrangements with the applicable Borrowers or such Lender, satisfactory to the Administrative Agent or such Issuer, as the case may be, to defease any risk to it in respect of such Lender hereunder. It is acknowledged that the Administrative Agent is not required to fund any Swing Loan at any time.

In the event that the Administrative Agent, the Company and the Issuers each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swing Loan Exposure and Facility LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swing Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Pro Rata Share.

Section 2.18. [Intentionally Omitted].

Section 2.19. Increase in Revolving Commitments.

(a)
The Company may, from time to time after the Amendment No. ~~1~~2 Effective Date, by notice to the Administrative Agent, request that the aggregate amount of the Revolving Commitments be increased (each a “Revolving Commitment Increase”), to be effective as of a date (the “Increase Date”) as specified in such notice to the Administrative Agent; provided that the amount of each such increase in the Revolving Commitment Increase shall not be less than $10,000,000 (or such other lower minimum amount agreed to between the Administrative Agent and the Company), and at no time shall the total aggregate amount of Revolving Commitment Increases hereunder, when added to the aggregate amount of Incremental Term Loans established pursuant to Section 2.20 below, exceed $250,000,000.
(b)
The Administrative Agent shall promptly notify the Lenders of a request by the Company for a Revolving Commitment Increase, which notice shall include (i) the proposed amount of such requested Revolving Commitment Increase, (ii) the proposed Increase Date and (iii) the date by which Lenders wishing to participate in the Revolving Commitment Increase must commit to an increase in the amount of their respective Revolving Commitments (the “Confirmation Date”). Each Lender that is willing to participate in such requested Revolving Commitment Increase (each an “Increasing Lender”) shall give written notice to the Administrative Agent on or prior to the Confirmation Date of the amount by which it is willing to increase its Revolving Commitment. If the Lenders notify the Administrative Agent that they are willing to increase the amount of their respective Revolving Commitments by an aggregate amount that exceeds the amount of the requested Revolving Commitment Increase, the requested Revolving Commitment Increase shall be allocated among the Lenders willing to participate therein in such amounts as are agreed between the Company and the Administrative Agent. The failure of any Lender to respond shall be deemed to be a refusal of such Lender to increase its Revolving Commitment.

(c)
Promptly following each Confirmation Date, the Administrative Agent shall notify the Company as to the amount, if any, by which the Lenders are willing to participate in the requested Revolving Commitment Increase. If the aggregate amount by which the Lenders are willing to participate in any requested Revolving Commitment Increase on any such Confirmation Date is less than the requested Revolving Commitment Increase, then the Company may extend offers to one or more Eligible Assignees to participate in any portion of the requested Revolving Commitment Increase that has not been committed to by the Lenders as of the applicable Confirmation Date.
(d)
The effectiveness of any request for a Revolving Commitment Increase hereunder shall be subject to the satisfaction on the date of such Revolving Commitment Increase (the “Incremental Facility Closing Date”) of each of the following conditions:
(i)
no Default or Unmatured Default shall have occurred and be continuing hereunder as of the effective date of such Revolving Commitment Increase;
(ii)
the representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects (except that any representation or warranty which is already qualified as to materiality or by reference to Material Adverse Effect shall be true and correct in all respects) on and as of such date, except to the extent such representations and warranties relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that any representation or warranty which is already qualified as to materiality or by reference to Material Adverse Effect shall be true and correct in all respects) as of such earlier date;
(iii)
On each Increase Date, each Eligible Assignee that accepts an offer to participate in a requested Revolving Commitment Increase in accordance with Section 2.19(c) (an “Assuming Lender”) shall become a Lender party to this Agreement as of such Increase Date and the Revolving Commitment of each Increasing Lender for such requested Revolving Commitment Increase shall be so increased by such amount (or by the amount allocated to such Lender pursuant to the penultimate sentence of Section 2.19(b)) as of such Increase Date:
(iv)
the Borrowers and any applicable Lender or lender not theretofore a Lender, shall execute and deliver to the Administrative Agent, a Lender Addition and Acknowledgement Agreement, in form and substance reasonably satisfactory to the Administrative Agent and acknowledged by the Administrative Agent and each Borrower;
(v)
the Administrative Agent shall have received such supplemental opinions, resolutions, certificates and other documents as the Administrative Agent may reasonably request; and
(vi)
an Assuming Lender may not be a Borrower or any Affiliate or Subsidiary of a Borrower.
(e)
On each Incremental Facility Closing Date, upon fulfillment of the conditions set forth in this Section 2.19, in the event any Loans are then outstanding, (i) each relevant Increasing Lender and Assuming Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to the applicable

Revolving Commitment Increase and the application of such amounts to make payments to such other Lenders (including any assignments and adjustments with respect to the Swing Loan Exposure and Letter of Credit outstandings of the Lenders and Assuming Lenders), the Loans to be held ratably by all Lenders as of such date in accordance with their respective Revolving Commitment percentages (after giving effect to the Revolving Commitment Increase ), (ii) the Borrowers shall be deemed to have prepaid and reborrowed all outstanding Loans made to it as of the date of such Revolving Commitment Increase (with each such borrowing to consist of Loans, with related Interest Periods if applicable, specified in a notice delivered by the Company in accordance with the requirements of Section 2.3) and (iii) the Borrowers shall pay to the Lenders the amounts, if any, payable under Section 3.3 as a result of such prepayment.
(f)
The provisions of Section 2.19 shall supersede any provisions in Section 8.2 or with respect to pro rata payments or distributions to the contrary.

Section 2.20. Incremental Term Loans.

(a)
The Company may, from time to time after the Amendment No. ~~1~~2 Effective Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request one or more tranches of term loans hereunder (collectively, the “Incremental Term Loans”); provided that (i) the amount of each such Incremental Term Loans shall not be less than $10,000,000 (or such other lower minimum amount agreed to between the Administrative Agent and the Company), and the aggregate amount of such Incremental Term Loans, taken together with all Incremental Term Loans previously incurred pursuant to this Section 2.20 and the aggregate amount of Revolving Commitment Increases made pursuant to Section 2.19, shall not exceed $250,000,000, (ii) the final stated maturity date of such tranche of Incremental Term Loans shall not be earlier than the latest Maturity Date in effect at the time of the incurrence of such Incremental Term Loans, (iii) such tranche of Incremental Term Loans shall rank pari passu in right of payment with the Revolving Loans and any other Incremental Term Loans, (iv) such Incremental Term Loans shall not be, and shall not be permitted to be, guaranteed by any Subsidiary of the Company that is not a Guarantor under this Agreement and (v) the terms, conditions and documentation governing such Incremental Term Loans (including, without limitation, all representations, covenants, defaults, guaranties and remedies, but excluding economic terms), taken as a whole, shall be substantially the same as, or less favorable to the Lenders or Additional Term Loan Lenders (as defined below) providing such Incremental Term Loans, than those terms and conditions applicable to the Lenders with respect to the Revolving Loans (except for covenants or other provisions applicable only to periods after the latest Facility Termination Date of the Revolving Loans ).
(b)
Each notice from the Company pursuant to clause (a) of this Section 2.20 shall set forth the requested amount and, in reasonable detail, the proposed terms of the relevant Incremental Term Loans. Incremental Term Loans may be made by any existing Lender (an “Existing Term Loan Lender”) or by any Eligible Assignee (any such Eligible Assignee providing such Incremental Term Loans at such time being called an “Additional Term Loan Lender” and, together with the Existing Term Loan Lenders providing such Incremental Term Loans at such time, the “Incremental Term Loan Lenders”). Incremental Term Loans shall be made pursuant to an amendment, restatement or amendment and restatement (an “Incremental Term Loan Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, each Incremental Term Loan Lender and the Administrative Agent, in each case without the consent of any other Person. The Incremental Term Loan Amendment may effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, to effect the provisions of this Section 2.20. The Borrowers hereby agree to enter into such Incremental Term Loan Amendments, and the Lenders hereby irrevocably authorize the Administrative Agent to enter into such Incremental Term Loan Amendments. The effectiveness of any Incremental Term Loan Amendment shall be subject to (x) the satisfaction of the conditions as the parties thereto shall agree, provided that no such Incremental Term Loan Amendment shall modify or waive any condition to the incurrence of Incremental Term Loans except in accordance with Section 8.2 hereof and (y) the receipt by the Administrative Agent of documents consistent with those delivered on the Effective Date pursuant to Section 4.1(b) as to the corporate power and authority of the Borrowers to borrow hereunder after giving effect to such Incremental Term Loan Amendment. Nothing contained in this Section 2.20 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to provide Incremental Term Loans, at any time.

~~(c) The parties hereto agree that the term loan facility evidenced by the Term Loans being made to the Company on the Term Loan Funding Date are being made pursuant to the terms of this Section 2.20 and shall not count against the $250,000,000 limitation set forth in Section 2.19 (a) and Section 2.20(a), it being further understood and agreed that (i) such Term Loans and the Term Lenders, respectively, are Incremental Term Loans and Incremental Term Lenders, respectively, hereunder and (ii) Amendment No. 1 is an Incremental Term Loan Amendment hereunder.~~

(c)
~~(d)~~ The provisions of Section 2.20 shall supersede any provisions in Section 8.2 or with respect to pro rata payments or distributions to the contrary.

Section 2.21. Extension of Maturity Date.

(a)
The Company may, by delivery of a Maturity Date Extension Request to the Administrative Agent (which shall promptly deliver a copy thereof to each of the Lenders) not less than 45 days prior to the then-existing Maturity Date for Revolving Loans and/or Revolving Commitments hereunder (the “Existing Maturity Date”), request that the Lenders extend the Existing Maturity Date in accordance with this Section 2.21. Each Maturity Date Extension Request shall (i) specify the date to which the Maturity Date is sought to be extended, (ii) specify the changes, if any, to the Applicable Margin to be applied in determining the interest payable on Loans of, and fees payable hereunder to, Consenting Lenders (as defined below) in respect of that portion of their Revolving Commitments (and related Loans) extended to such new Maturity Date and the time as of which such changes will become effective (which may be prior to the Existing Maturity Date), and (iii) specify any other amendments or modifications to this Agreement to be effected in connection with such Maturity Date Extension Request; provided that no such changes or modifications requiring approvals pursuant to Section 8.2 shall become effective prior to the then existing Maturity Date. In the event a Maturity Date Extension Request shall have been delivered by the Company, each Lender shall have the right (but not the obligation) to agree to the extension of the Existing Maturity Date and other matters contemplated thereby on the terms and subject to the conditions set forth therein (each Lender agreeing to the Maturity Date Extension Request being referred to herein as a “Consenting Lender” and each Lender not agreeing thereto being referred to herein as a “Declining Lender”), which right may be exercised by written notice thereof, specifying the maximum amount of the Revolving Commitment of such Lender with respect to which such Lender agrees to the extension of the Maturity Date, delivered to the Company (with a copy to the Administrative Agent) not later than a day to be agreed upon by the Company and the Administrative Agent following the date on which the Maturity Date Extension Request shall have been delivered by the Company (it being understood that any Lender that shall have failed to exercise such right as set forth above shall be deemed to be a Declining Lender). If a Lender elects to extend only a portion of its then existing Revolving Commitment, it will be deemed for purposes hereof to be a Consenting Lender in respect of such extended portion and a Declining Lender in respect of the remaining portion of its Revolving Commitment. If Consenting Lenders shall have agreed to such Maturity Date Extension Request in respect of Revolving Commitments held by them, then, subject to paragraph (d) of this Section 2.21, on the date specified in the Maturity Date Extension Request as the effective date thereof (the “Extension Effective Date”), (i) the Existing Maturity Date of the applicable Revolving Commitments shall, as to the Consenting Lenders, be extended to such date as shall be specified therein, (ii) the terms and conditions of the Revolving Commitments of the Consenting Lenders (including interest and fees (including Facility Letter of Credit fees) payable in respect thereof), shall be modified as set forth in the Maturity Date Extension Request and (iii) such other modifications and amendments hereto specified in the Maturity Date Extension Request shall (subject to any required approvals (including those of the Required Lenders having been obtained, if applicable), except that any such other modifications and amendments that do not take effect until the Existing Maturity Date shall not require the consent of any Lender other than the Consenting Lenders ) become effective.
(b)
Notwithstanding the foregoing, the Borrowers shall have the right, in accordance with the provisions of Sections 3.5 and 13.1 (including the required consent of the Administrative Agent and the Issuers to any new Lender pursuant to the terms of such sections), at any time prior to the Existing Maturity Date, to replace a Declining Lender (for the avoidance of doubt, only in respect of that portion of such Lender’s Revolving Commitments subject to a Maturity Date Extension Request that it has not agreed to extend) with a Lender or any Eligible Assignee that will agree to such Maturity Date Extension Request, and any such replacement Lender shall for all purposes constitute a Consenting Lender in respect of the Revolving Commitment assigned to and assumed by it on and after the effective time of such replacement.
(c)
If a Maturity Date Extension Request has become effective hereunder:
(i)
not later than the second (2nd) Business Day prior to the Existing Maturity Date, the Borrowers shall make prepayments of Loans and shall provide cash collateral in respect of Facility Letters of Credit in the manner set forth in Section 2.15.7, such that, after giving effect to such prepayments and such provision of cash collateral, the aggregate outstanding Revolving Credit Exposure as of such date will not exceed the aggregate Revolving Commitments of the Consenting Lenders extended pursuant to this Section 2.21 (and no Borrower shall be permitted thereafter to request any Loan or any issuance, amendment, renewal or extension of a Facility Letter of Credit if, after giving effect thereto, the aggregate Revolving Credit Exposure outstanding would exceed the aggregate amount of the Revolving Commitments so extended); and

(ii)
on the Existing Maturity Date, the Revolving Commitment of each Declining Lender shall, to the extent not assumed, assigned or transferred as provided in paragraph (b) of this Section 2.21, terminate, and the Borrowers shall repay all the Revolving Loans of each Declining Lender, to the extent such Revolving Loans shall not have been so purchased, assigned and transferred, in each case together with accrued and unpaid interest and all fees and other amounts owing to such Declining Lender hereunder (accordingly, the Revolving Commitment of any Consenting Lender shall, to the extent the amount of such Revolving Commitment exceeds the amount set forth in the notice delivered by such Lender pursuant to paragraph (a) of this Section 2.21 and to the extent not assumed, assigned or transferred as provided in paragraph (b) of this Section 2.21, be permanently reduced by the amount of such excess, and, to the extent not assumed, assigned or transferred as provided in paragraph (b) of this Section 2.21, the Borrowers shall prepay the proportionate part of the outstanding Revolving Loans and participations in Facility Letters of Credit of such Consenting Lender, in each case together with accrued and unpaid interest thereon to but excluding the Existing Maturity Date and all fees and other amounts payable in respect thereof on or prior to the Existing Maturity Date), it being understood that such repayments may be funded with the proceeds of new Revolving Loans made simultaneously with such repayments by the Consenting Lenders, which such Revolving Loans shall be made ratably by the Consenting Lenders in accordance with their extended Revolving Commitments.
(iii)
The occurrence of each Extension Effective Date shall be deemed to constitute a representation and warranty by the Borrowers on such Extension Effective Date that the conditions set forth in Section ~~4.3~~4.2 have been satisfied on such Extension Effective Date.
(iv)
Notwithstanding any provision of this Agreement to the contrary, it is hereby agreed that no extension of an Existing Maturity Date in accordance with the express terms of this Section 2.21, or any amendment or modification of the terms and conditions of the Revolving Commitments and Loans of the Consenting Lenders effected pursuant thereto, shall be deemed to (i) violate Section 2.10 or any other provision of this Agreement requiring the ratable reduction of Revolving Commitments or the ratable sharing of payments or (ii) require the consent of all Lenders or all affected Lenders under Section 8.2.
(v)
Without the consent of any other Person, the Borrowers, the Administrative Agent and the Consenting Lenders (and, to the extent required pursuant to the proviso of Section 2.5(c), the applicable Issuers) may enter into an amendment to this Agreement to effect such modifications as may be necessary to reflect the terms of any Maturity Date Extension Request that has become effective in accordance with the provisions of this Section 2.21.

Section 2.22. Amendment and Restatement. This Agreement amends and restates the Existing Loan Agreement as of the Effective Date. All loans and letters of credit outstanding under the Existing Loan Agreement shall remain outstanding and constitute Loans and Facility Letters of Credit under this Agreement and all fees and other obligations accrued under the Existing Loan Agreement as of the date of this Agreement will be paid under this Agreement according to the terms of this Agreement. All loans that were Eurocurrency Advances or Eurodollar Advances of a particular class outstanding under the Existing Loan Agreement shall be deemed Advances hereunder and subject to Section 2.3(d). All loans that were Floating Rate Loans immediately prior to the effectiveness of this Agreement on the Effective Date shall initially be Floating Rate Loans under this Agreement. The Loans and Facility Letters of Credit and other obligations pursuant hereto are issued in exchange and replacement for the loans, letters of credit other obligations under the Existing Loan Agreement, shall not be a novation or satisfaction thereof and shall be entitled to and secured by the same collateral with the same priority. All parties hereto agree that the Effective Date Departing Lender shall cease to be a party to this Agreement as of the Effective Date, and the Effective Date Departing Lender is not required to be a party to this Agreement in order to give effect to this Agreement. Any Commitments of the Effective Date Departing Lender under and as defined in the Existing Loan Agreement are terminated and the Effective Date Departing Lender shall no longer have any rights or obligations under the Existing Loan Agreement or under any of the other Loan Documents except that the rights and obligations of the Effective Date Departing Lender that would have survived termination of the Existing Loan Agreement shall survive (for the benefit of the Effective Date Departing Lender). The Lenders will make such payments and reallocations among themselves as directed by the Administrative Agent so that, after giving effect thereto, each Lender will hold its Pro Rata Share of the outstanding Aggregate Credit Exposure on (and as defined in this Agreement as of) the Effective Date and with Interest Periods that all begin on the Effective Date and the Company shall be liable for any breakage costs under Section 3.4.

ARTICLE III

CHANGE IN CIRCUMSTANCES, TAXES

Section 3.1. Alternate Rate of Interest.

(a) Subject to Sections 3.1(b), (c), (d), (e) and (f), if:

(i) the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) (x) prior to the commencement of any Interest Period for a Term Benchmark Advance, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate or the Adjusted Term CORRA Rate, as applicable (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period or (y) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple RFR or RFR for the applicable Agreed Currency; or

(ii) the Administrative Agent is advised by the Required Lenders that (x) prior to the commencement of any Interest Period for a Term Benchmark Advance, the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate or the Adjusted Term CORRA Rate, as applicable, for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Advance for the applicable Agreed Currency and such Interest Period or (y) at any time, the applicable Adjusted Daily Simple RFR or RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Advance for the applicable Agreed Currency; then the Administrative Agent shall give notice thereof (in reasonable detail) to the Company and the Lenders by telephone, facsimile or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the applicable Borrower delivers a new Conversion/Continuation Notice in accordance with the terms of Section 2.7 or a new Borrowing Notice in accordance with the terms of Section 2.3, (A) for Loans denominated in U.S. Dollars, (1) any Conversion/Continuation Notice that requests the conversion of any Advance to, or continuation of any Advance as, a Term Benchmark Advance and any

Borrowing Notice that requests a Term Benchmark Advance shall instead be deemed to be a Conversion/Continuation Notice or a Borrowing Notice, as applicable, for (x) an RFR Advance denominated in U.S. Dollars so long as the Adjusted Daily Simple RFR for U.S. Dollar Advances is not also the subject of Section 3.1(a)(i) or (ii) above or (y) a Floating Rate Advance if the Adjusted Daily Simple RFR for U.S. Dollar Advances also is the subject of Section 3.1(a)(i) or (ii) above and (2) any Borrowing Notice that requests an RFR Advance shall instead be deemed to be a Borrowing Notice, as applicable, for a Floating Rate Advance and (B) for Loans denominated in a Foreign Currency, any Conversion/Continuation Notice that requests the conversion of any Advance to, or continuation of any Advance as, a Term Benchmark Advance and any Borrowing Notice that requests a Term Benchmark Advance or an RFR Advance, in each case, for the relevant Benchmark shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Advances, then all other Types of Advances shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Company’s receipt of the notice from the Administrative Agent referred to in this Section 3.1(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the applicable Borrower delivers a new Conversion/Continuation Notice in accordance with the terms of Section 2.7 or a new Borrowing Notice in accordance with the terms of Section 2.3, (A) for Loans denominated in U.S. Dollars, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Advance denominated in U.S. Dollars so long as the Adjusted Daily Simple RFR for U.S. Dollar Advances is not also the subject of Section 3.1(a)(i) or (ii) above or (y) a Floating Rate Loan if the Adjusted Daily Simple RFR for U.S. Dollar Advances also is the subject of Section 3.1(a)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute, a Floating Rate Loan and (B) for Loans denominated in a Foreign Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate (or in the case of Canadian Dollars, the Canadian Prime Rate) for the applicable Foreign Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or in the case of Canadian Dollars, the Canadian Prime Rate) for the applicable Foreign Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in such Foreign Currency shall, at the applicable Borrower’s election prior to such day: (A) be prepaid by such Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in such Foreign Currency shall be deemed to be a Term Benchmark Loan denominated in U.S. Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in U.S. Dollars at such time, and (2) any RFR Loan shall bear interest at the Central Bank Rate (or in the case of Canadian Dollars, the Canadian Prime Rate) for the applicable Foreign Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or in the case of Canadian Dollars, the Canadian Prime Rate) for the applicable Foreign Currency cannot be determined, any outstanding affected RFR Loans denominated in such Foreign Currency, at the applicable Borrower’s election, shall either (A) be converted into Floating Rate Loans denominated in U.S. Dollars (in an amount equal to the Dollar Equivalent of such Foreign Currency) immediately or (B) be prepaid in full immediately.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to U.S. Dollars and/or Canadian Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c) (i) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. (ii) Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, with respect to a Loan denominated in Canadian Dollars, if a Term CORRA Reelection Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (c)(ii) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Company a Term CORRA Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term CORRA Notice after the occurrence of a Term CORRA Reelection Event and may do so in its sole discretion.

(d) The Administrative Agent will promptly notify the Company and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.1(e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.1(d), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.1(d).

(e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate, EURIBOR Rate or Term CORRA) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f) Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, the applicable Borrower may revoke any request for a Term Benchmark Advance, conversion to or continuation of Term Benchmark Loans to be made, converted or continued or (ii) an RFR Advance or conversion to RFR Loans, during any Benchmark Unavailability Period and, failing that, either (x) such Borrower will be deemed to have converted any such request for ~~(1)~~ a Term Benchmark Advance or RFR Advance, as applicable, denominated in U.S. Dollars into a request for an Advance of or conversion to (A) solely with respect to any such request for a Term Benchmark Advance, an RFR Advance denominated in U.S. Dollars so long as the Adjusted Daily Simple RFR for U.S. Dollar Advances is not the subject of a Benchmark Transition Event or (B) a Floating Rate Advance if the Adjusted Daily Simple RFR for U.S. Dollar Advances is the subject of a Benchmark Transition Event or (y) any request relating to a Term Benchmark Advance or RFR Advance denominated in a Foreign Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 3.3, (A) for Loans denominated in U.S. Dollars, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan be converted by the Administrative Agent to, and shall constitute, (x) an RFR Advance denominated in U.S. Dollars so long as the Adjusted Daily Simple RFR for U.S. Dollar Advances is not the subject of a Benchmark Transition Event or (y) a Floating Rate Loan if the Adjusted Daily Simple RFR for U.S. Dollar Advances is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute, a Floating Rate Loan and (B) for Loans denominated in any Foreign Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate (or in the case of Canadian Dollars, the Canadian Prime Rate) for the applicable Foreign Currency plus the CBR Spread; provided that if the Administrative Agent determines reasonably and in good faith (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or in the case of Canadian Dollars, the Canadian Prime Rate) for the applicable Foreign Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Foreign Currency shall, at the applicable Borrower’s election prior to such day: (A) be prepaid by such Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Foreign Currency shall be deemed to be a Term Benchmark Loan denominated in U.S. Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in U.S. Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate (or in the case of Canadian Dollars, the Canadian Prime Rate) for the applicable Foreign Currency plus the CBR Spread; provided that, if the Administrative Agent determines reasonably and in good faith (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or in the case of Canadian Dollars, the Canadian Prime Rate) for the applicable Foreign Currency cannot be determined, any outstanding affected RFR Loans denominated in any Foreign Currency, at the applicable Borrower’s election, shall either (A) be converted into Floating Rate Loans denominated in U.S. Dollars (in an amount equal to the Dollar Equivalent of such Foreign Currency) immediately or (B) be prepaid in full immediately.

Section 3.2. Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted Term CORRA Rate or Adjusted EURIBOR Rate, as applicable) or any Issuer;

(ii) impose on any Lender or any Issuer or the applicable offshore interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or the Loans made by such Lender or any Facility Letter of Credit or participation therein; or

(iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; and the result of any of the foregoing shall be to increase the cost to such Lender, such Issuer or such other Recipient of making, continuing, converting or maintaining any Loan or of maintaining its obligation to make any such Loan or to increase the cost to such Lender (including, without limitation, pursuant to any conversion of any Advance denominated in an Agreed Currency into an Advance denominated in any other Agreed Currency), such Issuer or such other Recipient of participating in, issuing or maintaining any Facility Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, such Issuer or such other Recipient hereunder, whether of principal, interest or otherwise (including, without limitation, pursuant to any conversion of any Advance denominated in an Agreed Currency into an Advance denominated in any other Agreed Currency), then the Company will pay to such Lender, such Issuer or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuer or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or any Issuer determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuer’s capital or on the capital of such Lender’s or such Issuer’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in

Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuer, to a level below that which such Lender or such Issuer or such Lender’s or such Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuer’s policies and the policies of such Lender’s or such Issuer’s holding company with respect to capital adequacy and liquidity), then from time to time the Company will pay to such Lender or such Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuer or such Lender’s or such Issuer’s holding company for any such reduction suffered.

(c) A certificate of a Lender or Issuer setting forth the amount or amounts necessary to compensate such Lender or such Issuer or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender or such Issuer, as the case may be, the amount shown as due on any such certificate within 30 days after receipt thereof.

(d) Failure or delay on the part of any Lender or Issuer to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuer’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender or an Issuer pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuer’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 3.3. Break Funding Payments. (a) With respect to Loans that are not RFR Loans, in the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of a Default or an optional or mandatory prepayment of Loans), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under this Agreement and is revoked in accordance herewith), (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 3.5 or (v) the failure by any Borrower to make any payment of any Loan or drawing under any Facility LC (or interest due thereon) denominated in a Foreign Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(b) With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of a Default or an optional or mandatory prepayment of Loans), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under this Agreement and is revoked in accordance herewith), (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Borrowers pursuant to Section 3.5 or (iv) the failure by any Borrower to make any payment of any Loan or drawing under any Facility LC (or interest due thereof) denominated in a Foreign Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

Section 3.4. Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Borrowers. Each applicable Borrower shall timely pay any to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent, timely reimburse it for, Other Taxes.

(c) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (a) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (b) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.1 relating to the maintenance of a Participant Register and (c) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Status of Lenders. (vi)(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.4(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an executed IRS Form W-9 or W-8_BEN-E, as applicable, certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) an executed IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed IRS Form W-8BEN-E or IRS Form W-8BEN; or

(4) to the extent a Foreign Lender is not the beneficial owner, an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E or IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.4 (including by the payment of additional amounts pursuant to this Section 3.4), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.4 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 3.4 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i) Defined Terms. For purposes of this Section 3.4, the term “Lender” includes any Issuer and the term “applicable law” includes FATCA.

(j) FATCA. For purposes of determining withholding Taxes imposed under FATCA, from and after the Effective Date, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

Section 3.5. Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 3.2, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.4, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.2 or 3.4, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment including the $3,500 fee contemplated by Section 13.1(b).

(b) If any Lender (i) shall become affected by any of the changes or events described in Section 3.2 or 3.4 and a Borrower is required to pay additional amounts or make indemnity payments with respect to the Lender thereunder, (ii) is a Defaulting Lender or (iii) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 8.2 or any other provision of any Loan Document requires the consent of all affected Lenders and with respect to which the Required Lenders shall have granted their consent (any such Lender being hereinafter referred to as a “Departing Lender”), then in such case, the Borrowers may, upon at least five (5) Business Days’ notice to the Administrative Agent and such Departing Lender (or such shorter notice period specified by the Administrative Agent), designate a replacement lender acceptable to the Administrative Agent (a “Replacement Lender”) to which such Departing Lender shall, subject to its receipt (unless a later date for the remittance thereof shall be agreed upon by the Borrowers and the Departing Lender) of all amounts owed to such Departing Lender under Sections 3.2 or 3.4, assign all (but not less than all) of its interests, rights, obligations, Loans and Commitments hereunder; provided that the Departing Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swing Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the Replacement Lender (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts). Upon any assignment by any Lender pursuant to this Section 3.5 becoming effective, the Replacement Lender shall thereupon be deemed to be a “Lender” for all purposes of this Agreement (unless such Replacement Lender was, itself, a Lender prior thereto) and such Departing Lender shall thereupon cease to be a “Lender” for all purposes of this Agreement and shall have no further rights or obligations hereunder (other than pursuant to Section 3.2 or 3.4 and Section 10.7) while such Departing Lender was a Lender.

(c) Notwithstanding any Departing Lender’s failure or refusal to assign its rights, obligations, Loans and Commitments under this Section 3.5, the Departing Lender shall cease to be a “Lender” for all purposes of this Agreement and the Replacement Lender shall be substituted therefor upon payment to the Departing Lender by the Replacement Lender of all amounts set forth in this Section without any further action of the Departing Lender.

ARTICLE IV

CONDITIONS PRECEDENT

Section 4.1. Closing Conditions. On the date hereof, the Borrowers shall furnish, or shall cause to be furnished, to the Administrative Agent, each of the following:

(a)
Copies of the articles of incorporation or similar organizational documents of each Borrower and each Guarantor, together with all amendments thereto, and a certificate of good standing or similar governmental evidence of corporate existence, all certified by the Secretary or an Assistant Secretary of each applicable Borrower and each applicable Guarantor.
(b)
Copies, certified by the Secretary or an Assistant Secretary or other duly authorized representative of each Borrower and each Guarantor, of its by‑laws or other similar governing document and of its board of directors’ resolutions (or resolutions of other bodies, as applicable) authorizing the execution of the Loan Documents.
(c)
An incumbency certificate, executed by the Secretary or an Assistant Secretary of each Borrower and each Guarantor, which shall identify by name and title and bear the signature of the officers of such Borrower or such Guarantor authorized to sign the applicable Loan Documents and to make borrowings hereunder, as applicable, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by such Borrower or such Guarantor.
(d)
An opening compliance certificate, signed by any Designated Financial Officer of the Company, in a form satisfactory to the Administrative Agent.
(e)
A written opinion of the Borrowers’ and Guarantors’ counsel, addressed to the Lenders, in a form acceptable to the Administrative Agent.

(f)
Executed copies of the Consent and Amendment of Collateral Documents and any additional Collateral Documents, Guaranties and other agreements, certificates, lien searches and other documents in connection therewith requested by the Administrative Agent, each duly executed by the Borrowers or the Guarantors, as appropriate.
(g)
Copies of all governmental and nongovernmental consents, approvals, authorizations, declarations, registrations or filings required on the part of any Borrower or any Guarantor in connection with the execution, delivery and performance of the Loan Documents or the transactions contemplated hereby or thereby or as a condition to the legality, validity or enforceability of the Loan Documents, certified as true and correct in full force and effect as of the Effective Date by an Authorized Officer of the Borrowers, or if none is required, a certificate of such officer to that effect.
(h)
Payment of all fees owing by the Borrowers and the Guarantors as of the Effective Date.
(i)
Reasonably satisfactory results of all due diligence required by the Administrative Agent or the Required Lenders, including a review of all contingent liabilities, a review of contracts and insurance, a review of all litigation, and environmental matters and other due diligence.
(j)
Copies of the unqualified audited consolidated financial statements of the Company and its Subsidiaries for the fiscal year ended December 31, 2019 and copies of the internally prepared consolidated financial statements of the Company and its Subsidiaries for the fiscal quarter ended September 30, 2020, in each case in form and substance satisfactory to the Administrative Agent.
(k)
Since December 31, 2019, evidence reasonably satisfactory to the Administrative Agent that there has been no change in the business, property, financial condition or results of operations of the Company and its Subsidiaries taken as a whole which could reasonably be expected to have a Material Adverse Effect.
(l)
Such other agreements and documents, and the satisfaction of such other conditions as may be required by the Administrative Agent, including without limitation (i) all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act as may be requested five (5) Business Days in advance of the Effective Date and (ii) to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days prior to the Effective Date, any Lender that has requested, in a written notice to the Company at least the (10) days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Borrowers shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).

~~Section 4.2. Term Loan Funding Date. The obligations of the Term Lenders to make Term Loans shall not become effective until the date on which each of the following conditions is satisfied (or waived by the Required Term Lenders):~~

~~(a) The “Amendment Effective Date” under (and as defined in) Amendment No. 1 shall have occurred.~~

~~(b) The Strong Acquisition shall, substantially concurrently with the funding of the Term Loans hereunder, be consummated in all material respects pursuant to the Strong Acquisition Agreement, and no provision thereof shall have been amended or waived, and no consent or request shall have been given under the Strong Acquisition Agreement, without the prior written consent of the Arrangers (not to be unreasonably withheld, conditioned or delayed), in any way that is materially adverse to the Lenders in their capacities as such (it being understood and agreed that (i) amendments, waivers and other changes to the definition of “Material Adverse Effect” in the Strong Acquisition Agreement, and consents given pursuant to any such definition shall in each case be deemed to be materially adverse to the Lenders, and (ii) any modification, amendment or express waiver or consents by the Company that results in (x) an increase to the purchase price shall be deemed to not be materially adverse to the Lenders so long as such increase is either (A) less than 15% of the purchase price, or (B) funded solely with cash on hand or borrowing capacity under the Revolving Commitments, and (y) a decrease to the purchase price shall be deemed to not be materially adverse to the Lenders if and so long as such reduction is either (i) less than 15% of the purchase price or (ii) allocated to ratably reduce the Term Loan Commitments).~~

~~(c) (i) The Strong Refinancing shall have been consummated or will be consummated substantially concurrently with the funding of the Term Loans and, (ii) on the Term Loan Funding Date, after giving effect to the Strong Transactions, neither the Company nor any of its Subsidiaries (including, for the avoidance of doubt, Strong) shall have any indebtedness for borrowed money other than the Loans under this Agreement, indebtedness that is permitted to be outstanding by the terms of this agreement and Permitted Surviving Debt. The Administrative Agent shall have received reasonably satisfactory evidence of repayment of all indebtedness to be repaid on the Term Loan Funding Date and the discharge (or the making of arrangements for discharge) of all Liens securing any assets or property of the Company, Strong and their respective Subsidiaries (other than Liens permitted under this Agreement).~~

~~(d) The Strong Acquisition Agreement Representations shall be true and correct in all respects (after giving effect to all materiality qualifiers applicable thereto), and the Specified Representations shall be true and correct in all material respects (or, in the case of any such Specified Representation already qualified by Material Adverse Effect or a materiality qualifier, true and correct in all respects).~~

~~(e) Since December 29, 2023, no Material Adverse Effect (as defined in the Strong Purchase Agreement) shall have occurred.~~

~~(f) The Term Loan Commitment Expiration Date shall not have occurred.~~

~~(g) The Administrative Agent shall have received a certificate, dated as of the Term Loan Funding Date and signed by a Designated Financial Officer of the Company, certifying that, as of the Term Loan Funding Date, each of the conditions set forth in clauses (b) through (f) of this Section 4.2 are satisfied.~~

~~(h) The Arrangers shall have received (a) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Company and its Subsidiaries, for the three most recently completed fiscal years ended at least 90 days before the Term Loan Funding Date and (b) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Company and its Subsidiaries, for each subsequent fiscal quarter ended at least 60 days before the Term Loan Funding Date; provided that filing of the required financial statements on form 10-K and/or form 10-Q by the Company, as~~

~~applicable will satisfy the foregoing applicable requirements. The Arrangers acknowledge receipt of (i) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Company and its Subsidiaries for the fiscal years ended December 31, 2021 and December 31, 2022 and (ii) the unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Company and its Subsidiaries, for the fiscal quarters ending June 30, 2023 and September 30, 2023.~~

~~(i) The Arrangers shall have received a pro forma consolidated balance sheet and related pro forma consolidated statement of income of the Company as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 45 days prior to the Term Loan Funding Date (or, if the end of such most recently completed fiscal period is the end of a fiscal year, ended at least 90 days before the Term Loan Funding Date), prepared after giving effect to the Strong Transactions as if the Strong Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of income), which need not be prepared in compliance with Regulation S-X of the Securities Act of 1933, as amended, or include adjustments for purchase accounting.~~

~~(j) The Arrangers shall have received the “Financial Statements” (as defined in the Strong Acquisition Agreement).~~

~~(k) The Administrative Agent shall have received a solvency certificate, dated as of the Term Loan Funding Date and signed by a Designated Financial Officer of the Company, substantially in the form of Exhibit G.~~

~~(l) Subject to the Limited Conditionality Provision all actions necessary to establish that the Administrative Agent will have a perfected first priority security interest (subject to liens permitted under the Credit Documentation) in the Collateral shall have been taken.~~

~~(m) The Administrative Agent shall have received executed copies of the Second A&R Guaranty Agreement duly executed by the Guarantors (other than the Company and the Signature Entities) and the Security Agreement duly executed by the Company and the Guarantors (other than the Signature Entities).~~

~~(n) A written opinion of counsels for the Company and certain of the Guarantors, addressed to the Lenders, each in a form reasonably acceptable to the Administrative Agent.~~

~~(o) The Administrative Agent shall have received, at least 3 Business Days prior to the Term Loan Funding Date, all documentation and other information about the Borrowers and Guarantors as shall have been reasonably requested in writing by either the Administrative Agent or by the Arrangers at least 10 Business Days prior to the Term Loan Funding Date and required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act (including a Beneficial Ownership Certification from the Borrowers in respect of the Beneficial Ownership Regulation) (provided that, upon the execution and delivery by the Administrative Agent and each Lender acting as (or which Lender has an Affiliate acting as) an Arranger of its signature page to Amendment No. 1, the condition set forth in this clause (o) shall be deemed to be satisfied).~~

~~(p) The Administrative Agent shall have received all reasonable and documented out-of-pocket fees and expenses due and payable to the Administrative Agent, the Arrangers and the Lenders and required to be paid on or prior to the Term Loan Funding Date (or shall have been authorized to be deducted from the proceeds of the fundings of the Term Loans) to the extent~~

~~invoiced at least two (2) Business Days prior to the Term Loan Funding Date (except as otherwise reasonably agreed by the Company).~~

~~The Administrative Agent and the Lenders shall be entitled to rely on a certificate signed by a Designated Financial Officer of the Company certifying, in the manner described in such certificate, as to the accuracy of the matters set forth in clauses (b) through (f) of this Section 4.2 in making a determination of the satisfaction of the conditions precedent set forth in such clauses. The Administrative Agent shall notify the Company and the Lenders of the Term Loan Funding Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Term Lenders to make Term Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived by the Required Term Lenders (or as otherwise expressly provided therein)).~~

Section 4.2. ~~Section 4.3.~~ Each Advance. The Lenders shall not be required to make any Loans ~~(other than a Term Loan (which shall only be subject to the conditions set forth in Section 4.2))~~ nor shall any Issuer be required to issue any Facility Letter of Credit, unless on the applicable Borrowing Date, both before and after giving effect on a Pro Forma Basis to such Loan or Facility Letter of Credit:

(a)
There exists no Default or Unmatured Default.
(b)
The representations and warranties of the Loan Parties set forth in the Loan Documents are true and correct in all material respects (except that any representation or warranty which is already qualified as to materiality or by reference to Material Adverse Effect shall be true and correct in all respects) on and as of such Borrowing Date, except to the extent such representations and warranties relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that any representation or warranty which is already qualified as to materiality or by reference to Material Adverse Effect shall be true and correct in all respects) as of such earlier date.
(c)
If such Loan is an initial Loan to a Foreign Subsidiary Borrower, the Administrative Agent shall have received a Foreign Subsidiary Opinion in respect of such Foreign Subsidiary Borrower and such other documents reasonably requested by the Administrative Agent pursuant to Section 8.2.2(i).
(d)
In the case of any Loan or Facility Letter of Credit to be denominated in an Agreed Foreign Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Revolving Lenders (in the case of any Loans to be denominated in an Agreed Foreign Currency) or Issuer (in the case of any Facility Letter of Credit to be denominated in an Agreed Foreign Currency) would make it impracticable for such Loan or Facility Letter of Credit to be denominated in the relevant Agreed Foreign Currency.

Each Borrowing Notice with respect to each borrowing by a Borrower hereunder ~~(other than a borrowing of Term Loans on the Term Loan Funding Date)~~ or each request for an issuance of a Facility Letter of Credit shall constitute a representation and warranty by the Company and such Borrower that the conditions contained in Sections ~~4.3~~4.2(a) and (b) have been satisfied.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Each of the Company and the Foreign Subsidiary Borrowers (insofar as the representations and warranties set forth below relate to such Foreign Subsidiary Borrower) represents and warrants to the Lenders that:

Section 5.1. Corporate Existence and Standing. Each of the Company and its Subsidiaries is a corporation, partnership, limited liability company or other organization, formation or incorporation, duly organized, formed or incorporated, validly existing and in good standing (where such concept has meaning) under the laws of its jurisdiction of organization and has all requisite corporate, partnership, company or similar authority to conduct its business as presently conducted.

Section 5.2. Authorization and Validity. Each Borrower has the corporate or other power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by each of the Borrowers of the Loan Documents and the performance of their obligations thereunder have been duly authorized by proper corporate or other proceedings, and the Loan Documents to which they are a party constitute legal, valid and binding obligations of the Borrowers enforceable against the Borrowers in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

Section 5.3. No Conflict; Government Consent. Neither the execution and delivery by the Borrowers of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or any of its Subsidiaries, other than any violation that would not reasonably be expected to result in a Material Adverse Effect, or the Company’s or any Subsidiary’s articles of incorporation, code of regulations, by‑laws or other organizational documents, or, in any material respect, the provisions of any material indenture, instrument or agreement to which the Company or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or result in the creation or imposition of any Lien (other than any Lien permitted by Section 6.14) in, of or on the Property of the Company or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. Other than those which have been obtained, no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

Section 5.4. Financial Statements. All financial statements of the Company and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present in all material respects the consolidated financial condition and operations of the Company and its Subsidiaries.

Section 5.5. Material Adverse Change. Since December 31, 2019, there has been no material adverse change in the business, Property, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

Section 5.6. Taxes. The Company and its Subsidiaries have filed all United States and Canadian federal tax returns and all other material tax returns which are required to be filed by any Governmental Authority and have paid all taxes shown as due pursuant to said returns or pursuant to any assessment received by the Company or any of its Subsidiaries by any Governmental Authority, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP and as to which no Lien (other than as permitted by Section 6.14) exists except as could not reasonably be expected to result in a Material Adverse Effect. No material tax liens have been filed and no claims are being asserted with respect to any such taxes, other than as permitted by Section 6.14.

Section 5.7. Litigation and Contingent Obligations. Except as set forth on Schedule 5.7 hereto, there is no litigation, arbitration or proceeding pending or, to the knowledge of any of the Company’s executive officers, any governmental investigation or inquiry pending or any litigation, arbitration, governmental investigation, proceeding or inquiry threatened (in writing) against or affecting the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of the Loans or Advances. To the knowledge of any of the Company’s executive officers, other than any liability incident to such litigation, arbitration or proceedings listed and/or referenced on Schedule 5.7, the Company and its Subsidiaries have no contingent obligations which could reasonably be expected to have a Material Adverse Effect that are not provided for or disclosed in the financial statements referred to in Section 5.4. As of the Amendment No. 2 Effective Date, to the best knowledge of the Company, the information included in any applicable Beneficial Ownership Certification provided on or prior to the Amendment No. 2 Effective Date to any Lender in connection with ~~this Agreement~~Amendment No. 2 is true and correct in all respects.

Section 5.8. Subsidiaries. Schedule 5.8 hereto contains an accurate list of all Subsidiaries of the Company as of the Amendment No. 2 Effective Date, setting forth their respective jurisdictions of incorporation or organization and the percentage of their respective capital stock owned by the Company or other Subsidiaries. All of the issued and outstanding shares of Capital Stock of such Subsidiaries held by the Company have been duly authorized and issued and are fully paid and non‑assessable.

Section 5.9. ERISA. Each member of the Controlled Group has fulfilled its material obligations under the minimum funding standards of ERISA and the Code with respect to each Plan. Each member of the Controlled Group is in material compliance with the applicable provisions of ERISA and the Code with respect to each Plan except where such noncompliance would not have a Material Adverse Effect. Each Single Employer Plan and, to the knowledge of any of the Company’s executive officers, each Plan subject to Section 413(c) of the Code complies in all material respects with all applicable requirements of law and regulations, no Reportable Event which has or may result in any material liability has occurred with respect to any Single Employer Plan or, to the knowledge of any of the Company’s executive officers, has occurred with respect to any Plan subject to Section 413(c) of the Code, and no steps have been taken to terminate any Single Employer Plan. No member of the Controlled Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Single Employer Plan or Multiemployer Plan, or made any amendment to any Plan, which has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any material, actual liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

Section 5.10. Accuracy of Information. No information, exhibit or report (taken as a whole) furnished by the Company or any of its Subsidiaries in writing to the Administrative Agent or to any Lender in connection with the negotiation of the Loan Documents executed as of the Amendment No. 2 Effective Date (excluding financial or other projections, estimates, budgets or other forward looking statements or general market data) contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances in which made, as of the date thereof. All financial or other projections, estimates, budgets and other forward looking statements (“Projections”) furnished by the Company or any of its Subsidiaries in writing to the Administrative Agent or to any Lender in connection with the negotiation of the Loan

Documents have been prepared in good faith based upon accurate and complete historical data for the Company and its Subsidiaries and reasonable assumptions at the time of such preparation and delivery; it being understood that Projections are as to future events and are not to be viewed as facts, the Projections are subject to significant uncertainties and contingencies, many of which are beyond the Company’s control, that no assurance can be given that any particular Projections will be realized and that actual results during the period or periods covered by any such Projections may differ significantly from the projected results and such differences may be material.

Section 5.11. Regulations T, U and X. Neither the Company nor any of its Subsidiaries extends or maintains, in the ordinary course of business, credit for the purpose, whether immediate, incidental, or ultimate, of buying or carrying margin stock (within the meaning of Regulations T, U or X), and no part of the proceeds of any Advance will be used for the purpose, whether immediate, incidental, or ultimate, of buying or carrying any such margin stock or maintaining or extending credit to others for such purpose. After applying the proceeds of each Advance, such margin stock will not constitute more than 25% of the value of the assets (either of the Company alone or of the Company and its Subsidiaries on a consolidated basis) that are subject to any provisions of any Loan Document that may cause the Advances to be deemed secured, directly or indirectly, by such margin stock.

Section 5.12. Material Agreements. Except as set forth on the Schedules, neither the Company nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction the existence or performance of which, or compliance with which, could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in material default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party (including any agreement or instrument evidencing or governing Indebtedness), which default could reasonably be expected to have a Material Adverse Effect.

Section 5.13. Compliance With Laws. The Company and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property if failure to comply could reasonably be expected to have a Material Adverse Effect.

Section 5.14. Plan Assets; Prohibited Transactions. None of the Loan Parties or any of their Subsidiaries is a Benefit Plan deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations). The Company and its Subsidiaries have not engaged in any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code which could reasonably be expected to result in any material liability; and subject to each Lender’s compliance with Section 11.12(a), neither the execution, delivery nor performance of the transactions contemplated by this Agreement, including the making of any Loan, the issuance of any Letter of Credit, or the making of any of the Commitments hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Section 5.15. Environmental Matters. In the ordinary course of its business, the officers of the Company consider the effect of applicable Environmental Laws on the business of the Company and its Subsidiaries, in the course of which they use commercially reasonable efforts to identify and evaluate reasonably potential risks and liabilities accruing to the Company and its Subsidiaries due to actual or potential non-compliance with applicable Environmental Laws. Except as set forth on Schedule 5.15 hereto and except with respect to routine costs incurred in the ordinary course of business in order to comply with applicable Environmental Laws, on the basis of this consideration, the Company has reasonably concluded that actual or potential non-compliance with applicable Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 5.15 hereto, neither the Company nor any Subsidiary has received any written notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal, state or provincial investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non‑compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

Section 5.16. Investment Company Act. No Borrower is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

Section 5.17. Foreign Subsidiary Borrowers. (a) Except as described on Schedule 5.8, each Foreign Subsidiary Borrower is a direct or indirect Wholly-Owned Subsidiary of the Company (excluding director qualifying shares).

(a) Each Foreign Subsidiary Borrower will have, upon becoming a party hereto, all right and authority to enter into this Agreement and each other Loan Document to which it is a party, and to perform all of its obligations under this and each other Loan Document to which it is a party; all of the foregoing actions will have been taken prior to any request for Advances by such Borrower, duly authorized by all necessary action on the part of such Borrower, and when such Foreign Subsidiary Borrower becomes a party hereto, this Agreement and each other Loan Document to which it is a party will constitute valid and binding obligations of such Borrower enforceable in accordance with their respective terms except as such terms may be limited by the application of bankruptcy, moratorium, insolvency and similar laws affecting the rights of creditors generally and by general principles of equity.

(b) Each Foreign Subsidiary Borrower is subject to civil, commercial and common laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Subsidiary Borrower, the “Applicable Foreign Subsidiary Borrower Documents”), and the execution, delivery and performance by such Foreign Subsidiary Borrower of the Applicable Foreign Subsidiary Borrower Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Subsidiary Borrower nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing in respect of its obligations under the Applicable Foreign Subsidiary Borrower Documents.

(c) The Applicable Foreign Subsidiary Borrower Documents are in proper legal form under the laws of the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing for the enforcement thereof against such Foreign Subsidiary Borrower under the Laws of such jurisdiction (or such other law as shall be specified in such documents), and to ensure the legality, validity, enforceability (except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity), priority and admissibility in evidence of the Applicable Foreign Subsidiary Borrower Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Subsidiary Borrower Documents that the Applicable Foreign Subsidiary Borrower Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Subsidiary Borrower Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Subsidiary Borrower Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid.

(d) There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Subsidiary Borrower Documents or (ii) on any payment to be made by such Foreign Subsidiary Borrower pursuant to the Applicable Foreign Subsidiary Borrower Documents.

(e) ~~he~~The execution, delivery and performance of the Applicable Foreign Subsidiary Borrower Documents executed by such Foreign Subsidiary Borrower are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

Section 5.18. Ownership of Properties. On the Amendment No. 2 Effective Date, the Company and its Subsidiaries will have good title, free of all Liens (other than as permitted by Section 6.14), to all Property and assets reflected in the financial statements as owned by it.

Section 5.19. Solvency~~.~~

~~(a)~~ . Immediately after the consummation of the transactions to occur on the Amendment No. 2 Effective Date and immediately following the making of each Advance, if any, made on the Amendment No. 2 Effective Date, (i) the fair value of the assets of the Company and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Company and its Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the Property of the Company and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Company and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Company and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Company and its Subsidiaries on a consolidated basis will not have unreasonable small capital with which to conduct the business in which they are engaged as such businesses are now conducted and are proposed to be conducted after the Amendment No. 2 Effective Date.

~~(b) As of the Term Loan Funding Date, and after giving effect to the Strong Transactions and the incurrence of the indebtedness and obligations being incurred in connection with this Agreement and the Strong Transactions on the Term Loan Funding Date, with respect to the Company and its Subsidiaries on a consolidated basis, (1) the sum of the present debt and liabilities of the Company and its Subsidiaries, on a consolidated basis, taken as a whole, does not exceed the fair value of the present assets of the Company and its Subsidiaries, on a consolidated basis, taken as a whole; (ii) the capital of the Company and its Subsidiaries, on a consolidated basis, taken as a whole, is not unreasonably small in relation to the business of the Company and its Subsidiaries, taken as a whole, contemplated on the Term Loan Funding Date and as proposed to be conducted following the Term Loan Funding Date and (iii) the Company and its Subsidiaries, on a consolidated basis, taken as a whole, do not intend to incur, or believe that they will incur,~~

~~debts including current obligations, beyond their ability to pay such debt as they mature in the ordinary course of business. For the purposes of Section 5.19(b), the amount of any contingent liability shall be computed as the amount that, in light of all of the facts and circumstances existing as of the Term Loan Funding Date, represents the amount that can reasonably be expected to become an actual or matured liability.~~

Section 5.20. Collateral Documents. Except as otherwise permitted by Section 6.14, the Collateral Documents grant a first priority lien and security interest on all Collateral subject to the Collateral Documents.

Section 5.21. Labor Controversies. There are no labor controversies pending or, to the best of the Company’s knowledge, threatened (in writing) against the Company or any Subsidiary, which could reasonably be expected to have a Material Adverse Effect.

Section 5.22. ~~Reserved.~~Outbound Investment Rules. Neither the Company nor any of its Subsidiaries is a “covered foreign person” as that term is used in the Outbound Investment Rules. Neither the Company nor any of its Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Company were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

Section 5.23. Intellectual Property. Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, service marks, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted (the “Intellectual Property”) except for those the failure to own or license which could not be reasonably be expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use by the Company or any of its Subsidiaries of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Company or any of its Subsidiaries know of any valid basis for any such claim except as could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, the use of such Intellectual Property by the Company and each of its Subsidiaries does not infringe on the rights of any Person, and, to the knowledge of the Company, no such Intellectual Property of the Company and its Subsidiaries has been infringed, misappropriated or diluted by any other Person except for such claims, infringements, misappropriation and dilution that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.24. Anti-Corruption Laws and Sanctions. The Borrowers have implemented and maintain in effect policies and procedures designed to ensure compliance by the Borrowers, their respective Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions, and the Borrowers, their respective Subsidiaries and their respective officers and employees and, to the knowledge of any Borrower, their directors are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of the Borrowers, any Subsidiary or any of their respective directors, officers or employees acting or benefiting in any capacity from the credit facility established hereby is a Sanctioned Person. No borrowing or Facility Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions in any material respect.

Section 5.25. Affected Financial Institutions. No Loan Party is an Affected Financial Institution.

Section 5.26. Canadian Defined Benefit Plans. The Company and its Subsidiaries do not sponsor, maintain, contribute to, or have any liability in respect of, any Canadian Defined Benefit Plan.

ARTICLE VI

COVENANTS

During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

Section 6.1. Financial Reporting. The Company will maintain, for itself and each Subsidiary, a system of accounting enabling it to provide consolidated financial statements for the Company and each Subsidiary in accordance with GAAP and furnish to the Administrative Agent:

(i)
Within 90 days after the end of each fiscal year of the Company or at such earlier time as the SEC may require the Company to deliver its Form 10-K (commencing with the fiscal year ended December 31, 2020), an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in generally accepted accounting principles and required or approved by the Company’s independent certified public accountants or with respect to a term loan maturity or other upcoming maturity date under documentation governing Indebtedness) audit report certified by nationally recognized independent certified public accountants certifying that the Company’s consolidated financial statements are fairly stated in all material respects, in accordance with GAAP for itself and the Subsidiaries, including balance sheets as of the end of such period, related income statements, and statements of cash flows, accompanied by a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default with respect to the Company’s compliance with Sections 6.19 or 6.20 hereof, or if, in the opinion of such accountants, any such Default or Unmatured Default shall exist, stating the nature and status thereof.
(ii)
Within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company ~~or at such earlier time as the SEC may require the Company to deliver its Form 10-Q~~ (commencing with the fiscal quarter ended March 31, 2021), for itself and the Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and related income statement and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by a Designated Financial Officer of the Company.
(iii)
Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate in the form attached hereto as Exhibit F reasonably acceptable to the Administrative Agent signed by a Designated Financial Officer of the Company (x) showing the calculations necessary to determine compliance with this Agreement (including Sections 6.19 and 6.20) and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof and (y) stating whether any change in GAAP or in the application thereof has occurred since the date of the Company’s audited financial statements for the fiscal year ending December 31, 2019, and if any such change has occurred, specifying such change in reasonable detail and the effect of such change on the financial statements accompanying such certificate;

(iv)
Within ten (10) Business Days after (x) written receipt by the Company, and (y) a determination is made by Company management based on sufficient factual evidence concerning a Material Adverse Effect with respect thereto, a copy of (a) any notice or claim to the effect, that the Company or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Company, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, (b) any notice alleging any violation of any applicable federal, state, provincial or local environmental, health or safety law or regulation by the Company or any of its Subsidiaries, and (c) any notice of occurrence of any Reportable Event, which, in each case, could reasonably be expected to have a Material Adverse Effect.
(v)
Promptly after the sending or filing thereof, copies of all reports, proxy statements and financial statements which the Company sends to or files with any of its respective security holders or any securities exchange or the SEC pertaining to the Company.
(vi)
Within ten (10) Business Days after receipt, a copy of any management letter or comparable analysis prepared by the auditors for the Company or any of its Subsidiaries;
(vii)
Within (a) sixty (60) days after the end of each fiscal year (other than the fiscal year ended December 31, 2023) of the Company (or such later time as the Administrative Agent may agree), or (b) one hundred twenty (120) days after the end of the fiscal year ended December 31, 2023, a budget and forecast prepared by the Company for such fiscal year in detail satisfactory to the Administrative Agent and consistent with past practices;
(viii)
Promptly, such other information respecting the business, properties, operations or financial condition of the Company or any of their respective Subsidiaries as any Lender or the Administrative Agent may from time to time reasonably request.

Information required to be delivered pursuant to this Section 6.1 shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on an IntraLinks or similar site to which the Lenders have been granted access or such reports shall be available on the website of the SEC at http://www.sec.gov or on the Company’s website at http://www.myersindustries.com. Information required to be delivered pursuant to this Section may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent.

Section 6.2. Use of Proceeds. The Company will, and will cause each Subsidiary to, use the proceeds of (i) all Revolving Loans ~~(a)~~ for working capital, general corporate purposes, including strategic alliances, Investments and other Acquisitions, and the fees, costs and expenses thereof, and to repay outstanding Revolving Loans and ~~(b) (x) to pay a portion of the purchase price in connection with the Strong Acquisition, (y) to pay the Strong Transaction Costs and (z) for the Strong Refinancing~~Term Loans and (ii) all Term Loans solely ~~(a) to pay a portion of the purchase price in connection with the Strong Acquisition, (b) to pay the Strong Transaction Costs and (c) for the Strong Refinancing~~to refinance the Term Loans outstanding hereunder immediately prior to the effectiveness of Amendment No. 2. None of the proceeds of any of the Loans made under this Agreement will be used, whether directly or indirectly, in violation of any applicable law or regulation, including without limitation Regulations T, U or X, or to purchase or carry any Margin Stock. The Borrowers will not request any borrowing or Facility Letter of Credit, and the

Borrowers shall not use, and shall procure that their respective Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any borrowing or Facility Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 6.3. Notice of Material Events. The Company will give prompt notice in writing to the Administrative Agent of the occurrence of the following: (a) the occurrence of any Default or Unmatured Default of which any Loan Party has knowledge; (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any of its Subsidiaries that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect as reasonably determined by the Company; or (c) any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.

Each notice delivered under this Section 6.3 (i) shall contain a heading or a reference line that reads “Notice under Section 6.3 of Myers Industries, Inc. Seventh Amended and Restated Loan Agreement dated September 29, 2022” and (ii) shall be accompanied by a statement of a Designated Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 6.4. Conduct of Business. The Company will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same fields of enterprise as it is presently conducted or as it is reasonably related thereto and to do all things necessary to remain duly incorporated, validly existing and in good standing (if such concept has meaning) in its jurisdiction of organization (subject to Section 6.11 and Section 6.12) and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except in any such case where such failure would not reasonably be expected to have a Material Adverse Effect.

Section 6.5. Taxes. The Company will, and will cause each Subsidiary to, timely file, complete and correct United States and Canadian federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP and those which the failure to file or pay would not reasonably be expected to have a Material Adverse Effect.

Section 6.6. Insurance. The Company will, and will cause each Subsidiary to, maintain in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated and maintain in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of its activities or any properties owned, occupied or controlled by it, in such amount as it shall reasonably deem necessary, and maintain such other insurance as may be required by law or as may be reasonably requested by the Administrative Agent, provided that it is acknowledged that the Company and its Subsidiaries may continue to self-insure in connection with health insurance and workers compensation consistent with their past practices. The Company shall deliver to the Administrative Agent endorsements (x) to all “All Risk” physical damage insurance policies on all of the tangible personal property and assets of the Company and the Guarantors naming the Administrative Agent as lender loss payee, and (y) to all general liability and other liability policies of the Company and the Guarantors naming the Administrative Agent an additional insured. In the event the Company or any of its Subsidiaries at any time or times hereafter shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Administrative Agent, without waiving or releasing any obligations or resulting Unmatured Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Administrative Agent deems advisable. All sums so disbursed by the Administrative Agent shall constitute part of the Obligations, payable as provided in this Agreement. The Company will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding.

Section 6.7. Compliance with Laws. The Company will, and will cause each Subsidiary to, comply with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject except for such noncompliance as would not reasonably be expected to have a Material Adverse Effect. Each Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrowers, their respective Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions.

Section 6.8. Maintenance of Properties. The Company will, and will cause each Subsidiary to, do all things reasonably necessary to maintain, preserve, protect and keep its material Property in good repair, working order and condition (ordinary wear and tear excepted subject to Section 6.12), and make all reasonably necessary and proper repairs, renewals and replacements.

Section 6.9. Inspection. The Company will, and will cause each Subsidiary to, permit the Administrative Agent and the Lenders, directly or by their respective representatives and agents, to inspect (at no cost to any Borrower and subject to confidentiality requirements of Section 10.11) any of the Property, corporate books and financial records of the Company and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Company and each Subsidiary, and to discuss the affairs, finances and accounts of the Company and each Subsidiary with, and to be advised as to the same by, their respective officers upon reasonable prior notice at such reasonable times and intervals as the Administrative Agent or any Lender, as the case may be, may designate; provided that, so long as no Default has occurred and is continuing, the Administrative Agent and the Lenders shall endeavor to coordinate their inspections, examinations and discussions pursuant to this Section 6.9.

Section 6.10. Indebtedness. The Company will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness (including without limitation Contingent Obligations), except:

(i)
the Loans, the Facility Letters of Credit and the other Guaranteed Obligations;
(ii)
Indebtedness of the Company or any Domestic Subsidiary which is a Guarantor owing to the Company or any of its Subsidiaries and Indebtedness of any Foreign Subsidiary consisting of loans or advances permitted by Section 6.13(vii);
(iii)
Contingent Obligations with respect to the endorsement of instruments for deposit or collection in the ordinary course of business;

(iv)
Indebtedness of the Company and its Subsidiaries under Rate Hedging Agreements;
(v)
(x) ~~solely prior to the Term Loan Funding Date, the 2013 Senior Notes, (y)~~ Indebtedness in respect of a Private Shelf Agreement and (~~z~~y) Indebtedness in connection with a Company Offering; provided that the aggregate principal amount outstanding with respect to Indebtedness incurred pursuant to clauses (x)~~,~~ and (y) ~~and (z)~~ above shall not exceed $125,000,000, in each case as reduced from time to time;
(vi)
existing Indebtedness described on Schedule 6.10, but no increase in the principal amount thereof as reduced from time to time;
(vii)
Indebtedness constituting capital leases or purchase money indebtedness in an aggregate principal amount outstanding not to exceed $25,000,000 at any one time;
(viii)
any refunding or refinancing of any Indebtedness referred to in clauses (ii) through (vi) above, provided that any such refunding or refinancing of such Indebtedness does not materially increase the principal amount thereof, shorten the maturities thereof or make any of the other terms or provisions thereof materially more onerous on the Company or any of its Subsidiaries;
(ix)
Indebtedness of Securitization Entities pursuant to Permitted Securitization Transactions;
(x)
Indebtedness of a Person existing at the time such Person became a Subsidiary or assets were acquired from such Person in connection with an Acquisition or permitted Investment, to the extent that: (x) such Indebtedness was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or the acquisition of such assets, (y) neither the Borrowers nor any Subsidiary thereof (other than such Person or any other Person that such Person merges or amalgamates with or that acquires the assets of such Person) shall have any liability or other obligations with respect to such Indebtedness, and (z) the aggregate outstanding principal amount of such Indebtedness does not exceed $25,000,000 at any time outstanding;
(xi)
Indebtedness under performance bonds, surety bonds, release, appeal and similar bonds, statutory obligations or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business, and reimbursement obligations in respect of any of the foregoing;
(xii)
to the extent constituting Indebtedness, obligations in respect of purchase price adjustments, earn-outs, non-competition agreements and other similar arrangements, or other deferred payments of a similar nature, representing consideration of an Acquisition or Investment and incurred in connection therewith;
(xiii)
Indebtedness of any Foreign Subsidiary in an aggregate principal amount not to exceed $15,000,000 at any one time outstanding;
(xiv)
Indebtedness representing installment insurance premiums owing in the ordinary course of business;

(xv)
Indebtedness representing deferred compensation to officers, directors, managers, employees, consultants or independent contracts incurred in the ordinary course of business or consistent with past practice;
(xvi)
guaranties of the obligations of any Subsidiary to the extent the guaranteed obligations of such Subsidiary are not prohibited by this Agreement; and
(xvii)
other Indebtedness; provided that (a) at the time of the creation, incurrence or assumption of such other Indebtedness and after giving effect thereto, no Default or Unmatured Default exists, and (b) the aggregate outstanding principal amount of all such other Indebtedness of the Company and its Subsidiaries does not exceed an amount equal to the greater of $30,000,000 and 10% of the Consolidated Total Assets as of the last day of the most recently ended Test Period at the time of the creation, incurrence or assumption of such other Indebtedness on a Pro Forma Basis; provided further that, of the amount of such other Indebtedness permitted by this clause (b), an aggregate principal amount of not more than $30,000,000 may be owing by Subsidiaries that are not Guarantors.

Section 6.11. Merger. The Company will not, nor will it permit any Subsidiary to, merge, amalgamate or consolidate with or into any other Person, except that (a) a Subsidiary may merge or amalgamate into the Company or a Wholly-Owned Subsidiary, (b) the Company may merge, amalgamate or consolidate with another Person so long as it is the surviving corporation and the transaction is permitted under Section 6.13 hereof, (c) if any such merger or amalgamation involves the Company, the Consolidated Net Worth immediately after the merger or amalgamation would be equal to or greater than the Consolidated Net Worth immediately preceding such merger, (d) any Subsidiary may merge, amalgamate or consolidate with another Person other than another Subsidiary so long as such Subsidiary is the surviving corporation and such transaction is permitted under Section 6.13 hereof, and (e) any such merger, amalgamation or consolidation that constitutes a disposition of Property permitted under Section 6.12(vii) or Section 6.12(~~x~~xi) hereof is permitted under this Section 6.11.

Section 6.12. Sale of Assets. The Company will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property (whether effected pursuant to a Division or otherwise), to any other Person (other than the Company or any Guarantor), except:

(i)
sales of inventory in the ordinary course of business;
(ii)
sales or other dispositions in the ordinary course of business of fixed assets for the purpose of replacing such fixed assets, provided that such fixed assets are replaced within 180 days of such sale or other disposition with other fixed assets which have a fair market value not materially less than the fixed assets sold or otherwise disposed of;
(iii)
any sale or other transfer of Receivables Assets (a) to a Securitization Entity, (b) by a Securitization Entity to a Person that is not a Subsidiary, in each case, pursuant to a Permitted Securitization Transaction allowed by the terms of this Agreement or (c) by the Company or any Subsidiary to a Person that is not a Subsidiary, in each case, pursuant to a Permitted Supply Chain Financing Transaction allowed by the terms of this Agreement;
(iv)
dispositions of scrap, obsolete or worn-out assets or other assets that are not material in the aggregate and are no longer used or useful to the business

(including, without limitation, material or equipment and the lapse and transfer of intellectual property of the Company or any of its Subsidiaries that is no longer useful or material to their business);
(v)
the consummation of any mergers, amalgamations or consolidations permitted under Section 6.11, the making of any Investments permitted under Section 6.13, the granting of Liens permitted under Section 6.14 or the making of any Restricted Payments permitted under Section 6.16;
(vi)
leases, subleases, licenses, sublicenses or cross-licenses (including with respect to any intellectual property or technology), in each case in the ordinary course of business or consistent with past practice or that do not materially interfere with the business of the Company and the Subsidiaries, taken as a whole;
(vii)
dispositions of any assets (including Capital Stock) (A) acquired in connection with any Acquisition or other Investment permitted hereunder, which assets are not core or principal to the business of the Company and the Subsidiaries or (B) made to obtain the approval of any applicable antitrust authority in connection with an Acquisition;
(viii)
transfers of condemned property as a result of the exercise of “eminent domain” or other similar powers to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of property arising from foreclosure or similar action or that have been subject to a casualty to the respective insurer of such real property as part of an insurance settlement;
(ix)
sales, transfers and dispositions of accounts receivable (A) (excluding sales or dispositions in a factoring or similar arrangement) in connection with the compromise, settlement or collection thereof and (B) under the factoring arrangement described on Schedule 6.10 to the extent permitted under Section 6.10(vi); ~~and~~
(x)
the MTS Sale; and
(xi)
~~(x) Other~~other leases, sales (including sale leasebacks) or other dispositions of its Property that, together with all other Property of the Company and its Subsidiaries previously leased, sold or disposed of (other than as provided in clauses (i) through (iii) and (x) above) as permitted by this Section, that do not constitute a Substantial Portion.

Notwithstanding anything in this Section 6.12 to the contrary, all leases, sales and other dispositions of Property at any time shall be for not less than the fair market value of such Property as determined in good faith by the Company. Additionally, notwithstanding anything in this Section 6.12 to the contrary, (x) any Foreign Subsidiary may transfer any or all of its assets to the Company, a Guarantor or a Foreign Subsidiary Borrower, provided that a Foreign Subsidiary Borrower that has any Obligations outstanding may not so transfer its assets to a Foreign Subsidiary Borrower unless the transferee of such assets assumes all such Obligations in a manner acceptable to the Administrative Agent, ~~and~~ (y) any Subsidiary may transfer any or all of its assets to the Company or a Guarantor or (z) any non-Loan Party Subsidiary may transfer any or all of its assets to another non-Loan Party Subsidiary.

Section 6.13. Investments and Acquisitions. The Company will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries which are not Wholly-Owned Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or make any Acquisition of any Person, except:

(i)
the Company and its Subsidiaries may invest in cash and Cash Equivalents;
(ii)
the Company and its Subsidiaries may acquire and hold receivables owing to them in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;
(iii)
loans and advances to employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business and consistent with past practices;
(iv)
existing Investments in Subsidiaries and other Investments in existence on the Amendment No. 2 Effective Date and described in Schedule 6.13 hereto;
(v)
Loans and advances (a) by the Company or any of its Subsidiaries to the Company or to any Guarantor or (b) by any non-Loan Party Subsidiary in any other non-Loan Pary Subsidiary;
(vi)
Investments in a Securitization Entity in connection with Permitted Securitization Transactions required to consummate the Permitted Securitization Transactions;
(vii)
Loans and advances by Foreign Subsidiary Borrowers to Foreign Subsidiaries, provided that such loans and advances are evidenced by documentation, and are on terms, reasonably acceptable to the Administrative Agent; and

~~(viii) the Strong Acquisition; and~~

(viii)
~~(ix)~~ other Investments and Acquisitions in any consecutive twelve month period; provided that no Default or Unmatured Default exists or would be immediately caused thereby and, (x) immediately before and after giving effect to the Investment or Acquisition (on a Pro Forma Basis) the Net Leverage Ratio for the most recently ended Test Period is equal to or less than 3.25:1.0, or (y) if the Net Leverage Ratio for the most recently ended Test Period immediately before and after giving effect to such Investment or Acquisition (on a Pro Forma Basis) is greater than 3.25:1.0 but equal to or less than 3.75:1.0, the Company shall have made an election pursuant to the terms of Section 6.19 hereof, provided that if the Company has made such an election, the Company shall not make an Investment or Acquisition with aggregate consideration greater than $100,000,000 while such election is in effect.

Notwithstanding anything herein to the contrary, neither the Company nor any of its Subsidiaries shall make any ~~Investment or~~ Acquisition ~~(other than the Strong~~or any Investment in a Person (other than an Affiliate) in connection with an Acquisition~~)~~  unless (A) the target of such Acquisition or Investment is in the same or similar line of business as the Company or reasonably related thereto, provided that up to $50,000,000 in the aggregate may be paid by the Company or any of its Subsidiaries in connection with

Acquisitions pursuant to which the target is not in the same or similar line of business as the Company or reasonably related thereto, (B) the board of directors (or similar governing body) and the management of the target of such Acquisition or Investment have approved such Acquisition or Investment and (C) no Default or Unmatured Default would exist after giving effect to such Acquisition or Investment on a Pro Forma Basis.

Section 6.14. Liens. The Company will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Company or any of its Subsidiaries, except:

(i)
Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;
(ii)
Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 90 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;
(iii)
Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;
(iv)
Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Company or the Subsidiaries;
(v)
Liens existing on the Amendment No. 2 Effective Date and described in Schedule 6.14 hereto, but no increase in the amount secured thereby as reduced from time to time;
(vi)
Liens in favor of the Company or any Lien granted by any Subsidiary in favor of a Guarantor;
(vii)
Liens in favor of the Administrative Agent, securing the Secured Obligations, granted pursuant to any Collateral Document;
(viii)
Liens, whether pursuant to purchase money loans or Capitalized Leases, securing aggregate Indebtedness of not more than $25,000,000 outstanding at any time, either (A) placed upon equipment or machinery used in the ordinary course of business of the Company or any Subsidiary at the time of (or within 20 days after) the acquisition thereof by the Company or any such Subsidiary to secure Indebtedness incurred to pay all or a portion of the purchase price thereof, provided that the Lien encumbering the equipment or machinery so acquired does not encumber any other assets of the Company or any such Subsidiary; or (B) existing on property or other assets at the time acquired by the Company or any Subsidiary or on assets of a Person at the time such Person first becomes a Subsidiary of the Company, provided that (v) any such Liens were not created at the time of or in contemplation of the acquisition of such assets or Person by the Company or any of its Subsidiaries, (w) in the case of any such acquisition of a Person, any such lien attaches only to the property and assets of such Person, (x) in the case of any such acquisition of property or assets by the Company or any Subsidiary, any such Lien attaches only to the property and assets so acquired and not to any other property or assets of the Company or any Subsidiary, (y) the Indebtedness secured by any such Lien does not exceed 100% of the fair market value of the property and assets to which such lien attaches, determined at the time of the acquisition of such property or assets or the time at which such Person becomes a Subsidiary of the Company (except in the circumstances described in this clause (B) above to the extent such Liens constituted customary purchase money liens at the time of incurrence and were entered into in the ordinary course of business);
(ix)
Any extension, renewal or replacement (or successive extension, renewal, or replacement) in whole or in part, of any Lien referred to in the foregoing clauses (i) through (viii) inclusive; provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property);
(x)
[intentionally omitted];
(xi)
leases, licenses, cross-licenses, subleases or sublicenses (including the provisions of software or the licensing of other Intellectual Property rights) and terminations thereof granted to others that are entered into in the ordinary course of business or consistent with past practice or that do not interfere in any material respect with the business of the Company and its Subsidiaries;
(xii)
Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(xiii)
Liens (A) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection and (B) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of setoff) and that are within the general parameters customary in the banking industry;
(xiv)
Liens on Receivables Assets incurred in connection with (i) a Permitted Securitization Transaction or (ii) any Permitted Supply Chain Financing Agreement, solely to the extent arising as a result of a recharacterization of a sale of accounts receivable thereunder; and
(xv)
Liens (in addition to the Liens permitted above in this Section 6.14) on assets of the Company and its Subsidiaries securing Indebtedness in an aggregate principal amount not to exceed the greater of $30,000,000 and 10% of the Consolidated Total Assets as of the last day of the most recently ended Test Period at the time of the creation, incurrence or assumption of such other Liens and after giving thereto on Pro Forma Basis.

Section 6.15. Affiliates. Except as described on Schedule 6.15, the Company will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except transactions (a) in the ordinary course of business, (b) ~~transactions~~ between or among any Borrower and any Subsidiary that is a Loan Party not involving any other Affiliate, (c) otherwise contemplated by Article ~~6~~VI, (d) related to Permitted Securitization Transactions ~~and (e~~, (e) in connection with the MTS Sale and (f) pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms (taken as a whole) no less favorable to the Company or such Subsidiary than the Company or such Subsidiary would obtain in a comparable arms‑length transaction.

Section 6.16. Restricted Payments. The Company will not, nor will it permit any Subsidiary to, declare or pay any Restricted Payment (other than dividends payable in its own Capital Stock which is common stock), except that (a) any Subsidiary may declare and pay dividends or make distributions to the Company or to a Wholly‑Owned Subsidiary, (b) the Company and its Subsidiaries may make repurchases of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options, and repurchases of Capital Stock of Subsidiaries consisting of directors’ qualifying shares, (c) the Company may make cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company, (d) the Company and its Subsidiaries may make any purchase, repurchase, redemption, retirement or other acquisition for value of shares of, or options to purchase shares of, Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such purchases, repurchases, redemptions, retirements and other acquisitions for value ~~will~~in any consecutive twelve month period shall not exceed $10,000,000 in the aggregate and (e) the Company may declare or pay such other Restricted Payments, provided in all cases that (i) no Default exists or would be caused thereby and (ii) if the Net Leverage Ratio for the most recently ended Test Period immediately before and after giving effect to such Restricted Payment (on a Pro Forma Basis) is greater than 3.25:1.0, then the aggregate amount of Restricted Payments permitted under this clause (e) in any consecutive twelve month period shall not exceed $22,000,000.

Section 6.17. Amendments of and Payments on Indebtedness. The Company will not, and will not permit any Subsidiary to, (a) make any amendment or modification to the indenture, note or other agreement evidencing or governing any Material Indebtedness that would (taken as a whole) be materially adverse to the Secured Parties, or (b) directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem or retire any Material Indebtedness, other than (i) prepayments by Foreign Subsidiaries of obligations owing by such Foreign Subsidiaries to Borrowers or Guarantors, (ii) payments by any Loan Party to another Loan Party, (iii) pursuant to the terms of any subordination agreement, (iv) pursuant to a Permitted Securitization Transaction, (v) as long as immediately after giving effect to the payment thereof the Company is in compliance (on a Pro Forma Basis) with the terms of Section 6.19, (vi) in connection with a refinancing thereof which does not materially increase the principal amount thereof or (vii) to the extent such payments are payment-in-kind and not in cash.

Section 6.18. Financial Contracts. The Company will not, and will not permit any Subsidiary to, enter into any Financial Contract for purposes of financial speculation.

Section 6.19. Net Leverage Ratio. The Company will not permit its Net Leverage Ratio to exceed ~~3.25~~3.50 to 1.0 as of the last day of any Test Period. Notwithstanding the foregoing, ~~(i) the maximum Net Leverage Ratio permitted under this Section 6.19 shall be increased to 4.00 to 1.0 for the fiscal quarter in~~

~~which the Company consummates the Strong Acquisition and each of the three (3) consecutive fiscal quarters following thereafter (such period, the “Strong Elevated Leverage Period”); provided that it is understood and agreed that the maximum Net Leverage Ratio permitted under this Section 6.19 shall revert to 3.25 to 1.0 as of the end of the Strong Elevated Leverage Period and thereafter until an Elevated Leverage Period (if any) is elected pursuant to the terms and conditions described in the immediately succeeding clause (ii), and (ii)~~  the Company shall be permitted to allow the maximum Net Leverage Ratio permitted under this Section 6.19 to be increased to ~~3.75~~4.0 to 1.0 for a period of four consecutive fiscal quarters (such period, an “Elevated Leverage Period”) in connection with a Material Acquisition occurring during the first of such four fiscal quarters, if elected in writing by the Company to the Administrative Agent prior to the consummation of such Acquisition ~~(and such election in respect of an Elevated Leverage Period shall not be made more than two times following the Amendment No. 1 Effective Date)~~; provided that it is understood and agreed that (x) the Company may not elect an Elevated Leverage Period for at least ~~four~~two (~~4~~2) consecutive fiscal quarters following the end of the ~~Strong Elevated Leverage Period, (y) the Company may not elect a new Elevated Leverage Period for at least four (4) fiscal quarters following the end of an~~last Elevated Leverage Period and (~~z~~y) the maximum Net Leverage Ratio permitted under this Section 6.19 shall revert to ~~3.25~~3.50 to 1.0 as of the end of such Elevated Leverage Period and thereafter until another Elevated Leverage Period (if any) is elected pursuant to the terms and conditions described in this ~~clause (ii)~~Section 6.19.

Section 6.20. Interest Coverage Ratio. The Company will not permit its Interest Coverage Ratio to be less than 3.00 to 1.0 as of the last day of any Test Period ending after the Effective Date.

Section 6.21. Negative Pledge Limitation. Except as set forth in the Private Senior Note Documents and any other Loan Document, any documentation related to Permitted Securitization Transaction (solely with respect to prohibitions or limitations imposed on a Securitization Entity), Permitted Supply Chain Financing Transaction (solely with respect to prohibitions or limitations applicable to relevant Receivables Assets), or Financial Contracts, the Company will not, and will not permit any of its Subsidiaries to, enter into any agreement with any Person other than the Lenders pursuant hereto which prohibits or limits the ability of the Company or any Subsidiary to create, incur, assume or suffer to exist any lien upon any of its assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired other than (a) in connection with the Liens described in Section 6.14 hereof, (b) restrictions and conditions imposed by law or loan agreement which are subject to a subordination agreement in favor of Administrative Agent, in form satisfactory to Administrative Agent, (c) customary provisions in leases, subleases, licenses or sublicenses and other contracts restricting the assignment, transfer, lease, sublease, license or sublicense thereof (or otherwise restricting the granting of a Lien on the assets subject thereto), (d) customary provisions in joint venture agreements expressly permitted hereunder and applicable solely to such joint venture, (e) any non-material agreement in effect at the time a Person becomes a Subsidiary of Company so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary of the Company, the agreement applies only to the assets of such Person and the agreement would not reasonably be expected to have a Material Adverse Effect, (f) those that arise in connection with cash or other deposits permitted hereunder and are limited to such cash or deposit, and (g) restrictions on cash earnest money deposits in favor of sellers in connection with acquisitions not prohibited under this Agreement.

Section 6.22. ~~Additional Covenants~~[Reserved].

~~(a)  If at any time a Borrower is a party to any instrument or agreement with respect to any Indebtedness which in the aggregate, together with any related Indebtedness, exceeds $20,000,000 (other than any Permitted Securitization Transaction), including the 2013 Senior Note Documents and all such other instruments or agreements in existence as of the date hereof and all such instruments or agreements entered into after the date hereof, relating to or amending any terms or conditions applicable to any of such~~

~~Indebtedness which includes financial or similar covenants not substantially provided for in this Agreement or more favorable to the lender or lenders thereunder than those provided for in this Agreement, then such financial or similar covenants are hereby incorporated by reference into this Agreement to the same extent as if set forth fully herein, effective as of the date when such financial or similar covenants shall have become effective under such other credit facility.~~

 ~~(b) If at any time any 2013 Senior Note Document contains a covenant (regardless of whether such provision is labeled or otherwise characterized as a covenant, a definition or a default) that is more favorable to the 2013 Senior Note Holders than the covenants, definitions and/or defaults contained in this Agreement, then such covenant, definition and/or default are hereby incorporated by reference into this Agreement to the same extent as if set forth fully herein, effective as of the date when such covenants, definitions and/or defaults shall have become effective under such 2013 Senior Note Document.~~

Section 6.23. Guarantors; Pledges; Additional Collateral; Further Assurances.

From and after the ~~Term Loan Funding~~Amendment No. 2 Effective Date:

(a)
As promptly as possible but in any event within thirty (30) days (or such later date as may be agreed upon by the Administrative Agent) after any Person becomes a Material Domestic Subsidiary or any Subsidiary qualifies independently as, or is designated by the Company or the Administrative Agent as, a Material Domestic Subsidiary pursuant to the definition of “Material Domestic Subsidiary”, the Company shall provide the Administrative Agent with written notice thereof setting forth information in reasonable detail describing the material assets of such Person and shall cause each such Subsidiary which also qualifies as a Material Domestic Subsidiary to deliver to the Administrative Agent a joinder to the Guaranty (in the form contemplated thereby) and a joinder to the Security Agreement (in the form contemplated thereby) pursuant to which such Subsidiary agrees to be bound by the terms and provisions thereof, such Guaranty and the Security Agreement to be accompanied by appropriate corporate resolutions, other corporate documentation and legal opinions in form and substance reasonably satisfactory to the Administrative Agent and its counsel. Notwithstanding the foregoing no Excluded Subsidiary shall be required to become a Guarantor. Notwithstanding the foregoing, with respect to each MTS Sale Specified Subsidiary, the above thirty (30) day period shall instead be ten (10) Business Days (or such later date as may be agreed upon by the Administrative Agent in its reasonable discretion) following January 28, 2027 so long as such MTS Sale Specified Subsidiary is a Subsidiary as of January 28, 2027; provided that if the Company has entered into a binding agreement to sell such MTS Sale Specified Subsidiary as of January 28, 2027 then the foregoing January 28, 2027 date shall be extended to the earlier of (i) April 28, 2027 and (ii) the date on which such binding agreement is abandoned, terminated or otherwise expires.
(b)
The Company will cause, and will cause each other Loan Party (other than the Canadian Borrowers) to cause, all of its owned property (whether personal, tangible, intangible, or mixed but excluding Excluded Assets) to be subject at all times to first priority, perfected Liens in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents, subject in any case to Liens permitted by Section 6.14. Without limiting the generality of the foregoing, the Company will cause (A) 100% of the issued and outstanding Capital Stock of each Pledge Subsidiary that is a Domestic Subsidiary and (B) 65% of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Pledge Subsidiary that is a Foreign Subsidiary, in each case directly owned by the Company or any other Loan Party to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents or such other pledge and security documents as the Administrative Agent shall reasonably request. Notwithstanding the foregoing, no such pledge agreement in respect of the Capital Stock of a Foreign Subsidiary shall be required hereunder (A) until the date that is sixty (60) days after the

~~Term Loan Funding~~Amendment No. 2 Effective Date or such later date as the Administrative Agent may agree in the exercise of its sole discretion with respect thereto, and (B) to the extent the Administrative Agent or its counsel determines that such pledge would not provide material credit support for the benefit of the Secured Parties pursuant to legally valid, binding and enforceable pledge agreements.
(c)
Without limiting the foregoing, the Company will, and will cause each Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements and other documents and such other actions or deliveries of the type required by Section 4.1 ~~or Section 4.2, as applicable~~), which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the reasonable expense of the Company. Notwithstanding the foregoing or anything contained in this Agreement to the contrary, in respect of the Company and ~~their~~its Subsidiaries, (i) no actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required in order to create any security interests in assets located or titled outside of the U.S. or to perfect such security interests, including any intellectual property registered in any non-U.S. jurisdiction (provided, however, that this clause shall not impair the Administrative Agent’s ability to obtain a pledge of Capital Stock of Pledge Subsidiaries that are Foreign Subsidiaries as contemplated by this Agreement pursuant to local law governed pledge agreements to the extent such pledge agreements are requested to be delivered by the Administrative Agent in its reasonable discretion) and (ii) the Administrative Agent shall not require the Company or any of the Subsidiaries to obtain or deliver landlord waivers, estoppels, bailee letters, collateral access agreements or any similar documents or instruments.
(d)
Within ~~one (1) Business Day following the Term Loan Funding Date (or such later date as may be agreed upon by the Administrative Agent), the Company shall deliver to the Administrative Agent (i) a joinder to the Second A&R Guaranty Agreement (in the form contemplated thereby) and a joinder to the Security Agreement (in the form contemplated thereby) from each Signature Entity pursuant to which such Subsidiary agrees to be bound by the terms and provisions thereof and (ii) appropriate corporate resolutions, other corporate documentation and legal opinions in respect of each Signature Entity, all in the same form and substance as were delivered by the other Guarantors on the Term Loan Funding Date. Within~~ thirty (30) days following the ~~Term Loan Funding~~Amendment No. 2 Effective Date (or such later date as the Administrative Agent agrees to in its sole discretion), the Company shall deliver to the Administrative Agent ~~certificates of insurance listing the Administrative Agent as~~ (i) lender loss ~~payee~~payable endorsements for the Company’s property casualty insurance policies ~~of the Company and the other Guarantors, together with separate lender loss payable endorsements~~ and (ii) additional insured ~~with respect to the~~endorsements for the Company’s liability insurance policies ~~of the Company and the other Guarantors, together with separate additional insured endorsements~~.

Section 6.24. Outbound Investment Rules. The Company will not, and will not permit any of its Subsidiaries to, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Company were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause the

Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

Section 6.25. Canadian Defined Benefit Plans. The Company will not, and will not permit any Subsidiary to, establish, sponsor, maintain, contribute to, or incur any liability in respect of any Canadian Defined Benefit Plan.

ARTICLE VII

DEFAULTS

The occurrence of any one or more of the following events shall constitute a Default:

Section 7.1. Any representation or warranty made, including without limitation those deemed made pursuant to Section ~~4.3~~4.2, by or on behalf of the Company or its Subsidiaries to the Lenders or the Administrative Agent in any Loan Document, in connection with any Loan or Facility Letter of Credit, or in any certificate or information delivered in writing in connection with any Loan Document (other than, in each case, any financial projections, estimates, budgets or other forward looking statements or general market data, so long as such financial projection, estimate, budget or other forward looking statement or general market data was prepared in good faith based upon accurate and complete historical data for the Company and its Subsidiaries and reasonable assumptions at the time) shall be false in any material respect on the date as of which made, except to the extent such representation or warranty relates to an earlier date, so long as such representation or warranty was true in all material respects (except that any representation or warranty which is already qualified as to materiality or by reference to Material Adverse Effect shall be true and correct in all respects) as of such earlier date.

Section 7.2. Nonpayment of principal of any Loan or Reimbursement Obligation in the Agreed Currency required hereunder when due, or nonpayment of interest on any Loan or of any facility fee in the Agreed Currency required hereunder within three (3) Business Days after written notice from the Administrative Agent that the same has become due, or nonpayment of any other obligations under any of the Loan Documents within five (5) Business Days after written notice from the Administrative Agent that the same has become due.

Section 7.3. The breach by any Borrower of any of the terms or provisions in Sections 6.2, 6.3(a), 6.5, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, 6.17, 6.18, 6.19, 6.20 ~~or~~, 6.23 or 6.24.

Section 7.4. The breach by any Borrower or Guarantor (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement or any other Loan Document which is not remedied within 30 days after written notice from the Administrative Agent.

Section 7.5. (a) Failure of the Company or any of its Subsidiaries to pay when due any Indebtedness or Rate Hedging Obligations aggregating in excess of $20,000,000 (“Material Indebtedness”); or (b) the default by the Company or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or (c) any Material Indebtedness of the Company or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or (d) the Company or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

Section 7.6. The Company or any of its Subsidiaries, shall (a) have an order for relief entered with respect to it under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, (b) make an assignment for the benefit of creditors, (c) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (d) institute any proceeding seeking an order for relief under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts or seeking similar relief under any law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency or reorganization or relief of debtors or similar proceeding or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (e) take any corporate, company or other action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (f) fail to contest in good faith any appointment or proceeding described in Section 7.7.

Section 7.7. Without its application, approval or consent, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Company or any of its Subsidiaries or any Substantial Portion of their Property taken as a whole, or a proceeding described in Section 7.6(d) shall be instituted against the Company or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

Section 7.8. Any court, government or governmental agency shall without appropriate compensation condemn, seize or otherwise appropriate, or take custody or control of (each a “Condemnation”), all or any portion of the Property of the Company or any of its Subsidiaries which, when taken together with all other Property of the Company and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve‑month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion and is reasonably likely to have a Material Adverse Effect.

Section 7.9. The Company or any of its Subsidiaries shall fail within 90 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $20,000,000 in aggregate amount for the Company and its Subsidiaries, which is not stayed on appeal or which is not covered by insurance with respect to which the insurance provider has not challenged or denied coverage.

Section 7.10. Any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $7,500,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Single Employer Plan with Unfunded Liabilities in excess of $7,500,000 (a “Material Plan”) shall be filed under Section 4041(c) of ERISA by any member of the Controlled Group, any plan administrator or any combination of the foregoing; or PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which causes one or more members of the Controlled Group to incur a current payment obligation in excess of $7,500,000 in aggregate amount for the Controlled Group.

Section 7.11. The Company or any of its Subsidiaries shall be the subject of any proceeding or investigation pertaining to the release by the Company or any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, or any violation of any applicable foreign, federal, state, provincial or local environmental, health or safety law or regulation, which, in either case, would reasonably be expected to have a Material Adverse Effect.

Section 7.12. The occurrence of any Change of Control.

Section 7.13. The occurrence of any “default”, as defined in any Collateral Document, or the breach of any of the terms or provisions of any Collateral Document, which default or breach continues beyond any period of grace therein provided.

Section 7.14. Any Collateral Document shall for any reason fail to create a valid security interest in any collateral purported to be covered thereby or the Administrative Agent shall fail for any reason to have a perfected first priority security interest (~~subject to Permitted Encumbrances~~other than any Lien permitted by Section 6.14) in any material portion of the collateral, except as permitted by the terms of any Collateral Document and except as permitted by Section 6.14, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, in each case except to the extent any loss of perfection or priority results solely from (A) the Administrative Agent no longer having possession of certificates actually delivered to it representing Capital Stock pledged under any Collateral Document or (B) a UCC filing having lapsed because a UCC continuation statement was not filed in a timely manner.

Section 7.15. Any Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or assert the invalidity or unenforceability of any Guaranty by any Guarantor, or any Guarantor shall fail to comply with any of the terms or provisions of any Guaranty to which it is a party, or any Guarantor denies that it has any further liability under any Guaranty to which it is a party, or gives notice to such effect, other than pursuant to Section 8.2.5.

ARTICLE VIII

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

Section 8.1. Acceleration. (a) If any Default described in Section 7.6 or 7.7 occurs, (i) the obligations of the Lenders to make Loans hereunder and the obligations of the Issuers to issue Facility Letters of Credit shall automatically terminate and the Obligations shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which the Borrowers hereby expressly waive and without any election or action on the part of the Administrative Agent or any Lender and (ii) each Borrower will be and become thereby unconditionally obligated, without the need for demand or the necessity of any act or evidence, to deliver to the Administrative Agent, at its address specified pursuant to Article XIV, for deposit into the Letter of Credit Collateral Account, an amount (the “Collateral Shortfall Amount”) equal to the excess, if any, of

(A)
105% of the sum of the aggregate maximum amount remaining available to be drawn under the Facility Letters of Credit requested by such Borrower (assuming compliance with all conditions for drawing thereunder) issued by an Issuer and outstanding as of such time, over
(B)
the amount on deposit for such Borrower in the Letter of Credit Collateral Account at such time that is free and clear of all rights and claims of third parties (other than the Administrative Agent and the Lenders) and that has not been applied by the Lenders against the Obligations of such Borrower.

(b)
If any Default occurs and is continuing (other than a Default described in Section 7.6 or 7.7), (i) the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans and the obligation of the Issuers to issue Facility Letters of Credit hereunder, or declare the Obligations to be due and payable, or both, whereupon (if so declared) the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrowers hereby expressly waive ~~(provided that, solely in the case of the Term Loan Commitments, the Term Loan Commitments shall not terminate prior to the earliest of, as applicable (A) the Term Loan Commitment Expiration Date and (B) the Term Loan Funding Date (after consummation of the Strong Transactions); provided, further, that, for the avoidance of doubt, the availability of Term Loans shall be subject solely to the satisfaction of the conditions set forth in Section 4.2~~) and (ii) the Required Lenders may, upon notice delivered to the Borrowers with outstanding Facility Letters of Credit and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on each such Borrower to deliver (and each such Borrower will, forthwith upon demand by the Required Lenders and without necessity of further act or evidence, be and become thereby unconditionally obligated to deliver), to the Administrative Agent, at its address specified pursuant to Article XIV, for deposit into the Letter of Credit Collateral Account an amount equal to the Collateral Shortfall Amount payable by such Borrower.
(c)
If at any time while any Default is continuing, the Administrative Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Administrative Agent may make demand on the Borrowers with outstanding Facility Letters of Credit to deliver (and each such Borrower will, forthwith upon demand by the Administrative Agent and without necessity of further act or evidence, be and become thereby unconditionally obligated to deliver), to the Administrative Agent as additional funds to be deposited and held in the Letter of Credit Collateral Account an amount equal to such Collateral Shortfall Amount payable by such Borrower at such time.
(d)
The Administrative Agent may at any time or from time to time after funds are deposited in the Letter of Credit Collateral Account, apply such funds to the payment of the Obligations of the relevant Borrowers and any other amounts as shall from time to time have become due and payable by the relevant Borrowers to the Lenders under the Loan Documents.
(e)
Neither the Borrowers nor any Person claiming on behalf of or through the Borrowers shall have any right to withdraw any of the funds held in the Letter of Credit Collateral Account. After all of the Obligations have been indefeasibly paid in full, any funds remaining in the Letter of Credit Collateral Account shall be returned by the Administrative Agent to the applicable Borrower(s) or paid to whoever may be legally entitled thereto at such time.
(f)
The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Letter of Credit Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any Persons with respect to any such funds.
(g)
In addition to any other rights and remedies granted to the Administrative Agent and the Lenders in the Loan Documents, the Administrative Agent on behalf of the Secured Parties may exercise all rights and remedies of a secured party under the UCC, the PPSA or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Company or any other Loan Party granting a security interest in any Collateral (the Company and each such other

Loan Party, the “Grantors”) or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, or consent to the use by the Grantor of any cash collateral arising in respect of the Collateral on such terms as the Administrative Agent deems reasonable, and/or may forthwith sell, lease, assign give an option or options to purchase or otherwise dispose of and deliver, or acquire by credit bid on behalf of the Lenders, the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere, upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery, all without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Article VIII, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any other way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the obligations of the Loan Parties under the Loan Documents, subject to Section 8.4 hereof, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

Section 8.2. Amendments.

8.2.1 Subject to the provisions of this Article VIII and Section 3.1, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrowers may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrowers hereunder or waiving any Default hereunder; provided, however, that no Lender’s Commitment may be modified without such Lender’s written consent and, provided, further, that, no such supplemental agreement shall:

(a)
Extend the final maturity of any Loan, Note or Reimbursement Obligation or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon without the consent of each Lender directly affected thereby.
(b)
Reduce the percentage specified in the definition of Required Lenders, Required Revolving Lenders or Required Term Lenders or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, in each case without the consent of each Lender.

(c)
Increase the Commitment of any Lender without the consent of such Lender.
(d)
Extend any Maturity Date without the consent of each Lender directly affected thereby.
(e)
Permit any Borrower to assign its rights under this Agreement without the consent of each Lender directly affected thereby.
(f)
Release all or substantially all of the Collateral without the consent of each Lender.
(g)
Release the Guaranty of the Company under Article IX hereof or release all or substantially all of the other Guarantors without the consent of each Lender.
(h)
Amend this Section 8.2.1 or Section 8.2.2 without the consent of each Lender.
(i)
change Section 12.2 (including defined terms used therein) or Section 8.4 in a manner that would alter the manner in which payments are shared (it being understood and agreed that (x) any amendments or other modifications permitted by Section ~~8.2.6~~8.2.8 shall not be deemed to alter the manner in which payments are shared or alter any other pro rata sharing of payments and (y) any “amend-and-extend” transaction that extends the Facility Termination Date only for those Lenders that agree to such an extension shall not be deemed to alter the manner in which payments are shared or alter any other pro rata sharing of payments).
(j)
subordinate (x) the Liens securing any of the Obligations on all or substantially all of the Collateral ~~(“Existing Liens”)~~ to the Liens securing any other Indebtedness or other obligations or (y) any Obligations in contractual right of payment to any other Indebtedness or other obligations (any such other Indebtedness or other obligations, to which such Liens securing any of the Obligations or such Obligations, as applicable, are subordinated, “Senior Indebtedness”), in either the case of subclause (x) or (y), unless each adversely affected Lender has been offered a bona fide opportunity to fund or otherwise provide its pro rata share (based on the amount of Obligations that are adversely affected thereby held by each Lender) of the Senior Indebtedness on the same terms (other than bona fide backstop fees and reimbursement of counsel fees and other expenses in connection with the negotiation of the terms of such transaction; such fees and expenses, “Ancillary Fees”) as offered to all other providers (or their Affiliates) of the Senior Indebtedness and to the extent such adversely affected Lender decides to participate in the Senior Indebtedness, receive its pro rata share of the fees and any other similar benefit (other than Ancillary Fees) of the Senior Indebtedness afforded to the providers of the Senior Indebtedness (or any of their Affiliates) in connection with providing the Senior Indebtedness pursuant to a written offer made to each such adversely affected Lender describing the material terms of the arrangements pursuant to which the Senior Indebtedness is to be provided, which offer shall remain open to each adversely affected Lender for a period of not less than five Business Days.

Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) no modification or waiver of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent, and any modification or waiver affecting only the rights and interests of the Administrative Agent may be modified or waived by the Administrative Agent only; (ii) no modification or waiver of any provision of this Agreement relating to the Issuer shall be effective without the written consent of the Issuer; (iii) the Administrative Agent may waive payment of the fee required under Section 13.1 without obtaining the consent of any other party to this Agreement; (iv) any Lender’s Commitment may be increased or decreased (subject to clause (c) above) with the written consent of such Lender, the Administrative Agent and the Company, any Lender may be removed as a Lender hereunder with the written consent of such Lender, the Administrative Agent and the Company and any Person may added as a Lender hereunder with the written consent of such Person, the Administrative Agent and the Company and subject to the execution of such supplemental agreements and documents required by the Administrative Agent; (v) this Agreement and the Loan Documents may be amended as described in Section 2.19, 2.20 and 2.21; (vi) the Company may effectuate the amendments and extensions described in Section 2.20 pursuant to the terms of such Section notwithstanding anything to the contrary contained in this Article VIII and (vii) the Administrative Agent may, with the consent of the Company only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency.

8.2.2 In addition to the above amendments, Schedule 1.1(c) may be amended as follows:

(i)
Subject to Section 8.2.2(iii), Schedule 1.1(c) will be automatically amended to add Subsidiaries of the Company as additional Foreign Subsidiary Borrowers upon (A) execution and delivery by the Company, any such Foreign Subsidiary Borrower and the Administrative Agent, of a Joinder Agreement providing for any such Subsidiary to become a Foreign Subsidiary Borrower, (B) delivery to the Administrative Agent of (a) a Foreign Subsidiary Opinion in respect of such additional Foreign Subsidiary Borrower and (b) such other documents with respect thereto as the Administrative Agent and the Lenders shall reasonably request, including without limitation all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation, and (c) the written approval of the Administrative Agent and each Lender in its sole discretion.
(ii)
Schedule 1.1(c) will be automatically amended to remove any Subsidiary as a Foreign Subsidiary Borrower upon (A) written notice by the Company to the Administrative Agent to such effect and (B) repayment in full of all outstanding Loans and all other obligations pursuant to any Loan Document of such Foreign Subsidiary Borrower.
(iii)
Notwithstanding the foregoing, no Lender shall have an obligation to make any credit extensions to any Foreign Subsidiary Borrower or in any Agreed Foreign Currency if such Lender determines in such Lender’s sole discretion that such Lender is prohibited from making credit extensions to such Foreign Subsidiary Borrower or in such Agreed Foreign Currency pursuant to Lender’s policy or applicable law.

8.2.3 In addition to above amendments, Schedule 1.1(a) may be amended by the Administrative Agent to alter the Commitments in accordance with Section 2.19 or 8.2.1, and shall be deemed automatically amended each time the Administrative Agent sends a revised Schedule 1.1(a) to the Lenders and the Company pursuant to this Agreement.

8.2.4 Notwithstanding anything herein to the contrary, (a) any Defaulting Lender shall not be entitled to vote (whether to consent or to withhold its consent) with respect to any amendment, modification, termination or waiver and, for purposes of determining the Required Lenders, the Required Revolving Lenders and the Required Term Lenders, the applicable Commitments and the applicable Credit Exposure of such Defaulting Lender shall be disregarded, provided that any waiver, amendment or modification requiring the consent of all Lenders or each Lender affected thereby which affects such

Defaulting Lender shall require the consent of such Defaulting Lender, and (b) the Administrative Agent shall have the ability, but not the obligation, to replace any such Defaulting Lender with another lender or lenders.

8.2.5 The Lenders hereby irrevocably authorize the Administrative Agent to release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral or release any Guarantor (a) upon the termination of the Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than Unliquidated Obligations), and the cash collateralization of all Unliquidated Obligations in a manner satisfactory to the Administrative Agent, (b) constituting property being sold or disposed of in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any representation by the Company that such sale or other disposition is in compliance with the terms of this Agreement, without further inquiry) or otherwise in connection therewith, (c) constituting property leased to any Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement, or (d) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders hereunder. Any such release shall not in any manner discharge, affect, or impair the Secured Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral and the Administrative Agent shall not be required to execute any such release on terms which, in the Administrative Agent’s reasonable opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty.

8.2.6 Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Company (x) to add one or more credit facilities (in addition to the Incremental Term Loans pursuant to an Incremental Term Loan Amendment) to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans, Incremental Term Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders.

8.2.7 Notwithstanding anything herein to the contrary, as to any amendment or amendment and restatement otherwise approved in accordance with this Section, it shall not be necessary to obtain the consent or approval of any Lender that, upon giving effect to such amendment or amendment and restatement, would have no Commitment or outstanding Loans so long as such Lender receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, amendment and restatement or other modification becomes effective.

8.2.8 ~~8.2.6~~ Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent may, with the consent of the Company only, amend, modify or supplement this Agreement or any of the other Loan Documents as may be reasonably necessary or advisable to cure any error, ambiguity, omission, defect or inconsistency in order to more accurately reflect the intent of the parties, provided that (x) prior written notice of such proposed cure shall be given to the Lenders and (y) the Required Lenders do not object to such cure in writing to the Administrative Agent within five (5) Business Days of such notice.

Section 8.3. Preservation of Rights. No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrowers to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations and all other Guaranteed Obligations have been paid in full, all Commitments have been terminated and the termination, expiration, or cancellation and return of all outstanding Facility Letters of Credit (or alternatively, with respect to each such Facility Letter of Credit, the furnishing to the Administrative Agent of a cash deposit, or at the discretion of the Administrative Agent a back-up standby letter of credit satisfactory to the Administrative Agent, in an amount equal to 105% of the thereof) (other than contingent obligations for which no claim has been made).

Section 8.4. Application of Funds. After the exercise of remedies provided for in Section 8.1 (or after the Obligations under this Agreement and the other Loan Documents have automatically become immediately due and payable as set forth in the first sentence of Section 8.1(a)) any amounts received by the Administrative Agent on account of the Obligations shall be applied by the Administrative Agent in the following order:

(a)
first, to payment of fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
(b)
second, to payment of fees, indemnities and other reimbursable expenses (other than principal, interest, letter of credit fees, commitment fees and facility fees) payable to the Lenders and the Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the Issuers as required by Section 10.7 and amounts payable under Article III);
(c)
third, to payment of accrued and unpaid commitment fees, facility fees, letter of credit fees and interest on the Loans and Reimbursement Obligations, ratably among the Lenders and the Issuers in proportion to the respective amounts described in this Section 8.4 payable to them;
(d)
fourth, to payment of all other Obligations, Rate Hedging Obligations and Banking Services Obligations, ratably among the Lenders and other Secured Parties, as applicable; and
(e)
last, the balance, if any, to the Borrower or as otherwise required by law;

provided, however, that, notwithstanding anything to the contrary set forth above, Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section 8.4.

ARTICLE IX

GUARANTEE

Section 9.1. Guarantee. (a) The Company hereby unconditionally and irrevocably guarantees to the Administrative Agent and the Lenders and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance by its Subsidiaries when due (whether at the stated maturity, by acceleration or otherwise) of the Guaranteed Obligations owing by such Subsidiaries.

(b)
The Company further agrees to pay any and all reasonable and documented out-of-pocket expenses (including, without limitation, all reasonable fees and disbursements of outside counsel) which are paid or incurred by the Administrative Agent, or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Guaranteed Obligations and/or enforcing any rights with respect to, or collecting against, the Company under this Section. This Section shall remain in full force and effect until the Guaranteed Obligations are paid in full (other than contingent obligations for which no claim has been made) and the Commitments are terminated, notwithstanding that from time to time prior thereto the Borrowers may be free from any Guaranteed Obligations.
(c)
No payment or payments made by any Borrower or any other Person or received or collected by the Administrative Agent or any Lender from any Borrower or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Company hereunder which shall, notwithstanding any such payment or payments, remain liable hereunder for the Guaranteed Obligations until the Guaranteed Obligations are paid in full (other than contingent obligations for which no claim has been made) and the Commitments are terminated.
(d)
The Company agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability under this Section, it will notify the Administrative Agent and such Lender in writing that such payment is made under this Section for such purpose.

Section 9.2. No Subrogation. Notwithstanding any payment or payments made by the Company hereunder, or any set-off or application of funds of the Company by the Administrative Agent or any Lender, the Company shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrowers or against any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Guaranteed Obligations, nor shall the Company seek or be entitled to seek any contribution or reimbursement from the Borrowers in respect of payments made by the Company hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrowers on account of the Guaranteed Obligations are paid in full (other than contingent obligations for which no claim has been made) and the Commitments are terminated. If any amount shall be paid to the Company on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by the Company in trust for the Administrative Agent and the Lenders, segregated from other funds of the Company, and shall, forthwith upon receipt by the Company, be turned over to the Administrative Agent in the exact form received by the Company (duly endorsed by the Company to the Administrative Agent, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as Administrative Agent may determine. The provisions of this paragraph shall survive the termination of this Agreement and the payment in full (other than contingent obligations for which no claim has been made) of the Guaranteed Obligations and the termination of the Commitments.

Section 9.3. Amendments, etc. with respect to the Guaranteed Obligations; Waiver of Rights. The Company shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Company, and without notice to or further assent by the Company, any demand for payment of any of the Guaranteed Obligations made by the Administrative Agent or the Required Lenders may be rescinded by the Administrative Agent or the Required Lenders, and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or the Required Lenders, and any Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with the provisions thereof as the Administrative Agent (or the Required Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released. None of the Administrative Agent or any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Guaranteed Obligations or for this Agreement or any property subject thereto. When making any demand hereunder against the Company, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on any other Borrower or any other guarantor, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from any other Borrower or any such other guarantor or any release of the Borrowers or such other guarantor shall not relieve the Company of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any Lender against the Company. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

Section 9.4. Guarantee Absolute and Unconditional. The Company waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Agreement or acceptance of this Agreement; the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Agreement; and all dealings among the Borrowers, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Agreement. The Company waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Subsidiaries and the Company with respect to the Guaranteed Obligations. This Article IX shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of this Agreement, any other Loan Document, any of the Guaranteed Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance by any Borrower) which may at any time be available to or be asserted by any Borrower against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowers for the Guaranteed Obligations, or of the Company under this Section 9.4, in bankruptcy or in any other instance (other than a defense of payment or performance by the Borrowers). When pursuing its rights and remedies hereunder against the Company, the Administrative Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against any Borrower or any other Person or against any collateral security or guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrowers or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrowers or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the

Company of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against the Company. This Article IX shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Company and its successors and assigns, and shall inure to the benefit of the Administrative Agent and the Lenders, and their respective successors, indorsees, transferees and assigns, until all the Guaranteed Obligations and the obligations of the Company under this Agreement shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of this Agreement the Borrowers may be free from any Guaranteed Obligations.

Section 9.5. Reinstatement. This Article IX shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or Trustee or similar officer for, any Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

Section 9.6. Payments. The Company hereby agrees that all payments required to be made by it hereunder will be made to the Administrative Agent without set-off or counterclaim in accordance with the terms of the Guaranteed Obligations, including, without limitation, in the currency in which payment is due.

Section 9.7. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this guarantee in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 9.7 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 9.7 or otherwise under this guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 9.7 shall remain in full force and effect until the termination of all Swap Obligations. Each Qualified ECP Guarantor intends that this Section 9.7 constitute, and this Section 9.7 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE X

GENERAL PROVISIONS

Section 10.1. Survival of Representations. All representations and warranties of the Borrowers, Lenders, and Issuers contained in this Agreement shall survive delivery of the Loan Documents and the making of the Loans herein contemplated.

Section 10.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to a Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

Section 10.3. Taxes. Any taxes (excluding income taxes and franchise taxes (imposed in lieu of income taxes), imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document)) or other similar assessments or charges made by any governmental or revenue authority in respect of the Loan Documents shall be paid by the Company, together with interest and penalties, if any.

Section 10.4. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

Section 10.5. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrowers, the Administrative Agent and the Lenders and supersede all prior agreements and understandings among the Borrowers, the Administrative Agent and the Lenders relating to the subject matter thereof other than any fee letters among any Borrowers and either of the Administrative Agent or any Arranger and any other agreements of any of the Borrowers with the Administrative Agent which survive the execution of the Loan Documents.

Section 10.6. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

Section 10.7. Expenses; Indemnification. (a) The Borrowers shall reimburse the Administrative Agent and the Arrangers for any reasonable and documented out-of-pocket expenses (including reasonable outside attorneys’ fees and time charges of attorneys for the Administrative Agent) paid or incurred by the Administrative Agent or the Arrangers in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration (including, without limitation, preparation of the reports described below) of the Loan Documents. The Borrowers also agree to reimburse the Administrative Agent, the Arrangers, the Issuers and the Lenders for any reasonable and documented out-of-pocket expenses (including reasonable and documented outside attorneys’ fees and time charges of attorneys for the Administrative Agent, the Arrangers, the Issuers and the Lenders) paid or incurred by the Administrative Agent, the Arrangers, the Issuers and the Lenders in connection with the collection and enforcement of the Loan Documents. The Borrowers acknowledge and agree that from time to time the Administrative Agent may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the “Reports”) pertaining to any Borrower’s and Guarantors’ assets for internal use by the Administrative Agent from information furnished to it by or on behalf of the Borrowers, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement; provided that, if any Lender requests copies of any future similar Reports which the Administrative Agent has prepared, then the Administrative Agent will provide such reports to such Lender provided that such Lender has executed an indemnity agreement acceptable to the Administrative Agent. The Borrowers further acknowledge and agree that the Administrative Agent or any of its agents or representatives may conduct comprehensive field audits of its books, records, properties and assets and of the books, records properties and assets of each Subsidiary of the Company, including without limitation all Collateral subject to the Collateral Documents, at the Borrowers’ expense, provided that other than during the existence of a Default no more than one such comprehensive field audits shall be conducted in any fiscal year.

(b) The Borrowers hereby further agree to indemnify the Administrative Agent, each Arranger, each Syndication Agent, each Documentation Agent, each Issuer and each Lender, and their respective directors, officers, employees, advisors and agents (each, an “Indemnified Party”) against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Administrative Agent, any Arranger or any Lender is a party thereto) which any of them may pay or incur at any time arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan or Facility Letters of Credit hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from (i) the gross negligence or bad faith or willful misconduct of the party seeking indemnification, (ii) a material breach of the obligations of such person under this Agreement or (iii) an act or any proceeding that does not involve omission by the Company and that is brought against an Indemnified Party by another Indemnified Party (other than in any Indemnified Party’s capacity as an Administrative Agent, Syndication Agent, Documentation Agent, Arranger or Bookrunner (sole or joint), or any other similar role with respect to the transactions contemplated by this Agreement). The obligations of the Borrowers under this Section 10.7 shall survive the termination of this Agreement. This Section 10.7(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c) To the extent permitted by applicable law (i) the Company and any other Loan Party shall not assert, and the Company and each other Loan Party hereby waives, any claim against the Administrative Agent, each Arranger, each Syndication Agent, each Documentation Agent, each Issuer and each Lender, and their respective directors, officers, employees, advisors and agents (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet, any Approved Electronic Platform and any Approved Borrower Portal), other than Liabilities resulting from the gross negligence, bad faith or willful misconduct of such Lender-Related Person as determined in a final and non-appealable judgment by a court of competent jurisdiction, and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this Section 10.7(c) shall relieve the Company or any other Loan Party of any obligation it may have to indemnify an Indemnified Party, as provided in Section 10.7(b), against any special, indirect, consequential or punitive damages asserted against such Indemnified Party by a third party.

Section 10.8. Numbers of Documents. If reasonably requested by the Administrative Agent, all statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

Section 10.9. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

Section 10.10. Nonliability of Lenders. The relationship between the Borrowers and the Lenders and the Administrative Agent shall be solely that of borrower and lender. Neither the Administrative Agent nor any Lender shall have any fiduciary responsibilities to any Borrower. Neither the Administrative Agent nor any Lender undertakes any responsibility to any Borrower to review or inform any Borrower of any matter in connection with any phase of such Borrower’s business or operations. Each Borrower agrees that neither the Administrative Agent nor any Lender shall have liability to any Borrower (whether sounding in tort, contract or otherwise) for losses suffered by any Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined by a court of competent jurisdiction in a final and non-appealable order that such losses resulted from the gross negligence or willful misconduct of, or violation of applicable laws or any of the Loan Documents by, the party from which recovery is sought. Neither the Administrative Agent nor any Lender shall have any liability with respect to, and each Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrowers in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

Section 10.11. Confidentiality. Each of the Administrative Agent, Issuer and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap ~~or~~, derivative or insurance transaction relating to a Borrower and its obligations, it being understood that the DQ List may be disclosed to any such actual or prospective assignee, Participant or counterparty (or its advisors) in reliance on this clause (f), (g) with the consent of the Borrowers or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuer or any Lender on a non-confidential basis from a source other than the Borrowers. For the purposes of this Section, “Information” means all information received from a Borrower relating to such Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuer or any Lender on a non-confidential basis prior to disclosure by such Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers that serve the lending industry; provided that, in the case of information received from such Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

For the avoidance of doubt, nothing in this Section 10.11 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 10.11 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.

Section 10.12. Material Non-Public Information.

(a)
EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 10.11 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
(b)
ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWERS OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE COMPANY, ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE COMPANY AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

Section 10.13. Authorization to Distribute Certain Materials to Public-Siders.

(a)
If the Company does not file this Agreement with the SEC, then the Company hereby authorizes the Administrative Agent to distribute the execution version of this Agreement and the Loan Documents to all Lenders, including their Public-Siders. The Company acknowledges its understanding that Public-Siders and their firms may be trading in any of the Loan Parties’ respective securities while in possession of the Loan Documents.
(b)
The Company represents and warrants that none of the information in the Loan Documents constitutes or contains material non-public information within the meaning of the federal and state securities laws. To the extent that any of the executed Loan Documents constitutes at any time a material non-public information within the meaning of the federal and state securities laws after the date hereof, the Company agrees that it will promptly make such information publicly available by press release or public filing with the SEC.

Section 10.14. Nonreliance. Each Lender hereby represents that it is not relying on or looking to any Margin Stock for the repayment of the Loans provided for herein.

Section 10.15. USA PATRIOT ACT NOTIFICATION. Each Lender that is subject to the requirements of the USA Patriot Act (the “Patriot Act”) hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the Patriot Act.

Section 10.16. Canadian AML Legislation. Each Borrower acknowledges that, pursuant to the Canadian AML Legislation, the Administrative Agent and Lenders may be required to obtain, verify and record information regarding each Borrower, its respective directors, authorized signing officers, direct or indirect shareholders or other Persons in control of such Borrower, and the transactions contemplated hereby. The Borrowers shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or Administrative Agent, or any prospective assign or participant of a Lender or Administrative Agent, necessary in order to comply with any applicable Canadian AML Legislation, whether now or hereafter in existence.

Section 10.17. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)
the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)
the effects of any Bail-In Action on any such liability, including, if applicable:
(i)
a reduction in full or in part or cancellation of any such liability;
(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)
the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 10.18. Acknowledgement Regarding Any Supported QFCs.

(a)
To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Financial Contracts or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(b)
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 10.19. Borrower Communications.

(a)
The Administrative Agent, the Lenders and the Issuers agree that the Borrowers may, but shall not be obligated to, make any Borrower Communications to the Administrative Agent through an electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Borrower Portal”).
(b)
Although the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Amendment No. 2 Effective Date, a user ID/password authorization system), each of the Lenders, each of the Issuers and each Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of the Borrowers that are added to the Approved Borrower Portal, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuers and each of the Borrowers hereby approves distribution of Borrower Communications through the Approved Borrower Portal and understands and assumes the risks of such distribution.
(c)
THE APPROVED BORROWER PORTAL IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER COMMUNICATION, OR THE ADEQUACY OF THE APPROVED BORROWER PORTAL AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED BORROWER PORTAL AND THE BORROWER COMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE BORROWER COMMUNICATIONS OR THE APPROVED BORROWER PORTAL. IN NO EVENT SHALL ANY OF THE APPLICABLE PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S TRANSMISSION OF BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL.

“Borrower Communications” means, collectively, any Borrowing Notice, Conversion/Continuation Notice, notice of prepayment, notice requesting the issuance, amendment or extension of a Letter of Credit or other notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Borrower to the Administrative Agent through an Approved Borrower Portal.

(d)
Each of the Lenders, each of the Issuers and each of the Borrowers agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Borrower Communications on the Approved Borrower Portal in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(e)
Nothing herein shall prejudice the right of any Borrower to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

ARTICLE XI

THE ADMINISTRATIVE AGENT

Section 11.1. Appointment. Each of the Lenders, on behalf of itself and any of its Affiliates, and the Issuer hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Further, each of the Lenders and the Issuers, on behalf of itself and any of its Affiliates that are Secured Parties, hereby irrevocably empower and authorize JPMorgan Chase Bank, National Association (in its capacity as Administrative Agent) to execute and deliver the Collateral Documents and all related documents or instruments as shall be necessary or appropriate to effect the purposes of the Collateral Documents. In addition, to the extent required under the laws of any jurisdiction other than within the United States, each Lender and each Issuer hereby grants to the Administrative Agent any required powers of attorney to execute and enforce any Collateral Document governed by the laws of such jurisdiction on such Lender’s or such Issuer’s behalf. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders (including the Issuer), and the Loan Parties shall not have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” as used herein or in any other Loan Documents (or any similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The acknowledgments and agreements of any Lender in this Article XI shall be deemed to be made by such Lender on behalf of itself and its Affiliates. For purposes of such acknowledgements and agreements, the term “Lender” shall include the Issuer.

Section 11.2. Rights as a Lender. The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or any Affiliate thereof as if it were not the Administrative Agent hereunder.

Section 11.3. Duties and Obligations.

11.3.1
The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 8.2), and, (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any Subsidiary that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 8.2) or in the absence of its own gross negligence or willful misconduct as determined by a final nonappealable judgment of a court of competent jurisdiction. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Company or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness, value, sufficiency or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page), (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
11.3.2
In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuers (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. The motivations of the Administrative Agent, each Syndication Agent and each Documentation Agent are commercial in nature and not to invest in the general performance or operations of the Borrowers. Without limiting the generality of the foregoing:

(i) the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, any Issuer or any other Secured Party other than as expressly set forth herein and in the other Loan Documents, regardless of whether an Unmatured Default or a Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and/or the transactions contemplated hereby;

(ii) where the Administrative Agent is required or deemed to act as a trustee in respect of any Collateral over which a security interest has been created pursuant to a Loan Document expressed to be governed by the laws of any jurisdiction other than the United States of America, or is required or deemed to hold any Collateral “on trust” pursuant to the foregoing, the obligations and liabilities of the Administrative Agent to the Secured Parties in its capacity as trustee shall be excluded to the fullest extent permitted by applicable law; and

(iii) nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account.

11.3.3
None of any Arranger, any Syndication Agent or any Documentation Agent (solely in their capacities as such and not, for example, in their capacities as the Administrative Agent or a Lender) shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.
11.3.4
In case of the pendency of any proceeding with respect to any Loan Party under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any reimbursement obligation in respect of any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Loan Party) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuers and the Administrative Agent (including any claim under Sections 2.5, 2.8, 2.15.6, 3.2, 3.4 and 10.7) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuer and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuers or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 10.7). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or any Issuer or to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuer in any such proceeding.

11.3.5
The provisions of this Article XI are solely for the benefit of the Administrative Agent, the Lenders and the Issuers, and, except solely to the extent of the Company’s rights to consent pursuant to and subject to the conditions set forth in this Article XI, none of the Company or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations provided under the Loan Documents, to have agreed to the provisions of this Article XI.

Section 11.4. Reliance. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 11.5. Actions through Sub-Agents. The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent. Without limiting the foregoing, the Administrative Agent designates JPMCB Canada to perform its duties and exercise its rights and powers with respect to Loans and Advances made to any Canadian Borrower and as a party to this Agreement, and as an Issuer with respect to Letters of Credit issued for the account of any Canadian Borrower, and the Administrative Agent designates London Administrative Office to perform its duties and exercise its rights and powers with respect to Loans and Advances made to any Foreign Subsidiary Borrower (other than ~~the~~any Canadian Borrower), and as an Issuer with respect to Letters of Credit issued for the account of any Foreign Subsidiary Borrower (other than ~~the~~any Canadian Borrower). The Administrative Agent may from time to time change any such designations and add any Affiliates of the Administrative Agent as parties hereto for purposes of performing the duties and exercise the rights and powers of the Administrative Agent hereunder with respect to Loans and Advances denominated in Agreed Foreign Currencies.

Section 11.6. Resignation. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuer and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuer, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by its successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor, unless otherwise agreed by the Borrowers and such successor. Notwithstanding the foregoing, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuers and the Borrowers, whereupon, on the date of effectiveness of such resignation stated in such notice, (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Collateral Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that the retiring Administrative Agent shall have no duly or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest), and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, provided that (i) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall also directly be given or made to each Lender and each Issuer. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article, Section 3.4(d), Section 3.4(e) and Section 10.7, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (a) above.

Section 11.7. Non-Reliance.

(a)
Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender, in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger, ~~the~~any Syndication Agent, any ~~Co-Documentation~~Documentation Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder, and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, ~~the~~any Syndication Agent, any ~~Co-Documentation~~Documentation Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the U.S. securities laws concerning the Borrowers and their Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
(b)
Each Lender hereby agrees that (a) it has requested a copy of each Report prepared by or on behalf of the Administrative Agent; (b) the Administrative Agent (i) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (ii) shall not be liable for any information contained in any Report; (c) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that the Administrative Agent undertakes no obligation to update, correct or supplement the Reports; (d) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party or any other Person except as otherwise permitted pursuant to this Agreement; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, (A) it will hold the Administrative Agent and any such other Person preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any extension of credit that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Loan or Loans; and (B) it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorneys’ fees) incurred by the Administrative Agent or any such other Person as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.
(c)
~~(c)~~ (i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one (1) Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 11.7(c) shall be conclusive, absent manifest error.

(ii) Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one (1) Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the

Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii) The Borrowers and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers or any other Loan Party.

(iv)
~~(iv)~~ Each party’s obligations under this Section 11.7(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.
(d)
The Lenders acknowledge that there may be a constant flow of information (including information which may be subject to confidentiality obligations in favor of the Loan Parties) between the Loan Parties and their Affiliates, on the one hand, and JPMorgan Chase Bank, National Association and its Affiliates, on the other hand. Without limiting the foregoing, the Loan Parties or their Affiliates may provide information, including updates to previously provided information to JPMorgan Chase Bank, National Association and/or its Affiliates acting in different capacities, including as Lender, lead bank, arranger or potential securities investor, independent of such entity’s role as administrative agent hereunder. The Lenders acknowledge that neither JPMorgan Chase Bank, National Association nor its Affiliates shall be under any obligation to provide any of the foregoing information to them. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide, and shall not be liable for the failure to provide, any Lender with any credit or other information concerning the Loans, the Lenders, the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates that is communicated to, obtained by, or in the possession of, the Administrative Agent or any of its Affiliates in any capacity, including any information obtained by the Administrative Agent in the course of communications among the Administrative Agent and any Loan Party, any Affiliate thereof or any other Person. Notwithstanding the foregoing, any such information may (but shall not be required to) be shared by the Administrative Agent with one or more Lenders, or any formal or informal committee or ad hoc group of such Lenders, including at the direction of a Loan Party.

Section 11.8. Not Partners or Co-Venturers; Administrative Agent as Representative of the Secured Parties. (a) The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender. The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement. In its capacity, the Administrative Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the UCC. Each Lender authorizes the Administrative Agent to enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Secured Party (other than the Administrative Agent) shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the Secured Parties upon the terms of the Collateral Documents. Additionally, except with respect to the exercise of setoff rights of any Lender, including the Issuer, in accordance with the Agreement, the proceeds of which are applied in accordance with this Agreement and the other Loan Documents, and subject to the agreements herein, each Lender agrees that it will not take any action, nor institute any actions or proceedings, against any Borrower or other Loan Party with respect to any Loan Document without the prior written consent of the Required Lenders or, as may be provided in this Agreement or the other Loan Documents, with the consent of the Administrative Agent. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Secured Parties. The Administrative Agent is further authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Lenders any intercreditor agreements necessary or appropriate to subordinate any Indebtedness to the Obligations and the other Guaranteed Obligations. The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) as described in Section 8.2.5; (ii) as permitted by, but only in accordance with, the terms of the applicable Loan Document; or (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant hereto. Upon any sale or transfer of assets constituting Collateral which is permitted pursuant to the terms of any Loan Document, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least five (5) Business Days’ prior written request by the Company to the Administrative Agent, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Administrative Agent for the benefit of the Lenders herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens upon (or obligations of the Company or any Subsidiary in respect of) all interests retained by the Company or any Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In furtherance of the foregoing and not in limitation thereof, no Banking Services or Rate Hedging Agreement will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any such Banking Services or Rate Hedging Agreement, as applicable, shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.

Section 11.9. Other Titles. None of the Lenders identified in this Agreement as a Syndication Agent, Documentation Agent, Joint Arranger or Joint Bookrunner shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to the relevant Lenders in their respective capacities as a Syndication Agent, Documentation Agent, Joint Arranger or Bookrunner (sole or joint), as applicable, as it makes with respect to the Administrative Agent in the preceding paragraph.

Section 11.10. Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Secured Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 8.2 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Secured Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of Secured Obligations credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Secured Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Secured Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Secured Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

Section 11.11. Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the holders of Secured Obligations, in assets which, in accordance with Article 9 of the UCC, the PPSA or any other applicable law can be perfected only by possession. Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

Section 11.12. Certain ERISA Matters.

(a)
Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)
such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,
(ii)
the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)
(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84 14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)
such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)
In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that none of the Administrative Agent, or any Arranger, any Syndication Agent, any ~~Co-Documentation~~Documentation Agent or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).
(c)
The Administrative Agent and each Arranger, Syndication Agent and ~~Co-Documentation~~Documentation Agent hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

Section 11.13. Posting of Communications.

(a)
Each Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuers by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic system chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).
(b)
Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, each of the Issuers and each Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuers and each Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c)
THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY ~~CO-DOCUMENTATION~~DOCUMENTATION AGENT, ANY SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuer by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.

(d)
Each Lender and each Issuer agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and Issuer agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuer’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.
(e)
Each of the Lenders, each of the Issuers and each Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(f)
Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuer to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document

ARTICLE XII

SETOFF; ADJUSTMENTS AMONG LENDERS

Section 12.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available but excluding any Excluded Deposit Accounts) and any other Indebtedness at any time held or owing by any Lender to or for the credit or account of any Borrower may be offset and applied toward the payment of the Obligations owing to such Lender by such Borrower.

Section 12.2. Ratable Payments. If, except as expressly provided herein, any Lender, whether by setoff or otherwise, has payment made to it upon its Obligations owing from a Borrower (other than payments received pursuant to Section 3.2, 3.3, 3.4 or 10.7) in a greater proportion than that received by any other similarly situated Lender on its Obligations owing from such Borrower, such Lender agrees, promptly upon demand, to purchase a portion of the Advances to such Borrower held by the other similarly situated Lenders so that after such purchase each similarly situated Lender will hold its ratable proportion of Advances to such Borrower. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Aggregate Credit Exposure (in accordance with the formula set forth in the next sentence). In addition to the equalization accomplished by the first two sentences of this Section 12.2, if any Lender receives the proceeds of any Collateral upon and during the continuance of any Default, including without limitation in connection with any enforcement of remedies hereunder, in a greater proportion (based on the ratio of such Lender’s Aggregate Credit Exposure (as calculated in U.S. Dollars based on the Dollar Equivalent of such amount on the date of acceleration of the Obligations pursuant to Section 8.1) to the sum of the Aggregate Credit Exposure of all Lenders (as calculated in U.S. Dollars based on the Dollar Equivalent of such amount on the date of acceleration of the Obligations pursuant to Section 8.1)) than that received by any other Lender, such Lender and all other Lenders agree to purchase participation interests in other Lenders’ Aggregate Credit Exposure and/or take such other reasonable actions and make such other equitable adjustments among the Lenders as reasonably agreed to by the Lenders, to ensure that each Lender receives its proportionate share (based on its Dollar Equivalent share of the Aggregate Credit Exposure of all Lenders) of all such proceeds of Collateral. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

ARTICLE XIII

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

Section 13.1. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuer that issues any Facility Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuer that issues any Facility Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) (any such permitted assignee, provided that all consents required under clauses (A), (B) and (C) below have been obtained, an “Eligible Assignee”, and it is acknowledged and agreed that any Eligible Assignee as referenced in Section 2.19, 2.20, 2.21 or elsewhere in this Agreement means that all consents under clauses (A), (B) and (C) below have been obtained for such Eligible Assignee) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, participation in Facility Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Company, provided that, the Company shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; provided further that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if a Default has occurred and is continuing, any other assignee;

(B) the Administrative Agent; and

(C) the ~~Issuer~~Issuers; provided that no consent of an Issuer shall be required (x) an Event of Default occurs with respect to a Borrower under Sections 7.2, 7.6 or 7.7 and (y) such Issuer has no outstanding Letters of Credit at that time; provided further that no consent of the Issuer shall be required for an assignment of all or any portion of a Term Loan Commitment or Term Loan.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (in the case of Revolving Commitments and Revolving Loans) or $1,000,000 (in the case of Term Loan Commitments and Term Loans) unless each of the Company and the Administrative Agent otherwise consent, provided that no such consent of the Company shall be required if a Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one class of Commitments or Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500;

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws; and

For the purposes of this Section 13.1(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender, (c) a Borrower or any of its Affiliates, (d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof or (e) unless a Specified Default exists, a Disqualified Competitor; provided that, such company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.2, 3.3, 3.4 and 10.7). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.1 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuer and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuer and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an Eligible Assignee, or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to this Agreement, the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) Any Lender may, without the consent of the Company, the Administrative Agent, the Issuer or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrowers, the Administrative Agent, the Issuer and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (a)-(e) the first proviso to Section 8.2.1 that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.2, .3.3 and 3.4 (subject to the requirements and limitations therein, including the requirements under Sections 3.4(f) and (g) (it being understood that the documentation required under Section 3.4(f) shall be delivered to the participating Lender, and the information and documentation required under 3.4(g) will be delivered to the Borrowers and the Administrative Agent)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 3.2 or 3.4, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 3.5(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.1 as though it were a Lender, provided that such Participant agrees to be subject to Section 12.2 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Facility Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as the Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) (i) No assignment or participation shall be made to any Person that was a Disqualified Competitor as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign or grant a participation in all or a portion of its rights and obligations under this Agreement to such Person (unless the Company has consented to such assignment or participation in writing, in which case such Person will not be considered a Disqualified Competitor for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee or Participant that becomes a Disqualified Competitor after the applicable Trade Date (including as a result of the delivery of a written supplement to the list of “Disqualified Competitors” referred to in, the definition of “Disqualified Competitor”), (x) such assignee or Participant shall not retroactively be disqualified from becoming a Lender or Participant and (y) the execution by the Company of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Competitor. Any assignment or participation in violation of this clause (e)(i) shall not be void, but the other provisions of this clause (e) shall apply.

(ii) If any assignment or participation is made to any Disqualified Competitor without the Company’s prior written consent in violation of clause (i) above, or if any Person becomes a Disqualified Competitor after the applicable Trade Date, the Company may, at its sole expense and effort, upon notice to the applicable Disqualified Competitor and the Administrative Agent, require such Disqualified Competitor to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 13.1), all of its interest, rights and obligations under this Agreement to one or more Persons (other than an Ineligible Institution) at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Competitor paid to acquire such interests, rights and obligations in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

(iii) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Competitors to whom an assignment or participation is made in violation of clause (i) above (A) will not have the right to (x) receive information, reports or other materials provided to Lenders by the Company, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Competitor will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Competitors consented to such matter and (y) for purposes of voting on any plan of reorganization, each Disqualified Competitor party hereto hereby agrees (1) not to vote on such plan of reorganization, (2) if such Disqualified Competitor does vote on such plan of reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other applicable laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such plan of reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other applicable laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(iv) The Administrative Agent shall have the right, and the Company hereby expressly authorizes the Administrative Agent, to (A) post the DQ List on an Approved Electronic Platform, including that portion of such Approved Electronic Platform that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender or potential Lender requesting the same.

(v) The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Competitors. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any other Lender or Participant or prospective Lender or Participant is a Disqualified Competitor or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, by any other Person to any Disqualified Competitor. Each Lender that is an assignor under an Assignment and Assumption or selling a Participation shall be solely responsible for determining that the assignee under such Assignment and Assumption or applicable Participant satisfies the requirements relating to Disqualified Competitors and other Ineligible Institutions.

ARTICLE XIV

NOTICES

Section 14.1. Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or email as follows:

(i) if to a Borrower, to c/o Myers Industries, Inc., 1293 South Main Street, Akron, Ohio 44301, Attention of ~~Flavia Pachi (email fpachi@myersind.com~~Legal Department (email LawDept@myersind.com) with a copy to Vorys, Sater, Seymour and Pease LLP, 52 East Gay Street, Columbus, Ohio 43215, Attention of Nici Workman (email nnworkman@vorys.com);

(ii) if to the Administrative Agent from a Loan Party (other than in respect to the DQ List), to the address or addresses separately provided to the Company;

(iii) ~~(ii)~~ if to the Administrative Agent~~, (A) in~~ from the ~~case of Advances~~Lenders, to JPMorgan Chase Bank, ~~N.A.~~National Association, 131 ~~S~~South Dearborn Street, Floor 04, Chicago, Illinois ~~6063-5506~~, 60603-5506, Attention ~~of~~: Loan and Agency Servicing ~~(email jpm.agency.cri@jpmorgan.com), and (B) for all other notices, to JPMorgan Chase Bank, N.A., 10 South Dearborn Street, Floor 9, Chicago, Illinois 60603, Attention of Eric Bergeson (email eric.b.bergeson@jpmorgan.com), and (C) in the case of a notification with respect to the DQ List, to JPMDQ_Contact@jpmorgan.com;~~;

(iv) in the case of a notification with respect to the DQ List, to JPMDQ_Contact@jpmorgan.com;

(v) ~~(iii)~~ if to ~~a Lender~~an Issuer, to it at its address (or telecopier number) set forth in its Administrative Questionnaire.

All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail shall be deemed to have been given when received, (ii) sent by fax shall be deemed to have been given when sent, provided that if not given during normal business hours for the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day of the recipient, or (iii) delivered through Electronic Systems ~~or~~, Approved Electronic Platforms or the Approved Borrower Portal, as applicable, to the extent provided in paragraph (b) below shall be effective as provided in such paragraph.

(b) Notices and other communications to the Company, any Loan Party, the Administrative Agent, the Lenders and the Issuers hereunder may be delivered or furnished by using Electronic Systems ~~or~~, Approved Electronic Platforms or the Approved Borrower Portal, as applicable, ~~or~~in each case, pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. Each of the Administrative Agent and the Borrowers may, in its discretion, agree to accept notices and other communications to it hereunder by using Electronic Systems or Approved Electronic Platforms, as applicable, pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise proscribes, all such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or a communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day of the recipient.

(c) Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

ARTICLE XV

COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION

Section 15.1. Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Article IV, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 15.2. Electronic Execution. Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 14.1), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrowers and each Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrowers and the other Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against the Administrative Agent, any Arranger, any Issuer and any Lender, and any Related Party of any of the foregoing Persons for Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of each Borrower and/or each other Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

ARTICLE XVI

CHOICE OF LAW, CONSENT TO JURISDICTION, WAIVER OF JURY TRIAL, JUDGMENT CURRENCY

Section 16.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

Section 16.2. WAIVER OF JURY TRIAL. EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

Section 16.3. Submission To Jurisdiction; Waivers.

(a) Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent or any of its Related Parties relating to this Agreement, any other Loan Document, the Collateral or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York.

~~.~~ (~~a~~b) Each ~~Borrower~~of the parties hereto hereby irrevocably and unconditionally:

(i) submits for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court, and each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law, provided that nothing in this Agreement shall (x) affect any right that the Administrative Agent, any Issuer or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or its properties in the courts of any jurisdiction, (y) waive any statutory, regulatory, common law, or other rule, doctrine, legal restriction, provision or the like providing for the treatment of bank branches, bank agencies, or other bank offices as if they were separate juridical entities for certain purposes, including Uniform Commercial Code Sections 4-106, 4-A-105(1)(b), and 5-116(b), UCP 600 Article

3 and ISP98 Rule 2.02, and URDG 758 Article 3(a), or (z) affect which courts have or do not have personal jurisdiction over the issuing bank or beneficiary of any Facility Letter of Credit or any advising bank, nominated bank or assignee of proceeds thereunder or proper venue with respect to any litigation arising out of or relating to such Facility Letter of Credit with, or affecting the rights of, any Person not a party to this Agreement, whether or not such Facility Letter of Credit contains its own jurisdiction submission clause;

(ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company or such Foreign Subsidiary Borrower, as the case may be, at the address specified in Section 14.1, or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and

(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

(b) Each Foreign Subsidiary Borrower hereby irrevocably appoints the Company as its agent for service of process in any proceeding referred to in Section 16.3(a)(i) and agrees that service of process in any such proceeding may be made by mailing or delivering a copy thereof to it care of Company at its address for notices set forth in Section 14.1.

Section 16.4. Acknowledgments. Each Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) none of the Administrative Agent or any Lender has any fiduciary relationship with or duty to such Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and the Lenders, on the one hand, and the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrowers and the Lenders.

Section 16.5. Power of Attorney. Each Foreign Subsidiary Borrower hereby grants to the Company an irrevocable power of attorney to act as its attorney-in-fact with regard to matters relating to this Agreement and each other Loan Document, including, without limitation, execution and delivery of any amendments, supplements, waivers or other modifications hereto or thereto, receipt of any notices hereunder or thereunder and receipt of service of process in connection herewith or therewith. Each Foreign Subsidiary Borrower hereby explicitly acknowledges that the Administrative Agent and each Lender have executed and delivered this Agreement and each other Loan Document to which it is a party, and has performed its obligations under this Agreement and each other Loan Document to which it is a party, in reliance upon the irrevocable grant of such power of attorney pursuant to this subsection. The power of attorney granted by each Foreign Subsidiary Borrower hereunder is coupled with an interest.

Section 16.6. Judgment; Euro. (a) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, under applicable law that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency in the city in which it normally conducts its foreign exchange operation for the first currency on the Business Day preceding the day on which final judgment is given.

(a) The obligation of each Borrower in respect of any sum due from it to any Lender hereunder shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Applicable Agreed Currency”), be discharged only to the extent that on the Business Day following receipt by such Lender of any sum adjudged to be so due in the Judgment Currency such Lender may in accordance with normal banking procedures purchase the Applicable Agreed Currency with the Judgment Currency; if the amount of Applicable Agreed Currency so purchased is less than the sum originally due to such Lender in the Applicable Agreed Currency, such Borrower agrees notwithstanding any such judgment to indemnify such Lender against such loss, and if the amount of the Applicable Agreed Currency so purchased exceeds the sum originally due to any Lender, such Lender agrees to remit to such Borrower such excess.

(b) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Advance in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Advance, at the end of the then current Interest Period. Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro. Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

*******

[Exhibits and Schedules Intentionally Omitted]